Prospectus	Filed pursuant to Rule 424(b)(4)
Registration Statement No. 333-178307

CHANTICLEER HOLDINGS, INC.

2,444,450 Shares of Common Stock

This prospectus covers the sale of up to 2,444,450 shares of our common stock to be issued upon the exercise of warrants issued in our public offering as a component of the units sold by us in the offering.

Our secondary offering was declared effective on June 21, 2012. Holders of warrants issued as a component of the units sold by us in the offering may purchase one share of common stock for each warrant exercised. The warrants are exercisable at $5.00 per share at any time on or before June 21, 2017.

We have the common stock and warrants quoted on the NASDAQ Capital Market under the symbols:  HOTR, HOTRW, respectively.  The last sale prices of our common stock and warrants, as quoted on NASDAQ on May 20, 2013 were $2.47 and $0.35, respectively.

These are speculative securities. Investing in these securities involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. We have not yet been profitable and have a history of losses. See "Risk Factors" beginning on page 9 for factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or the information contained herein.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is June 4, 2013

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information in this prospectus is complete and accurate only as of the date of the front cover regardless of the time of delivery of this prospectus or of any sale of shares. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in our affairs since the date hereof.

Except where the context requires otherwise, in this prospectus, the “Company,” “Chanticleer,” “we,” “us,” and “our” refer to Chanticleer Holdings, Inc., a Delaware corporation, and, where appropriate, its subsidiaries.

This prospectus has been prepared based on information provided by us and by other sources that we believe are reliable. This prospectus summarizes certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents, if any, for a more complete understanding of what we discuss in this prospectus. In making a decision to invest in the common stock, you must rely on your own examination of us and the terms of the offering and securities offered in this prospectus, including the merits and risks involved.

You should not consider any information in this prospectus to be legal, business, tax or other advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in our common stock.

HOOTERS OF AMERICA, INC. (“HOA”) IS NOT DIRECTLY OR INDIRECTLY THE ISSUER OF THE SECURITIES OFFERED HEREBY AND ASSUMES NO RESPONSIBILITY WITH RESPECT TO THIS OFFERING AND/OR THE ADEQUACY OR ACCURACY OF THE INFORMATION DESCRIBED HEREIN, INCLUDING ANY STATEMENTS MADE WITH RESPECT TO IT. HOA DOES NOT ENDORSE OR MAKE ANY RECOMMENDATION WITH RESPECT TO THE INVESTMENT CONTEMPLATED BY THIS OFFERING.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in the prospectus.  It does not contain all of the information you consider before purchasing our units.  Therefore, you should read the prospectus in its entirety, including the risk factors and the other financial statements and related footnotes appearing elsewhere in this Prospectus.  Unless the context indicates otherwise, references to “we,” “us,” “our,” “Chanticleer” or the “company” generally refer to Chanticleer Holdings, Inc., a Delaware corporation, and its subsidiaries.

Our Business

Overview

We have changed our focus recently from managing investments to owning and operating Hooters franchises internationally.  Hooters restaurants are casual beach-themed establishments with sports on television, jukebox music, and the “nearly world famous” Hooters Girls.  The menu consists of spicy chicken wings, seafood, sandwiches and salads.  Each locations menu can vary with the tastes of the locality it is in.  Hooters began in 1983 with its first restaurant in Clearwater, Florida. From the original restaurant and licensee Mr. Robert Brooks, Hooters has become a global brand, with locations in 44 states domestically and over 430 Hooters restaurants worldwide. Besides restaurants, Hooters has also branched out to other areas, including licensing its name to a golf tour and the sale of packaged food in supermarkets.

We expect to either own 100% of the Hooters franchise or partner with a local franchisee in the countries we target.   We based this decision on what we believe to be the successful launch of our South African Hooters venture and believe we have aligned partners and operators in various international markets. We continue to operate our management and consulting services segment, however we are focused on expanding our Hooters operations, and expect to use substantially all the net proceeds from this offering, in the following areas: South Africa, Brazil, Hungary and Australia.

We also have our legacy investment management and consulting services businesses.

How Chanticleer Obtains Hooters Franchises and Territories

Chanticleer identifies a target international territory and our CEO, Mike Pruitt, who is also on the Board of Hooters of America, Inc. (“HOA” or “Hooters”), uses his contacts at HOA and also his own personal relationships to gather information on a possible partner/operator in specifically identified territories.  Concurrently we gather public information regarding the demographics and economics for that territory and analyze whether we believe the territory can support a successful Hooters restaurant or restaurants.

After we conclude that a territory meets our criteria for a successful Hooters franchise, we apply, along with our partner if there is one, for a franchise with HOA. The application includes our findings on the economics and demographics of the area as well as personal financial information of all the partners. HOA performs its own background checks, as well as third party market research and competitor data. After the application is accepted, a detailed business proposal is submitted by the franchisee, including a detailed analysis and history of the territory/country, a description of the first few proposed locations (including population, income levels and economic factors in the region). HOA performs its own due diligence on the application. If approved, the franchisee signs a franchise agreement for the territory, generally for a 20 year period and pays HOA an initial franchise fee of $75,000 for the first location and a $15,000 deposit on the other locations applied for. HOA is heavily involved in the site survey for each location. After the opening of a restaurant, the franchisee pays a monthly continuing royalty fee to HOA based on gross revenue. The franchise agreement also requires that a certain percentage of gross revenue must be spent on marketing/advertising.

1

Hooters granted us non-exclusive franchise rights for the Republic of South Africa in June 2009. Specifically related to our South African franchise, our ongoing obligations to HOA are as follows:

•	4% of gross revenue is paid to HOA monthly as a continuing royalty fee for the first 18 months a restaurant is open. After this initial period, the rate is calculated based on the last 12 months revenue on a sliding scale. Currently our Durban, Johannesburg (reset January 1, 2012), and CapeTown (reset December 1, 2012) locations have been open more than 18 months and the rates for the next 12 months from the reset date has been set at 4%, 5%, and 3%, respectively.

•	4% of gross revenue is to be spent on advertising and marketing.

•	Open seven locations by December 31, 2014.

If any of these obligations are not met, HOA has the right to terminate our franchise agreement.

HOA’s obligations to us related to our South African franchise are as follows:

•	Advise us on locating and opening a completed restaurant, including supplier lists, acceptable site criteria, and architectural plan (at HOA’s option).

•	Provide us with management training and pre-opening training for non-management employees.

•	Advise us on operation, advertising and promotion.

•	Provide us with the requirements for a standardized system for accounting, cost control, and inventory control.

If any of these obligations are not met we have the right to terminate our franchise agreement.

This franchise agreement has a 20 year term beginning June 2009 for our initial restaurant and 20 years after the opening of each subsequent location. We may renew after the 20-year period with written notice 6 to 18 months prior to termination date, the signing of the then current form of franchise agreement, and a $25,000 fee per restaurant.

Hooters Assistance and Training to Franchisee Prior To and After Opening

After acceptance as a franchisee, Hooters requires employees/staff of franchisees to attend a 5 day seminar called “Hooters University” at Hooters corporate headquarters in Atlanta, Georgia. Attendees are educated in all aspects of operating a Hooters restaurant, including Hooters’ mission statement, menu, human resources, accounting, and employee recruitment and training. Subsequently each of key management staff are required to work in a Hooters Corporate restaurant for 4 additional weeks. Prior to the initial restaurant of a franchisee opening, Hooters assists with a site survey of the restaurant and sends staff for several weeks to the restaurant to further assist and train employees.

After opening, Hooters assists with marketing, food distribution, and worldwide purchasing contracts.

South Africa

We currently have four Hooters locations in South Africa: Cape Town, Durban and Johannesburg (two locations), owned by four companies that we control.  In order to obtain investor funds to pay for the initial costs involved in commencing operations for each of the South Africa locations, we agreed to allocate a portion of the profits from each restaurant so that the investors in Cape Town, Durban, and the first Johannesburg location received 40% of the net profits after taxation (the “SA Profits”) until they have received a return of their investment and a pre-tax annual compounded return on that investment of 20% (the “SA Return”).  Once the investors have received the SA Return, the investors are thereafter entitled to receive 10% of the SA Profits. As of December 31, 2012 there are no profits and therefore nothing has been accrued.

2

We formed a management company to operate the current South African Hooters locations.  As of December 31, 2012, we own 90% of the management company, with one member of local management owning the remaining 10%.  The management company currently charges a management fee of 5% of net revenues to the Hooters locations in South Africa.

Other Countries

We are currently targeting the following countries for the opening of additional restaurants:

•	Brazil - we have acquired development rights for Hooters in three states of Brazil, including Rio de Janeiro. We have partnered with the current local franchisee who owns the Hooters franchise rights in the state of Sao Paolo and we own 60% of the entity holding the development rights, with our local partner owning the remaining 40%.

•	Hungary - we have acquired development rights for Hooters in Hungary, where we own 80% of the entity holding the franchise rights, with our local partner owning the remaining 20%. We opened our first restaurant in Budapest in August 2012, in the middle of Franz Liszt Square. The location is situated on the most popular summertime outdoor terrace destination in the heart of Budapest. We have contracted with our local partner, who we believe is an experienced franchise restaurateur, to manage the day-to-day operations of the locations, although we do not presently have any agreement in writing.

•	Australia - we have partnered with the current Hooters franchisee in a joint venture although we do not presently have any formal agreement in writing. The first Hooters restaurant under this joint venture opened in January 2012 in Campbelltown, a suburb of Sydney and HOA recently consented to the transfer of the operating rights for a second Hooters restaurant under the joint venture to be located in Townsville, Australia (for which we have also received preliminary site approval). We are in discussions to purchase from the same franchisee a partial interest in the first two existing Hooters locations in the Sydney area.

•	Western Europe – we have a non-binding letter of intent with a current franchisee to purchase 100% of an existing Hooters location.

Acquisition of Hooters Restaurants

Our trend toward focusing on Hooters arose when the Company and our partners completed the acquisition of HOA and Texas Wings, Inc. ("TW") in 2011.  Our then wholly owned subsidiary, Chanticleer Investors, LLC (“Investors LLC”) and its three partners, H.I.G. Capital, KarpReilly, LLC and Kelly Hall, president of Texas Wings Inc., the largest Hooters franchisee in the United States, combined to form HOA Holdings, LLC ("HOA LLC") which created an operating company with 161 company-owned locations across sixteen states, or nearly half of all domestic Hooters restaurants and over one-third of the locations worldwide. The Company now owns approximately 20% of Investors LLC, which represents approximately 3% ownership interest in HOA LLC.  We presently have not received any revenue from our interest in HOA LLC, and will receive revenue, if any, based on distributions from the entity.

The Company received a payment of $400,000 at closing for its services in facilitating the acquisition of HOA and TW.  In addition, for a minimum of four years, the Company will receive annual payments of $100,000 due in January each year while Mr. Pruitt serves on its board.

Management and consulting services

The Company provides management and consulting services for small companies which are generally seeking to become publicly traded.  The Company also provides management and investment services for Investors LLC and Investors II, which are affiliates of the Company. We will occasionally invest in other non-Hooters related opportunities when we believe this is in the best interests of the Company and its shareholders.

3

Corporate Information

Our principal executive offices are located at 11220 Elm Lane, Suite 203, Charlotte, NC  28277.   Our web site is www.chanticleerholdings.com.  Information included or referred to on, or accessible through our website is not incorporated in this prospectus and is not a part of this prospectus.

This Offering

We are registering 2,444,450 shares of our common stock issuable by us upon exercise of outstanding warrants. These warrants are exercisable at $5.00 per share at any time on or before June 21, 2017.

Common Stock Outstanding as of May 20, 2013		3,702,896 Shares

Use of Proceeds		For marketing, franchise development, and working capital

NASDAQ Symbols	Common Stock	HOTR
	Warrants	HOTRW

Summary Historical Financial Information

The following table summarizes our financial data. We have derived the following summary of our statements of operations data and balance sheet data for the years ended December 31, 2012 and 2011 from our audited financial statements and our unaudited interim financial statements for the three months ended March 31, 2013 appearing elsewhere in this prospectus.  The following summary of our financial data set forth below should be read together with our financial statements and the related notes to those statements, as well as the section titled “Management’s discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in this prospectus.

	Three Months Ended	Years Ended
	March 31,	December 31,
	2013	2012	2011

Statement of Operations Data:
Revenues	$1,667,122	$6,883,066	$1,476,649
Expenses	2,404,965	10,049,631	2,639,363
Net loss	$(737,843)	$(3,166,565)	$(1,162,714)

Balance Sheet Data:

Current Assets	$1,139,221	$2,030,375	$641,963
Working Capital (deficit)	(483,842)	257,523	(3,078,523)
Total assets	6,693,810	7,646,431	4,798,699
Total stockholders’ equity	4,805,347	5,528,553	485,768

4

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as "expects," "anticipates," "intends," "estimates," "plans," "believes," "seeks," "may," "should", "could" or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, including matters described in the section titled “Risk Factors.”

You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the specific risks described below and other information included in this prospectus. The risks described below are not the only risks involved in an investment in our securities. The risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the risks described below actually occur, our business, results of operations, and financial condition could suffer materially. In that event, the trading price and market value of our securities could decline, and you may lose all or part of your investment in our securities.

Risks Related to Our Company and Industry

We have not been profitable to date and expect our operating losses to continue for the foreseeable future; we may never be profitable.

We have incurred operating losses and generated negative cash flows since our inception and have financed our operations principally through equity investments and borrowings. At this time, our ability to generate sufficient revenues to fund operations is uncertain. For the fiscal years ended December 31, 2011, we had revenue of $1,476,649 and incurred a net loss of $1,162,714. For the fiscal year ended December 31, 2012, we had revenue of $6,883,066 and incurred a net loss of $3,166,565. For the three months ended March 31, 2013, we had revenue of $1,667,122 and incurred a net loss of $737,843. Our total accumulated deficit through March 31, 2013, was $9,996,540.

As a result of our brief operating history, revenue is difficult to predict with certainty. Current and projected expense levels are based largely on estimates of future revenue. We expect expenses to increase in the future as we expand our activities. We cannot assure you that we will be profitable in the future. Accordingly, the extent of our future losses and the time required to achieve profitability, if ever, is uncertain. Failure to achieve profitability could materially and adversely affect the value of our Company and our ability to effect additional financings. The success of the business depends on our ability to increase revenues to offset expenses. If our revenues fall short of projections, our business, financial condition and operating results will be materially adversely affected.

5

Our financial statements have been prepared assuming a going concern.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.  Our financial statements as of December 31, 2012, were prepared under the assumption that we will continue as a going concern for the next twelve (12) months.  Our independent registered public accounting firm has issued a report that includes an explanatory paragraph referring to our losses from operations and expressing substantial doubt in our ability to continue as a going concern without additional capital becoming available.  Our ability to continue as a going concern is dependent upon our ability to obtain additional financing, obtain further operating efficiencies, reduce expenditures and ultimately, create profitable operations.  Such financings may not be available or may not be available on reasonable terms. For the three months ended March 31, 2013, the Company continued to report a net loss and therefore there is still that doubt about our ability to continue as a going concern. Our financial statements do not include adjustments that result from the outcome of this uncertainty.

Our business strategy includes operating a new line of business that is distinct and separate from our primary existing operations, which could be subject to additional business and operating risks.

Consistent with our announced growth strategy, we are expanding the operation of our development of Hooters Restaurants, which are operations in a new and distinct line of business from our existing operations.  Development of a new business segment is a complex, may be costly and a time consuming process and may involve assets and operations in which we have limited operating experience.  Failure to timely and successfully develop this new line of business in conjunction with our existing operations may have a material adverse affect on our business, financial condition and results of operations.  The difficulties of integrating new business activities with existing operations include, among other things:  operating distinct business segments that require different operating strategies and different managerial expertise; necessity of coordinating organization systems and facilities in different locations; and integrating personnel with diverse backgrounds and organizational cultures.

There are risks inherent in expansion of operations, including our ability to acquire additional territories, generate profits from new restaurants, find suitable sites and develop and construct locations in a timely and cost-effective way.

We cannot project with certainty, nor do we make any representations regarding, the number of territories we will be able to acquire or the number of new restaurants we and our partners will open in accordance with our present plans and within the timeline or the budgets that we currently project. In addition, our franchise agreements with HOA provide that we must exercise our option to open additional restaurants within each of our territories by a certain date set forth in the development schedule and that each such restaurant must be open by the date specified in the schedule. If we fail to timely exercise any option or if we fail to open any additional restaurant by the required restaurant opening date, all of our rights to develop the rest of the option territory will expire automatically and without further notice.

Our failure to effectively develop locations in new territories would adversely affect our ability to execute our business plan by, among other things, reducing our revenues and profits and preventing us from realizing our strategy. Furthermore, we cannot assure you that our new restaurants will generate revenues or profit margins consistent with those currently operated by us.

The number of openings and the performance of new locations will depend on various factors, including:

•	the availability of suitable sites for new locations and our ability to secure HOA’s approval of a proposed site;

•	our ability to negotiate acceptable lease or purchase terms for new locations, obtain adequate financing, on favorable terms, required to construct, build-out and operate new locations and meet construction schedules, and hire and train and retain qualified restaurant managers and personnel;

6

•	managing construction and development costs of new restaurants at affordable levels;

•	the establishment of brand awareness in new markets; and

•	the ability of our Company to manage this anticipated expansion.

While the impact varies with the location and the qualifications of our partners, tight credit markets are generally making financing for construction and operation of restaurants more difficult to obtain on favorable terms.

Competition for suitable restaurant sites in target markets is intense. Not all of these factors are within our control or the control of our partners, and there can be no assurance that we will be able to accelerate our growth or that we will be able to manage the anticipated expansion of our operations effectively.

We may be subject to general risk factors affecting the restaurant industry, including current economic climate, costs of labor and food prices.

If we grow as anticipated, our Company may be affected by risks inherent in the restaurant industry, including:

•	adverse changes in national, regional or local economic or market conditions;

•	increased costs of labor;

•	increased costs of food products and/or supplies;

•	availability of, and ability to obtain, adequate supplies of ingredients that meet our quality standards;

•	increased energy costs;

•	management problems;

•	increases in the number and density of competitors;

•	changing consumer tastes, habits and spending priorities;

•	changing demographics;

•	changes in government regulation; and

•	local, regional or national health and safety matters.

We, as well as other companies in this industry, are susceptible to claims filed by customers alleging that we are responsible for an illness or injury they suffered at or after a visit to our restaurant.  Regardless of whether any claims against us are valid, or whether we are ultimately held liable, such litigation may be expensive to defend and may divert time and money away from our operations and hurt our performance.  A judgment for significant monetary damages in excess of any insurance coverage could adversely affect our financial condition or results of operations.  Any adverse publicity resulting from these allegations may also adversely affect our reputation, which in turn could adversely affect our results.

Employees may also file claims or lawsuits against us based on discrimination or wrongful termination or based upon their rights created by the state laws wherein we do business.  These claims or lawsuits could result in unfavorable publicity and could have a material adverse effect on our business.

7

There is intensive competition in our industry, and we will be competing with national, regional chains and independent restaurant operators.

The restaurant industry is intensely competitive. Moreover, the retail food industry in general is highly competitive and includes highly sophisticated national and regional chains. Our sector is highly competitive with respect to, among other things, taste, price, food quality and presentation, service, location and the ambiance and condition of each restaurant. While we strive to differentiate ourselves through the items we offer on our menu and the environment in which they are offered, we will, nonetheless, be required to compete with national and regional chains and with independent operators for market share, access to desirable locations and recruitment of personnel. No assurances can be given that we will have the financial resources, distribution ability, depth of key personnel or marketing expertise to compete successfully in these markets.

In addition, although our franchise agreements grant us certain rights to develop restaurants within the specified territories, HOA has reserved the right to develop, open and operate and to authorize others to develop, open and operate Hooters restaurants outside of our “protected territory.” Our “protected territory” is limited to a radius of 8 kilometers from any restaurant location we open. Therefore, HOA or one of its franchisees could effectively compete against us even in the territories in which we develop our restaurants, which could have a material adverse effect on our business and results of operations.

Our rights to operate and franchise Hooters-branded restaurants are dependent on the Hooters’ franchise agreements.

Our rights to operate and franchise Hooters-branded restaurants and therefore our ability to conduct our business derive principally from the rights granted or to be granted to us by Hooters in our franchise agreements.  As a result, our ability to continue operating in our current capacity is dependent on the continuation and renewal of our contractual relationship with Hooters.

In the event Hooters does not grant us franchises to acquire additional locations or terminates our existing franchise agreements, we would be unable to operate and/or expand our Hooters-branded restaurants, identify our business with Hooters nor use any of Hooters’ intellectual property. As the Hooters’ brand and our relationship with Hooters are among our competitive strengths, the failure to grant or the expiration or termination of the franchise agreements would materially and adversely affect our business, results of operations, financial condition and prospects.

Our business depends on our relationship with Hooters and changes in this relationship may adversely affect our business, results of operations and financial condition.

Pursuant to the franchise agreements, Hooters has the ability to exercise substantial influence over the conduct of our business.  We must comply with Hooters’ high quality standards, we cannot transfer the equity interests of our subsidiaries, without Hooters’ consent, and Hooters has the right to control many of the locations’ daily operations.

Notwithstanding the foregoing, Hooters has no obligation to fund our operations.  In addition, Hooters does not guarantee any of our financial obligations, including trade payables or outstanding indebtedness, and has no obligation to do so. If the terms of the franchise agreements excessively restrict our ability to operate our business or if we are unable to satisfy our obligations under the franchise agreements, our business, results of operations and financial condition would be materially and adversely affected.

We do not have full operational control over the businesses of our franchise partners.

We are and will be dependent on our partners to maintain Hooters’ quality, service and cleanliness standards, and their failure to do so could materially affect the Hooters brand and harm our future growth.  We do not presently have formal written agreements in place with any of our partners regarding these types of matters. Although we intend to exercise significant control over partners through written agreements in the future, our partners will continue to have some flexibility in the operations, including the ability to set prices for our products in their restaurants, hire employees and select certain service providers.  In addition, it is possible that some partners may not operate their restaurants in accordance with our quality, service and cleanliness, health or product standards.  Although we intend to take corrective measures if partners fail to maintain Hooters’ high quality, service and cleanliness standards, we may not be able to identify and rectify problems with sufficient speed and, as a result, our image and operating results may be negatively affected.

8

A failure by Hooters to protect its intellectual property rights, including its brand image, could harm our results of operations.

The profitability of our business depends in part on consumers’ perception of the strength of the Hooters brand. Under the terms of our franchise agreements, we are required to assist Hooters with protecting its intellectual property rights in our jurisdictions. Nevertheless, any failure by Hooters to protect its proprietary rights in the world could harm its brand image, which could affect our competitive position and our results of operations.

Our business has been adversely affected by declines in discretionary spending and may be affected by changes in consumer preferences.

Our success depends, in part, upon the popularity of our food products. Shifts in consumer preferences away from our restaurants or cuisine could harm our business. Also, our success depends to a significant extent on discretionary consumer spending, which is influenced by general economic conditions and the availability of discretionary income. Accordingly, we may experience declines in sales during economic downturns or during periods of uncertainty. A continuing decline in the amount of discretionary spending could have a material adverse effect on our sales, results of operations, business and financial condition.

Increases in costs, including food, labor and energy prices, will adversely affect our results of operations.

Our profitability is dependent on our ability to anticipate and react to changes in our operating costs, including food, labor, occupancy (including utilities and energy), insurance and supplies costs. Various factors beyond our control, including climatic changes and government regulations, may affect food costs. Specifically, our dependence on frequent, timely deliveries of fresh meat and produce subject us to the risks of possible shortages or interruptions in supply caused by adverse weather or other conditions which could adversely affect the availability and cost of any such items. In the past, we have been able to recover some of our higher operating costs through increased menu prices. There have been, and there may be in the future, delays in implementing such menu price increases, and competitive pressures may limit our ability to recover such cost increases in their entirety. The recent volatility in certain commodity markets, such as those for energy, grains and dairy products, which have experienced significant increases in prices, may have an adverse effect on us in fiscal 2013 and beyond and may cause franchisees in our industry to delay construction of new restaurants and/or cause potential new franchisees to reconsider entering into franchise agreements. The extent of the impact may depend on our ability to increase our menu prices and the timing thereof.

Our business and the growth of our Company are dependent on the skills and expertise of management and key personnel.

During the upcoming stages of our Company’s anticipated growth, we will be entirely dependent upon the management skills and expertise of our management and key personnel, including Michael Pruitt, our current Chairman and Chief Executive Officer. Mr. Pruitt also sits on HOA’s board of directors.  We do not have employment agreements with any of our officers. The loss of services of Mr. Pruitt or other executive officers would dramatically affect our business prospects. Certain of our employees are particularly valuable to us because:

•	they have specialized knowledge about our company and operations;
•	they have specialized skills that are important to our operations; or
•	they would be particularly difficult to replace.

We would be materially adversely affected in the event that the services of Mr. Pruitt or any key management personnel ceased to be available to us.

9

Our food service business and the restaurant industry are subject to extensive government regulation.

We are subject to extensive and varied country, federal, state and local government regulation, including regulations relating to public health and safety and zoning codes. We operate each of our locations in accordance with standards and procedures designed to comply with applicable codes and regulations. However, if we could not obtain or retain food or other licenses, it would adversely affect our operations. Although we have not experienced, and do not anticipate, any significant difficulties, delays or failures in obtaining required licenses, permits or approvals, any such problem could delay or prevent the opening of, or adversely impact the viability of, a particular restaurant or group of restaurant.

We may be subject to significant foreign currency exchange controls in certain countries in which we operate.

Certain foreign economies have experienced shortages in foreign currency reserves and their respective governments have adopted restrictions on the ability to transfer funds out of the country and convert local currencies into U.S. dollars. This may increase our costs and limit our ability to convert local currency into U.S. dollars and transfer funds out of certain countries. Any shortages or restrictions may impede our ability to convert these currencies into U.S. dollars and to transfer funds, including for the payment of dividends or interest or principal on our outstanding debt. In the event that any of our subsidiaries are unable to transfer funds to us due to currency restrictions, we are responsible for any resulting shortfall.

Our foreign operations subject us to risks that could negatively affect our business.

We expect all of our restaurants will be operated in foreign countries and territories outside of the U.S., and we intend to continue expansion of our international operations.  As a result, our business is increasingly exposed to risks inherent in foreign operations.  These risks, which can vary substantially by market, include political instability, corruption, social and ethnic unrest, changes in economic conditions (including wage and commodity inflation, consumer spending and unemployment levels), the regulatory environment, tax rates and laws and consumer preferences as well as changes in the laws and policies that govern foreign investment in countries where our restaurants are operated. For example, it was recently discovered that our South African CFO had falsified audit documents and misappropriated funds. Although we have implemented various controls to prevent such misconduct from occurring in the future, this remains an inherent risk in doing business in a foreign country.

In addition, our results of operations and the value of our foreign assets are affected by fluctuations in foreign currency exchange rates, which may adversely affect reported earnings.  More specifically, an increase in the value of the United States Dollar relative to other currencies, such as the Australian Dollar, the Brazilian Real, the British Pound, the Euro, the Hungarian Forint, and the South African Rand could have an adverse effect on our reported earnings.  There can be no assurance as to the future effect of any such changes on our results of operations, financial condition or cash flows.

We may not attain our target development goals and aggressive development could cannibalize existing sales.

Our growth strategy depends in large part on our ability to increase our net restaurant count in markets outside the United States.  The successful development of new units will depend in large part on our ability and the ability of our franchisees/partners to open new restaurants and to operate these restaurants on a profitable basis.  We cannot guarantee that we, or our franchisees/partners, will be able to achieve our expansion goals or that new restaurants will be operated profitably.  Further, there is no assurance that any new restaurant will produce operating results similar to those of our existing restaurants.  Other risks which could impact our ability to increase our net restaurant count include prevailing economic conditions and our, or our franchisees’/partners’, ability to obtain suitable restaurant locations, obtain required permits and approvals in a timely manner and hire and train qualified personnel.

Our franchisees/partners also frequently depend upon financing from banks and other financial institutions in order to construct and open new restaurants.  If it becomes more difficult or expensive for our franchisees/partners to obtain financing to develop new restaurants, our planned growth could slow and our future revenue and cash flows could be adversely impacted.

In addition, the new restaurants could impact the sales of our existing restaurants nearby.  It is not our intention to open new restaurants that materially cannibalize the sales of our existing restaurants.  However, as with most growing retail and restaurant operations, there can be no assurance that sales cannibalization will not occur or become more significant in the future as we increase our presence in existing markets over time.

10

Current conditions in the global financial markets and the distressed economy may materially adversely affect our business, results of operations and ability to raise capital.

Our business and results of operations may be materially affected by conditions in the financial markets and the economy generally. The stress being experienced by global financial markets that began in late 2007 continued and substantially increased during 2008 and into 2009. The volatility and disruption in the financial markets have reached unprecedented levels. The availability and cost of credit has been materially affected. These factors, combined with volatile oil prices, depressed home prices and increasing foreclosures, falling equity market values, declining business and consumer confidence and the risks of increased inflation and unemployment, have precipitated an economic slowdown and severe recession. These events and the continuing market upheavals may have an adverse effect on us, our suppliers and our customers. The demand for our products could be adversely affected in an economic downturn and our revenues may decline under such circumstances.

Furthermore, the fixed-income markets are experiencing a period of both extreme volatility and limited market liquidity, which has affected a broad range of asset classes and sectors. Equity markets have also been experiencing heightened volatility. We may find it difficult, or we may not be able, to access the credit or equity markets, or we may experience higher funding costs as a result of the current adverse market conditions. Continued instability in these markets may limit our ability to access the capital we require to fund and grow our business.

The Sarbanes-Oxley Act of 2002 and new rules and regulations issued thereunder by the Securities and Exchange Commission may deter qualified individuals from accepting positions as directors or officers.

Our auditors for the fiscal year ended December 31, 2011 withdrew its audit opinion.

Creason & Associates, PLLC, the auditing firm retained by the Company to conduct the Company audit for the fiscal year ended December 31, 2011, withdrew its audit opinion as of and for said fiscal year. Creason & Associates’ decision to withdraw was based on Company management’s determination that its consolidated financial statements for said fiscal year could no longer be relied upon. This determination was made after the Company discovered that its South Africa operations were not audited as the Company was led to believe. Creason & Associates reissued its audit opinion for said fiscal year on December 4, 2012, which was included in the Company’s December 31, 2011 Amended Form 10-K. This audit opinion withdrawal could have various effects upon investors.

Risks Related to Our Securities

We are, and in the future may be, subject to shareholder litigation, which is costly to defend, could require us to pay damages, and could limit our ability to trade in the future.

On October 12, 2012, a lawsuit was filed in the United States District Court, Southern District of Florida, against the Company, its directors, Dawson James Securities, Inc. and Merriman Capital, Inc. (the underwriters of the Company’s securities), and Creason and Associates P.L.L.C (the Company’s auditor).  The class action seeks unspecified damages and alleges, among other things, violations of the Securities Act of 1933, in connection with the Company’s public offering.

This lawsuit is subject to inherit uncertainties and the actual costs to be incurred with the lawsuit depend upon many factors.  We cannot be certain how long it will take to resolve this matter or be reasonably certain of its potential outcome.  While the Company maintains insurance that may apply to this claim, we are uncertain as to whether proceeds of such insurance will be available to satisfy some or all of this claim.  We have not established any reserves for any potential liability related to this lawsuit at this time.

While warrants are outstanding, it may be more difficult to raise additional equity capital.

During the term that the warrants are outstanding, the holders of those warrants are given the opportunity to profit from a rise in the market price of our common stock. We may find it more difficult to raise additional equity capital while the warrants are outstanding. At any time during which these public warrants are likely to be exercised, we may be able to obtain additional equity capital on more favorable terms from other sources.

11

Our stock price has experienced price fluctuations and may continue to do so following this offering, resulting in a substantial loss in your investment.

The current market for our common stock has been characterized by volatile prices with little to no volume. Although we have the securities offered hereby listed on the Nasdaq Capital Market, an active trading market for our securities may never develop or if it develops, it may not be sustained, which could affect your ability to sell our securities and could depress the market price of the securities purchased in this offering. In addition, the public offering price of the securities offered by this prospectus has been determined by our board of directors and management in conjunction with the underwriters and may bear no relationship to the price at which the securities will trade. The offering price does not necessarily indicate the current value of the securities offered hereby and should not be regarded as an indicator of any future market performance or value thereof. Accordingly,

In addition, the stock market can be highly volatile. As a result, the market price of our securities can be similarly volatile, and investors in our securities may experience a decrease in the value of their securities, including decreases unrelated to our operating performance or prospects. The market price of our securities after the offering will likely vary from the offering price and is likely to be highly unpredictable and subject to wide fluctuations in response to various factors, many of which are beyond our control. These factors include:

•	quarterly variations in our operating results and achievement of key business metrics;

•	changes in the global economy and in the local economies in which we operate;

•	our ability to obtain working capital financing, if necessary;

•	the departure of any of our key executive officers and directors;

•	changes in the federal, state, and local laws and regulations to which we are subject;

•	changes in earnings estimates by securities analysts, if any;

•	any differences between reported results and securities analysts’ published or unpublished expectations;

•	market reaction to any acquisitions, joint ventures or strategic investments announced by us or our competitors;

•	future sales of our securities;

•	announcements or press releases relating to the casual dining restaurant sector or to our own business or prospects;

•	regulatory, legislative, or other developments affecting us or the restaurant industry generally; and

•	market conditions specific to casual dining restaurant, the restaurant industry and the stock market generally.

We may not be able to maintain our approved listing on the Nasdaq Capital Market, which may limit the ability of security holders to resell their securities in the secondary market.

We have our common stock and warrants quoted on the NASDAQ Capital Market. However, we might not continue to meet the criteria for continued listing of our securities in the future. A company having securities quoted on the NASDAQ Capital Market must make all required filings on a timely basis with the SEC and also meet the qualitative and quantitative continued listing criteria of the NASDAQ Capital Market. In the event we are unable to meet this criteria and become delisted, quotations for trading of our securities would likely be conducted in the over-the-counter markets. In such case, an investor in this offering would likely find it more difficult to dispose of our securities or to obtain accurate market quotations for our securities, either of which could result in a substantial loss of your investment.

12

Our common stock has historically been a “penny stock” under SEC rules. It may be more difficult to resell shares of common stock classified as “penny stock”.

Our common stock has historically been a “penny stock” under applicable SEC rules (generally defined as non-exchange traded stock with a per share price below $5.00). These rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Our common stock could be further diluted as the result of the issuance of additional shares of common stock, convertible securities, warrants or options.

In the past, we have issued common stock, convertible securities and warrants in order to raise money. We have also issued common stock as compensation for services and incentive compensation for our employees and directors. We have shares of common stock reserved for issuance upon the exercise of certain of these securities and may increase the shares reserved for these purposes in the future. Our issuance of additional common stock, convertible securities, options and warrants could affect the rights of our stockholders, could reduce the market price of our common stock or could result in adjustments to exercise prices of outstanding warrants (resulting in these securities becoming exercisable for, as the case may be, a greater number of shares of our common stock), or could obligate us to issue additional shares of common stock to certain of our stockholders.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to amended Rule 144, non-affiliate stockholders may sell freely after six months subject only to the current public information requirement. Affiliates may sell after six months subject to the Rule 144 volume, manner of sale (for equity securities), current public information and notice requirements. Of the approximately 3.7 million shares of our common stock outstanding as of March 31, 2013, approximately 3.4 million shares are freely tradable without restriction as of that date. Any substantial sales of our common stock pursuant to Rule 144 may have a material adverse effect on the market price of our common stock.

The redemption of the public warrants issued in this offering may require potential investors to sell or exercise the public warrants at a time that may be disadvantageous for them.

At any time, provided that the VWAP of our common stock is equal to or greater that $7.75 per share for at least twenty (20) consecutive trading days, we may redeem the outstanding public warrants, in whole or in part, upon not less than 30 days' notice, at a price of $.01 per warrant. The terms of our warrants prohibit us from redeeming them unless we have a current and effective registration statement available covering the exercise of the warrants. If we exercise our right to redeem the public warrants, they will be exercisable until the close of business on the date fixed for redemption in such notice. If any warrant called for redemption is not exercised by such time, it will cease to be exercisable, and the holder thereof will be entitled only to the redemption price of $.01 per warrant. Notice of redemption of the public warrants could force holders to exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so or to sell the warrants at the current market price when they might otherwise wish to hold the warrants or accept the redemption price, which is likely to be substantially less than the market value of the warrants at the time of redemption.

13

If we do not maintain an effective registration statement you may not be able to exercise your warrants. For you to be able to exercise your warrants, the shares of the common stock be issued to you upon exercise of the warrants must be covered by an effective and current registration statement. We cannot assure you that we will continue to maintain a current registration statement related to the shares of our common stock underlying in the warrants. The potential inability to exercise the warrants may have an adverse effect on the demand for the warrants and the prices that can be obtained from reselling them.

We do not expect to pay cash dividends in the foreseeable future and therefore investors should not anticipate cash dividends on their investment.

Our board of directors does not intend to pay cash dividends in the foreseeable future, but instead intends to retain any and all earnings to finance the growth of the business. To date, we have not paid any cash dividends and there can be no assurance that cash dividends will ever be paid on our common stock.

Director and officer liability is limited.

As permitted by Delaware law, our by-laws limit the liability of our directors for monetary damages for breach of a director’s fiduciary duty except for liability in certain instances. As a result of our by-law provisions and Delaware law, shareholders may have limited rights to recover against directors for breach of fiduciary duty. In addition, our by-laws and indemnification agreements entered into by our company with each of the officers and directors provide that we shall indemnify our directors and officers to the fullest extent permitted by law.

USE OF PROCEEDS

We may receive gross proceeds of up to $12.2 million from the exercise of our warrants, before deducting expenses estimated at $0.2 million. We will retain discretion over the use of the net proceeds we may receive from this offering, but we currently intend to use such proceeds, if any, for working capital purposes, financing of capital expenditures and additional operating facilities, general and administrative expenses, and sales and marketing.

PLAN OF DISTRIBUTION

The shares of common stock issuable upon the exercise of the warrants will be offered solely by us, and no underwriters are participating in this offering. For the holders of the warrants to exercise the warrants, there must be a current registration statement covering the common stock underlying the warrants on file with the Securities and Exchange Commission. The issuance of the common stock must also be registered with various state securities commissions or exempt from registration under the securities laws of the states where the public warrant holders reside.

We intend to maintain a current registration statement while the warrants are exercisable. The public warrants expire June 21, 2017.

DIVIDEND POLICY

We have not declared or paid any dividends on our common stock. We do not intend to declare or pay any dividends on our common stock in the foreseeable future, but rather to retain any earnings to finance the growth of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual and legal restrictions and other factors the board of directors deems relevant.

14

CAPITALIZATION

The following table is derived from our financial statements as of March 31, 2013, which is set forth elsewhere in this prospectus, and sets forth our capitalization as of March 31, 2013.

You should read this capitalization table together with the section of this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Plan of Operations" and with our financial statements and accompanying notes included elsewhere in this prospectus.

March 31, 2013

Common stock, 3,698,896 shares issued and outstanding	$370
Additional paid-in capital	14,947,639
Other comprehensive loss	(191,989)
Accumulated deficit	(9,996,540)
Non-controlling interests	45,867
Stockholders' equity	$4,805,347

 All amounts exclude shares of common stock issuable upon the exercise of the warrants or any shares issuable upon the exercise of any warrants or options which are outstanding on the date of this prospectus.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our common stock is currently listed on NASDAQ under the ticker “HOTR", prior to June 21, 2012 our common stock traded on the “OTC Bulletin Board” or “OTCBB” system under the symbol "CCLR". All OTCBB prices reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

The market high and low prices on the OTCBB for the period through June 20, 2012 and NASDAQ from June 21, 2012 forward are as follows:

Quarter Ended	High	Low

*Through May 9, 2013	$3.64	$1.40

March 31, 2012	$7.40	$4.40
June 30, 2012	8.00	4.00
*September 30, 2012	2.92	4.36
*December 31, 2012	3.64	3.64

March 31, 2011	$3.38	$2.12
June 30, 2011	3.20	2.09
September 30, 2011	3.25	2.15
December 31, 2011	5.00	2.75

*NASDAQ trading halted from September 11, 2012 through January 15, 2013

15

Number of Shareholders and Total Outstanding Shares

As of May 20, 2013, there were 3,702,896 shares issued and outstanding, held by approximately 52 shareholders of record. Effective May 11, 2012, the Company's common stock was reverse split, 1 share for each 2 shares issued, pursuant to a majority vote of the Company's shareholders. All share references have been adjusted as if the split occurred prior to all periods presented. This number does not include:

•	any beneficial owners of common stock whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries, or

•	broker-dealers or other participants who hold or clear shares directly or indirectly through the Depository Trust Company, or its nominee, Cede & Co.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

FORWARD-LOOKING STATEMENTS

Certain statements contained in this report that are not historical fact are "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. The words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "believes," "estimates," "projects" or similar expressions are intended to identify these forward-looking statements. These statements are subject to risks and uncertainties beyond our reasonable control that could cause our actual business and results of operations to differ materially from those reflected in our forward-looking statements. The safe harbor provisions provided in the Securities Litigation Reform Act do not apply to forward-looking statements we make in this report. Forward-looking statements are not guarantees of future performance. Our forward-looking statements are based on trends which we anticipate in our industry and our good faith estimate of the effect on these trends of such factors as industry capacity, product demand and product pricing. The inclusion of projections and other forward-looking statements should not be regarded a representation by us or any other person that we will realize our projections or that any of the forward-looking statements contained in this prospectus will prove to be accurate.

Management’s Analysis of Business

We have changed our focus recently from managing investments to owning and operating Hooters franchises internationally.  Hooters restaurants are casual beach-themed establishments with sports on television, jukebox music, and the “nearly world famous” Hooters Girls.  The menu consists of spicy chicken wings, seafood, sandwiches and salads.  Each locations menu can vary with the tastes of the locality it is in.  Hooters began in 1983 with its first restaurant in Clearwater, Florida. From the original restaurant and licensee Mr. Robert Brooks, Hooters has become a global brand, with locations in 44 states domestically and over 430 Hooters restaurants worldwide. Besides restaurants, Hooters has also branched out to other areas, including licensing its name to a golf tour and the sale of packaged food in supermarkets.

We expect to either own 100% of the Hooters franchise or partner with a local franchisee in the countries we target.   We based this decision on what we believe to be the successful launch of our South African Hooters venture and believe we have aligned partners and operators in various international markets. We are focused on expanding our Hooters operations, and expect to use substantially all of our capital in South Africa, Brazil, Hungary, Australia and Europe.

Accordingly, we operate in two business segments; Hooters franchise restaurants and our legacy investment management and consulting services businesses.

LIQUIDITY AND CAPITAL RESOURCES AND GOING CONCERN

Historical information:

At March 31, 2013, the Company had current assets of $1,139,221, current liabilities of $1,623,063, and a working capital deficit of $483,842. The Company incurred a loss of $737,843 during the three months ended March 31, 2013 and had an unrealized loss from available-for-sale securities of $23,764 and foreign currency translation gains of $13,516, resulting in a comprehensive loss of $748,091.

The Company's corporate general and administrative expenses was approximately $730,000 in the first quarter of 2013 and averaged approximately $650,000 per quarter during 2012. The Company expects costs to increase as we expand our footprint internationally in 2013. In addition, as announced in March 2013, the Company will close our investment management business, which we believe will save us approximately $50,000 per quarter starting fully in the third quarter of 2013. Effective October 1, 2011, the Company acquired majority control of the restaurants in South Africa and began consolidating these operations. In August 2012, the Company opened a restaurant in Budapest, Hungary, and shares 80% of the profits. The Company also shares 49% of the profits in the Hooters location that opened in January 2012 in Campbelltown, Australia, a suburb of Sydney.

16

In addition, the Company has a note with a balance at March 31, 2013 of $234,121 owed to its bank which is due in August 2013. In April 2013, the Company secured a $500,000 line of credit. The Company’s South African subsidiaries have bank overdraft and term facilities of $235,902. The Company plans to continue to use limited partnerships, if necessary, to fund its share of costs for additional Hooters restaurants.

On January 31, 2013, the Company settled outstanding liabilities of approximately $170,000 from a South African bank, previously presented in our consolidated balance sheets in “other liabilities”. Upon making a payment of approximately $99,000, the Company received a release from all other bank liabilities, resulting in a total gain on extinguishment of debt of approximately $71,000, which is presented in our financials as other income.

The Company expects to meet its obligations in 2013 with some or all of the following:

•	The Company received $100,000 in January 2013 as a fee for its CEO to be a board member of Hooters of America and expects to continue to receive this fee for the next three years based on the current agreement;
•	Borrow, if and to the extent available, additional funds;
•	Form joint ventures or other financing vehicles.

If the above events do not occur or if the Company does not raise sufficient capital, substantial doubt about the Company’s ability to continue as a going concern exists. These consolidated financial statements do not reflect any adjustments that might result from the outcome of these uncertainties.

Evaluation of the amounts and certainty of cash flows:

The Company has used short-term financing to meet the preliminary requirements of its planned expansion, principally in South Africa, Europe and Australia. If the Company is unable to obtain necessary additional funding, the Company would be required to limit its expansion plans. We would use limited partner funding and other sources of capital to the extent necessary to attempt to fund as much of the planned expansion as possible. There can be no assurance that any of this funding will be available when needed.

Cash requirements and capital expenditures:

In 2013, we expect to open one restaurant in each of the following countries or continents – Australia, Brazil, Europe and South Africa. The Company expects the total cash requirements for these restaurants to be approximately $3.3 million, of which approximately $650,000 has been paid as of March 31, 2013.

In addition, we expect general and administrative expenses to be approximately $2.6-$2.8 million for 2013.

Discussion and analysis of known trends and uncertainties:

The World economy has been in a state of flux for some time with the debt problems of a number of countries in Europe, the recent recession in the United States, the significant increase to debt in the United States compounded by continuing to give away more than can reasonably be collected, the slowing economy in China and other factors. It is impossible to forecast what this will mean to our expansion plans in South Africa, Brazil, Australia, Poland and Hungary. We feel that we minimize our risks through investment in different geographical areas.

Expected changes in the mix and relative cost of capital resources:

Since the middle of 2010, the Company has utilized high cost capital to finance its international growth. The Company hopes to eliminate the majority of this debt with new equity and further, to use this equity to complete its expansion plans over the next two years.

17

Other prospective sources for and uses of cash:

If the Company is unable to obtain sufficient funding, it will seek other sources of interim funding to maintain its current operations and complete the restaurants already underway.

If the above events do not occur or the Company is unable to develop its business model, substantial doubt about the Company's ability to continue as a going concern exists.

RESULTS OF OPERATIONS

Comparison of three months ended March 31, 2013 and 2012

Revenue

Revenue amounted to $1,667,122 in the three months ended March 31, 2013 and $1,412,495 in the year earlier period.

Restaurant sales, net for our four locations in South Africa (one location opened to the public on February 17, 2012) amounted to $1,436,037 in the three months ended March 31, 2013 and $1,387,495 in the year earlier period. Restaurant sales, net for our Budapest location amounted to $206,085 in the three months ended March 31, 2013 and was not opened until August 2012.

Revenues for the management business for the three months ended March 31, 2013 and March 31, 2012, amounted to $25,000 in each period.

Restaurant cost of sales

Restaurant cost of sales amounted to $627,888, or 38.2% of restaurant net sales in the three months ended March 31, 2013 and $581,551, or 41.9% of restaurant net sales in the year earlier period. We expect the percentage to remain approximately the same in 2013 as we expand our business internationally.

Restaurant operating expenses

Restaurant operating expenses amounted to $980,155, or 59.7% of restaurant net sales in the three months ended March 31, 2013 and $769,332, or 55.4% of restaurant net sales in the year earlier period. We expect the percentage of operating expenses to restaurant net sales to decline as we open more Hooters locations, however we have a limited history to be able to forecast a range.

Restaurant pre-opening expenses

Restaurant pre-opening expenses amounted to $40,721 incurred for the opening of our location at the Emperor’s Palace Casino in Johannesburg, South Africa in February 2012. We did not incur any pre-opening costs in the first quarter of 2013.

18

General and Administrative Expense (“G&A”)

G&A amounted to $729,678 in the three months ended March 31, 2013 and $449,659 in the year earlier period. The more significant components of G&A are summarized as follows:

	2013	2012

Professional fees	$208,133	$83,728
Payroll and benefits	235,690	166,615
Consulting and investor relation fees	153,333	118,597
Travel and entertainment	17,098	41,661
Shareholder services and fees	22,163	112
Other G&A	93,261	38,946
	$729,678	$449,659

G&A costs are expected to range from $600-$700,000 per quarter for the remainder of 2013, with the costs associated with the activities of the restaurant business continuing to grow. Revenue from the restaurants is expected to exceed this increase in expense.

Professional fees increased $124,405 as a result of the Company expanding it’s operations both domestically and internationally.

Payroll and benefits increased $69,075 from 2013 from 2012 primarily from the addition of restaurant management personnel in Hungary in the third quarter of 2012 and additional corporate staff in our head office.

Consulting and investor relations fees increased $34,736 from 2013 to 2012 as the Company engaged experienced personnel to startup our European subsidiary and Brazil operations and to increase the Company’s recognition in the investment arena. Non-cash fees for services were $647 and $0 in 2013 and 2012, respectively. Non-cash amortization of warrant expense for services were $25,910 and $23,495 in 2013 and 2012, respectively.

Travel and entertainment decreased $24,563 from 2013 to 2012 as Company personnel, primarily the CEO, had traveled extensively in the first quarter of 2012 to increase our company awareness and lockdown financing and partners for the restaurant locales.

Depreciation and amortization

Depreciation expense for the three months ended March 31, 2013 and 2012 amounted to $109,091 and $76,265, respectively. The restaurant segment for the three months ended March 31, 2013 and 2012 amounted to $106,901 and 74,075, respectively, and the management business amounted to $2,190 and $2,190, respectively.

Amortization expense for the three months ended March 31, 2013 and 2012 for the restaurant businesses related to franchise fees was $5,133 and $3,759, respectively.

19

OTHER INCOME (EXPENSE)

Other income (expense) consisted of the following at March 31, 2013 and 2012:

	2013	2012
Other income (expense):
Equity in earnings (losses) of investments	$(14,247)	$(10,538)
Gain on extinguishment of debt	70,900	-
Interest expense	(36,943)	(185,110)
Miscellaneous income	2,562	-
	$22,272	$(195,648)

Equity in Earnings of Investments

Equity in earnings of investments includes our share of earnings from investments in which we own at least 20% and are being accounted for using the equity method. This included losses from the Hoot Campbelltown partnership in the three months ended March 31, 2013 and 2012 of $14,247 and $10,538, respectively.

Gain on extinguishment of debt

Gain on extinguishment of debt of $70,900 was recorded upon settlement of certain debts related to our South African subsidiary.

Interest Expense

Interest expense decreased by $148,167 in 2013 from 2012, due to the payoff of primarily all our prior debt with the completion of our secondary raise in June 2012.

Income (loss) from discontinued operations

Income from discontinued operations was $9,468 for the three months ended March 31, 2013 and loss from discontinued operations was $61,863 for the three months ended March 31, 2012. The primary reason for the decrease in loss was management fee income earned of $61,793 for the three months ended was March 31, 2013 compared to $0 in the year earlier period.

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Note: unless noted, the primary reasons for the increase in restaurant amounts from 2011 compared to 2012 were for the following reasons:

•	In 2011, three South African restaurants were consolidated for the fourth quarter of 2011;
•	In mid-February 2012, our fourth South African location opened along with the three other South African restaurants being opened the entire year;
•	Our Hungary location opened in late August 2012.

Revenue

Revenue amounted to $6,883,066 in 2012 and $1,476,649 in 2011. Revenues were $100,000 and $6,752,323 in 2012 from the management and restaurant businesses, respectively, and $493,167 and $980,247 in 2011. The majority of our revenues in 2011 for the management business was from a fee of $400,000 received in January 2011 for our services in facilitating the acquisition of HOA and TW and of $91,667 of the Company’s annual payment from HOA of $100,000, which is due in January each year while Mr. Pruitt serves on its board. Revenues in 2012 and 2011 of $30,743 and $3,235, respectively were recognized for fees from our services.

20

Restaurant cost of sales

Restaurant cost of sales for 2012 and 2011 totaled $2,761,949 (40.9%) and $504,971 (51.5%), respectively of restaurant net sales. We expect the percentage to decrease as we open more stores in 2013 as we expand our business in South Africa and other countries.

Restaurant operating expenses

Restaurant operating expenses for 2012 and 2011 totaled $3,785,034 (56.1%) and $598,225 (61.0%) of restaurant net sales. We expect the percentage of operating expenses to restaurant net sales to decline as we open more Hooters locations, however we have a limited history to be able to forecast a range.

General and Administrative Expense (“G&A”)

G&A amounted to $2,618,368 in 2012 and $1,249,749 in 2011. The more significant components of G&A are summarized as follows:

	2012	2011

Professional fees	$284,166	$104,016
Payroll and benefits	955,833	563,323
Consulting and investor relation fees	558,881	261,315
Travel and entertainment	173,333	84,767
Accounting and auditing	276,200	70,450
Shareholder services and fees	119,565	11,082
Other G&A	250,390	154,796
	$2,618,368	$1,249,749

G&A costs are expected to be $500-$600,000 per quarter in 2013, with the costs associated with the activities of the restaurant business continuing to grow. Revenue from the restaurants is expected to exceed this increase in expense.

Professional fees increased $180,150 from 2012 to 2011 as we expanded our footprint internationally and incurred costs of approximately $150,000 in the fourth quarter of 2012 related to our South African operations accounting issues.

Payroll and benefits increased $392,510 in 2012 from 2011 primarily from the addition of restaurant management personnel starting in the fourth quarter of 2011 and additional corporate employees starting in the second quarter of 2012.

Consulting and investor relations fees increased $297,566 from 2012 to 2011 as the Company engaged experienced personnel to startup our European subsidiary and to assist in Brazil, as well as to increase the Company’s recognition in the investment arena. Non-cash fees for services were $110,965 and $74,573 in 2012 and 2011, respectively.

Travel and entertainment increased $88,566 from 2012 to 2011 as Company personnel, primarily the CEO, traveled to increase our company awareness and secure financing and partners for the restaurant locales.

Accounting and auditing increased $205,750 from 2012 to 2011 as we expanded our footprint internationally and engaged a larger audit firm in the fourth quarter of 2012.

21

Shareholder services and fees increased $108,483 from 2012 to 2011 primarily from the fees associated with being a listed company on NASDAQ.

OTHER INCOME (EXPENSE)

Other income (expense) consisted of the following at December 31, 2012 and 2011:

	2012	2011
Other income (expense):
Equity in earnings (losses) of investments	$(14,803)	$(76,113)
Realized (losses) gains from sale of investments	(16,598)	94,353
Interest expense	(474,926)	(183,467)
Interest and other income	864	5,017
Other than temporary decline in available-for-sale securities	-	(147,973)
	$(505,463)	$(308,183)

Equity in Earnings (losses) of Investments

Equity in earnings (losses) of investments includes our share of earnings from investments in which we own at least 20% and are being accounted for using the equity method. The 2012 amount is all from losses on our Hooters Australian locations (Campbelltown and a second location planned to be opened in the second quarter of 2013). The 2011 losses from the Hoot Campbelltown and Hoot SA partnerships in 2011 were $66,857 and $9,256, respectively.

Realized (Losses) Gains from Sale of Investments

Realized (losses) gains are recorded when investments are sold and were a loss f $16,598 in 2012 from the sale of Investors II and in 2011 from a gain on sales of DineOut of $19,991 and a gain from our Hooters South Africa interests of $74,362.

Interest Expense

Interest expense increased by $291,459 in 2012 from 2011 primarily due to the addition in late 2011 of a line of credit which built to a balance of $2,000,000 and convertible notes payable in the amount of $2,750,000. The line of credit and convertible notes payable were paid in cash or common stock with our June 2012 raise.

Other than Temporary Decline in Available-for-Sale Securities

The Company determined that its investment in available-for-sale securities had an other than temporary decline in value and recorded a realized loss in the amount of $0 and $147,973 in 2012 and 2011, respectively. Valuations were determined based on the quoted market price for the stock when it was determined the decline was not temporary and the decline was recorded. In 2011, the Company recorded an impairment of $147,973 primarily related to the Company’s investment in HiTech Stages ($124,573) and Efftec International ($22,500).

22

RECENT ACCOUNTING PRONOUNCEMENTS

There are several new accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”) which are not yet effective. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe any of these accounting pronouncements has had or will have a material impact on the Company’s financial position or operating results.

On July 27, 2012, the FASB issued Accounting Standards Update No. 2012-02, Intangibles—Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment. The Update simplifies the guidance for testing the decline in the realizable value (impairment) of indefinite-lived intangible assets other than goodwill. Examples of intangible assets subject to the guidance include indefinite-lived trademarks, licenses, and distribution rights. The amendment allows an organization the option to first assess qualitative factors to determine whether it is necessary to perform the quantitative impairment test. An organization electing to perform a qualitative assessment is no longer required to calculate the fair value of an indefinite-lived intangible asset unless the organization determines, based on a qualitative assessment, that it is “more likely than not” that the asset is impaired. Under former guidance, an organization was required to test an indefinite-lived intangible asset for impairment on at least an annual basis by comparing the fair value of the asset with its carrying amount. If the carrying amount of an indefinite-lived intangible asset exceeded its fair value, an impairment loss was recognized in an amount equal to the difference. The amendments in this Update are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. The Company is currently evaluating the impact of this Update, but does not expect the Update to have a material impact on the consolidated financial statements.

On February 5, 2013, the FASB issued Accounting Standards Update No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. The standard is intended to improve the reporting of reclassifications out of accumulated other comprehensive income of various components. The amendments in this Update are effective for annual and interim periods beginning after December 15, 2012. The adoption of ASC No. 2013-12 did not have a material impact on the company’s consolidated financial statements.

Critical Accounting Policies

The SEC has suggested companies provide additional disclosure and commentary on their most critical accounting policies, which they defined as the ones that are most important to the portrayal of a company’s financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition our most critical accounting policy is the valuation of our investments. The methods, estimates and judgments we use in applying this accounting policy has a significant impact on the results we report in our financial statements.

Investments

We determine fair value to be the amount for which an investment could be exchanged in an orderly disposition over a reasonable period of time between willing parties other than in a forced or liquidation sale. Our evaluation process is intended to provide a consistent basis for determining the fair value of our available-for-sale investments. In summary, for individual securities classified as available-for-sale securities, an enterprise shall determine whether a decline in fair value below the amortized cost basis is other than temporary. If the decline in fair value is judged to be other than temporary, the individual security shall be written down to fair value as a new cost basis and the amount of the write-down shall be included in earnings (accounted for as a realized loss). The new cost basis shall not be changed for subsequent recoveries in fair value. Subsequent increases in the fair value of available-for-sale securities shall be included in other comprehensive income and subsequent decreases in fair value, if not an other-than-temporary impairment, also shall be included in other comprehensive income.

The first step in the analysis is to determine if the security is impaired. All of our available-for-sale securities were listed and we use the closing market price and other factors to determine the amount of impairment if any. The second step, if there is an impairment, is to determine if the impairment is other than temporary. To determine if a decline in the value of an equity security is other than temporary and that a write-down of the carrying value is required, we considered the following:

•	The length of time and the extent to which the market value has been less than the cost;
•	The financial condition and near-term prospects of the issuer, including any specific events which may influence the operations of the issuer such as changes in technology that may impair the earnings potential of the investment or the discontinuance of a segment of the business that may affect the future earnings potential; or

23

•	The intent and ability of the holder to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in market value.

Unless evidence exists to support a realizable value equal to or greater than the carrying value of the investment in equity securities classified as available-for-sale, a write-down to fair value accounted for as a realized loss should be recorded. Such loss should be recognized in the determination of net income of the period in which it occurs and the written down value of the investment in the issuer becomes the new cost basis of the investment.

Investments in which the Company has the ability to exercise significant influence and that, in general, are at least 20 percent owned are stated at cost plus equity in undistributed net earnings (loss), less distributions received. The Company also has equity investments in which it owns less than 20% which are stated at cost. An impairment loss would be recorded whenever a decline in the value of an equity investment or investment carried at cost is below its carrying amount and is determined to be other than temporary. In judging “other than temporary,” the Company considers the length of time and extent to which the fair value of the investment has been less than the carrying amount of the investment, the near-term and long-term operating and financial prospects of the investee, and the Company’s long-term intent of retaining the investment in the investee.

Leases

Restaurant Operations lease certain properties under operating leases. Many of these lease agreements contain rent holidays, rent escalation clauses and/or contingent rent provisions. Rent expense is recognized on a straight-line basis over the expected lease term, including cancelable option periods when failure to exercise such options would result in an economic penalty. We use a time period for straight-line rent expense calculation that equals or exceeds the time period used for depreciation. In addition, the rent commencement date of the lease term is the earlier of the date when they become legally obligated for the rent payments or the date when they take access to the grounds for build out. Accounting for leases involves significant management judgment.

Intangible Assets

Goodwill

Generally accepted accounting principles in the United States require the Company to perform a goodwill impairment test annually and more frequently when negative conditions or a triggering event arise. In September 2011, the FASB issued amended guidance that simplified how entities test goodwill for impairment. After an assessment of certain qualitative factors, if it is determined to be more likely than not that the fair value of a reporting unit is less than its carrying amount, entities must perform the quantitative analysis of the goodwill impairment test. Otherwise, the quantitative test(s) become optional. As allowed under the amended guidance, the Company chose not to assess the qualitative factors of its reporting units and, instead, performed the quantitative tests.

Franchise Cost

Intangible assets are recorded for the initial franchise fees for our restaurants. The Company amortizes these amounts over a 20 year period, which is the life of the franchise agreement.

COMMITMENTS AND CONTINGENCIES

Effective August 1, 2010, the Company extended its office lease agreement for a period of one year at a monthly rental of $2,100, for its office located at 11220 Elm Lane, Suite 103, Charlotte, NC 28277. Since August 1, 2011, the lease has continued at the same rate on a month-to-month basis. On July 1, 2012, the Company signed a one year office lease agreement for a satellite office in Florida for one year at a monthly rate of $800. This lease ends in June, 2013 and will not be renewed.

24

The Company leases the land and building for our four restaurants in South Africa and one restaurant in Hungary through our subsidiaries. The South Africa leases are for five year terms and the Hungary lease is for 10 years and all include options to extend the terms. We lease some of our restaurant facilities under “triple net” leases that require us to pay minimum rent, real estate taxes, maintenance costs and insurance premiums and, in some instances, percentage rent based on sales in excess of specified amounts.

TABULAR DISCLOSURE OF CONTRACTUAL OBLIGATIONS

The following table presents a summary of our contractual operating lease obligations and commitments as of December 31, 2012:

	Payments due by period
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Long-Term Debt Obligations (1)	$236,110	$236,110	$-	$-	$-
Operating Lease Obligations (2)	2,694,561	556,752	1,120,953	512,066	504,790
Capital Lease Obligations (3)	100,660	43,502	51,589	5,569	-
Total	$3,031,331	$836,364	$1,172,542	$517,635	$504,790

(1) Represents the outstanding principal amounts and interest on all our long-term debt.

(2) Represents operating lease commitments for our four Hooters restaurants in South Africa and one restaurant in Hungary.

(3) Represents capital lease commitments on principal and interest for three Hooters restaurants in South Africa.

BUSINESS

Overview

We have changed our focus recently from managing investments to owning and operating Hooters franchises internationally.  Hooters restaurants are casual beach-themed establishments with sports on television, jukebox music, and the “nearly world famous” Hooters Girls.  The menu consists of spicy chicken wings, seafood, sandwiches and salads.  Each locations menu can vary with the tastes of the locality it is in.  Hooters began in 1983 with its first restaurant in Clearwater, Florida. From the original restaurant and licensee Mr. Robert Brooks, Hooters has become a global brand in 44 states domestically and over 430 Hooters restaurants worldwide. Besides restaurants, Hooters has also branched out to other areas, including licensing its name to a golf tour and food being sold in supermarkets.

We expect to either  own 100% of the Hooters franchise or partner with a local franchisee in the countries we target.  We based this decision on the successful launch of our South African Hooters venture and believe we have aligned partners and operators in various international markets. We continue to operate our management and consulting services segment, however we are focused on expanding our Hooters operations, and expect to use substantially all of the net proceeds from this offering, in the following areas: South Africa, Brazil, Hungary and Australia.

We also have our legacy investment management and consulting services businesses.

How Chanticleer obtains Hooters locations and territories

Chanticleer identifies a target international territory and our CEO, Mike Pruitt, who is also on the Board of HOA, uses his contacts at HOA and also his own personal relationships to gather information on a possible partner/operator in specifically identified territories. Concurrently we gather public information regarding the demographics and economics for that territory and analyze whether we believe the territory can support a successful Hooters location or locations.

After we conclude that a territory meets our criteria for a successful Hooters franchise, we apply, along with our partner if there is one, for a franchise with HOA. The application includes our findings on the economics and demographics of the area as well as personal financial information of all the partners. HOA performs its own background checks, as well as third party market research and competitor data. After the application is accepted, a detailed business proposal is submitted by the franchisee, including a detailed analysis and history of the territory/country, a description of the first few proposed locations (including population, income levels and economic factors in the region). HOA performs its own due diligence on the application. If approved, the franchisee signs a franchise agreement for the territory, generally for a 20 year period and pays HOA an initial franchise fee of $75,000 for the first location and a $15,000 deposit on the other locations applied for. HOA is heavily involved in the site survey for each location. After the opening of a restaurant, the franchisee pays a  monthly continuing royalty fee to HOA based on gross revenue. The franchise agreement also requires that a certain percentage of gross revenue must be spent on marketing/advertising.

25

Hooters granted us non-exclusive franchise rights for the Republic of South Africa in June 2009. Specifically related to our South African franchise, our ongoing obligations to HOA are as follows:

•	4% of gross revenue is paid to HOA monthly as a continuing royalty fee for the first 18 months a restaurant is open. After this initial period, the rate is calculated based on the last 12 months revenue on a sliding scale. Currently our Durban, Johannesburg (reset January 1, 2012), and CapeTown (reset December 1, 2012) locations have been open more than 18 months and the rate for the next 12 months from the reset date has been set at 4%, 5%, and 3%, respectively.

•	4% of gross revenue is to be spent on advertising and marketing.

•	Open seven locations by December 31, 2014.

If any of these obligations are not met, HOA has the right to terminate our franchise agreement.

HOA’s obligations to us related to our South African franchise are as follows:

•	Advise us on locating and opening a completed restaurant, including supplier lists, acceptable site criteria, and architectural plan (at HOA’s option).

•	Provide us with management training and pre-opening training for non-management employees.

•	Advise us on operation, advertising and promotion.

•	Provide us with the requirements for a standardized system for accounting, cost control, and inventory control.

If any of these obligations are not met we have the right to terminate our franchise agreement.

This franchise agreement has a 20 year term beginning June 2009 for our initial restaurant and 20 years after the opening of each subsequent location. We may renew after the 20-year period with written notice 6 to 18 months prior to termination date, the signing of the then current form of franchise agreement, and a $25,000 fee per restaurant.

Hooters assistance and training to franchisee prior to and after opening

After acceptance as a franchisee, Hooters requires employees/staff of franchisees to attend a 5 day seminar called “Hooters University” at Hooters corporate headquarters in Atlanta, Georgia. Attendees are educated in all aspects of operating a Hooters restaurant, including Hooters mission statement, menu, human resources, accounting, and employee recruitment and training. Subsequently each of key management staff are required to work in a Hooters Corporate restaurant for 4 additional weeks. Prior to the initial restaurant of a franchisee opening, Hooters assists with a site survey of the restaurant and sends staff for several weeks to the restaurant to further assist and train employees.

After opening, Hooters assists with marketing, food distribution, and worldwide purchasing contracts.

26

South Africa

The Company currently operates four Hooters locations: one in Cape Town, one in Durban, and two in Johannesburg.  We employ approximately 242 employees at these locations, as well as five employees at our management company.

The Company formed Chanticleer Holdings, Limited, a Bailiwick of Jersey Company (“CHL”) to own the Company’s 50% interest in Chanticleer & Shaw (Pty.) Ltd., a South Africa private company (“C&S Ltd.”).  As of October 1, 2011, the Company purchased the remaining 50% interest in C&S Ltd.  C&S Ltd. is the franchisee under the HOA franchise agreement for South Africa. Each restaurant is owned by a South African private company which we control.  For the first location in Durban, South Africa, we currently own 82% of the private company’s outstanding securities and the remaining 18% is owned by outside investors.  For the second location in Johannesburg, South Africa, we currently own 88% of the private company’s outstanding securities and the remaining 12% is owned by outside investors.  For the third location in CapeTown, South Africa, we currently own 90% of the private company’s outstanding securities and the remaining 10% is owned by outside investors. For the fourth location in Emperor’s Palace, we currently own 88% of the private company’s outstanding securities and the remaining 12% is owned by outside investors.  In order to obtain investor funds to pay for the initial costs involved in commencing operations for each of the first three South Africa locations, we agreed to allocate a portion of the profits from each restaurant such that the investors (which we refer to as LP’s) receive 80% of the net profits after n taxation (the “SA Profits”) until they have received a return of their investment and a pre-tax annual compounded return on that investment of 20% (the “SA Return”).  Once the investors have received the SA Return, the investors are thereafter entitled to receive 20% of the SA Profits.

Our first location in South Africa opened in December 2009 and as of December 31, 2011 LP’s have been paid $129,877 (36.9%) against their 20% return. Our second location opened in June 2010 and as of December 31, 2011 LP’s have been paid $65,461 (15.9%) against their 20% return. Our third location opened in June 2011 and as of December 31, 2011 LP’s have been paid $18,000 (4.2%) against their 20% return. The payments to investors for our first and second locations were primarily funded from the cash flows of the restaurants. The payments to investors for the third location were funded by the Company as an advance on expected future cash flows.

The Company, concurrently with purchasing the remaining 50% interest in C&S Ltd., has formed a management company to operate the current South African Hooters locations.  The management company currently charges a management fee of 5% of net revenues. We own 90% of the management company, with key management owning the remaining 10%.

Other countries

•	Brazil - we have acquired development rights for Hooters in three states of Brazil, including Rio de Janeiro. We have partnered with the current local franchisee who owns the Hooters franchise rights in the state of Sao Paolo and we own 60% of the entity holding the development rights, with our local partner owning the remaining 40%.

•	Hungary – the Company currently operates one Hooters location in the middle of the Franz Liszt Square in Budapest, Hungary, where we own 80% of the entity holding the franchise rights, with our local partner owning the remaining 20%. The location is situated on the most popular outdoor terrace destination during the summer months in the heart of Budapest. We have contracted with our local partner, who we believe is an experienced franchise restaurateur, to manage the day-to-day operations of the locations, although we do not presently have any agreement in writing. We currently have 27 employees at the Budapest location.

•	Australia - we have partnered with the current Hooters franchisee in a joint venture although we do not presently have any formal agreement in writing. The first Hooters restaurant under this joint venture opened in January 2012 in Campbelltown, a suburb of Sydney and HOA recently consented to the transfer of the operating rights for a second Hooters restaurant under the joint venture to be located in Townsville, Australia (for which we have also received preliminary site approval). We are in discussions to purchase from the same franchisee a partial interest in the first two existing Hooters locations in the Sydney area.

•	Western Europe – we have a non-binding letter of intent with a current franchisee to purchase 100% of an existing Hooters location.

27

ACQUISITION OF HOOTERS RESTAURANTS

Our trend toward focusing on Hooters arose when the Company and our partners completed the acquisition of Hooters of America, Inc. ("HOA") and Texas Wings, Inc. ("TW").  On January 24, 2011, Investors LLC and its three partners, H.I.G. Capital, KarpReilly, LLC and Kelly Hall, president of Texas Wings Inc., the largest Hooters franchisee in the United States, combined to form HOA Holdings, LLC ("HOA LLC").  Together HOA LLC has created an operating company with 161 company-owned locations across sixteen states, or nearly half of all domestic Hooters restaurants and over one-third of the locations worldwide. We now own approximately 14% of Investors LLC, which represents approximately 3% of HOA LLC. We presently have not received any revenue from our interest in HOA LLC, and will receive revenue, if any, based on distributions from the entity.

The Company received a payment of $400,000 at closing for its services and expense reimbursement in facilitating the acquisition.  In addition, for a minimum of four years, the Company will receive annual payments of $100,000 due in January each year while Mr. Pruitt serves on its board.

NARRATIVE DESCRIPTION OF BUSINESS – SEGMENTS

The Company is organized into two active business segments as of the end December 31, 2011, the Management segment has been operating since our inception and the Restaurant Operations segment was added during 2009 and had its initial operations in 2010.  The insurance and specialized services segment is inactive at December 31, 2010 and was shut down during the third quarter of 2011.

Management and consulting services

The Company provides management and consulting services for small companies which are generally seeking to become publicly traded.  The Company also provides management and investment services for Investors LLC and Investors II.  The Company will also provide management services to CDF.

Insurance and specialized financial services

We have formed AFS to provide unique financial services to the restaurant, real estate development, investment advisor/asset management and philanthropic organizations.  AFS was shut down during the third quarter of 2011.

INVESTMENTS MANAGED

Chanticleer Investors LLC

On April 18, 2006, the Company formed Investors LLC and sold units for $5,000,000.  Investors LLC’s principal asset was a convertible note in the amount of $5,000,000 with HOA, collateralized by and convertible into 2% of HOA common stock.  The original note included interest at 6% and was due May 24, 2009.  The note was extended until November 24, 2010 and included an increase in the interest rate to 8%.

The Company owned $1,150,000 (23%) of Investors LLC until May 29, 2009 when it sold 1/2 of its share for $575,000.  Under the original arrangement, the Company received 2% of the 6% interest as a management fee ($25,000 quarterly) and 4% interest on its investment ($11,500 quarterly).  Under the extended note and revised operating agreement, the Company receives a management fee of $6,625 quarterly and interest income of $11,500 quarterly.  The Company sold an additional $75,000 of its investment in December 2010, leaving it with a balance of $500,000 at December 31, 2010.

On January 24, 2011, Investors LLC and its three partners combined to form HOA Holdings, LLC ("HOA LLC") and completed the acquisition of Hooters of America, Inc. ("HOA") and Texas Wings, Inc. ("TW").  Together HOA LLC has created an operating company with 161 company-owned locations across sixteen states, or nearly half of all domestic Hooters restaurants and over one-third of the locations worldwide.

28

Investors, LLC had a note receivable in the amount of $5,000,000 from HOA that was repaid at closing.  Investors LLC then invested $3,550,000 in HOA LLC (approximately 3.1%) ($500,000 of which is the Company's share).  One of the investors in Investors LLC that owned a $1,750,000 share is a direct investor in HOA LLC and will now carry its ownership in HOA LLC directly.  The Company now owns approximately 14% of Investors LLC.

The Company received a payment of $400,000 at closing for its services in facilitating the acquisition.  In addition, for a minimum of four years, the Company will receive annual payments of $100,000 due in January each year while Mr. Pruitt serves on its board.

Chanticleer Investors II, LLC

On July 31, 2006, the Company formed Investors II.  Investors II began raising funds in January 2007 for the purpose of investing in publicly traded value securities and has now completed its fourth year of operations with $3,668,249 under management as of December 31, 2012. The Company announced its intention to exit this business on March 22, 2013.

Chanticleer Dividend Fund, Inc. ("CDF")

On November 10, 2010 the Company formed Chanticleer Dividend Fund, Inc. ("CDF") under the general corporation laws of the State of Maryland.  CDF filed a registration statement under Form N-2 to register as a non-diversified, closed-end investment company in January 2011.  The Company, through Advisors, will have a role in management of CDF when its registration statement becomes effective.

EMPLOYEES

At March 31, 2013, we had 276 (242, 27 and 7 in South Africa, Hungary, and USA, respectively) and 95 (90 and 5 in South Africa and USA, respectively) full-time employees, respectively.  Approximately 30 of our South African employees are represented by a labor union.  We have experienced no work stoppage and believe that our employee relationships are good.

PROPERTIES

Effective August 1, 2010, the Company extended its office lease agreement for a period of one year at a monthly rental of $2,100, for its office located at 11220 Elm Lane, Suite 203, Charlotte, NC 28277. Since August 1, 2011, the lease has continued at the same rate on a month-to-month basis. On July 1, 2012, the Company signed a one year office lease agreement for a satellite office in Florida for one year at a monthly rate of $800; the lease is not being renewed upon its expiration in June, 2013.

Our office facilities are suitable and adequate for our business as it is presently conducted.

The Company leases the land and building for our four restaurants in South Africa through our subsidiaries. The leases are for five year terms and include options to extend the terms. We lease our restaurant facilities under “triple net” leases that require us to pay minimum rent, real estate taxes, maintenance costs and insurance premiums and, in some instances, percentage rent based on sales in excess of specified amounts.

29

LEGAL PROCEEDINGS

On October 12, 2012, Francis Howard (“Howard”), individually and on behalf of all others similarly situated, filed a lawsuit against Chanticleer Holdings, Inc. (the “Company”), Michael D. Pruitt, Eric S. Lederer, Michael Carroll, Paul I. Moskowitz, Keith Johnson (The “Individual Defendants”), Merriman Capital, Inc., Dawson James Securities, Inc. (The “Underwriter Defendants”), and Creason & Associates P.L.L.C. (The “Auditor Defendant”), in the U.S. District Court for the Southern District of Florida.  The class action lawsuit alleges violations of Section 11 of the Securities Act against all Defendants, violations of Section 12(a)(2) of the Securities Act against only the Underwriter Defendants, and violations of Section 15 against the Individual Defendants.  Howard seeks unspecified damages, reasonable costs and expenses incurred in this action, and such other and further relief as the Court deems just and proper. On October 15th, 2012, the Honorable Judge James I. Cohn filed an Order setting the Calendar Call for the case for June 13th, 2013, and the Trial Date for the trial period commencing on June 17th, 2013.  On October 31st, 2012, the Company and the Individual Defendants retained Stanley Wakshlag at Kenny Nachwalter, P.A. to represent them in this litigation. Requests by the Underwriting Defendants for indemnification were denied.  On November 2nd, 2012, we filed a Joint Motion to Extend Deadline to Respond to Class Action Complaint, requesting that our responsive pleading deadline be delayed until after a lead Plaintiff is named.  That Motion was approved, and on December 12th, 2012, Howard filed a Motion to Appoint himself Lead Plaintiff and to Approve his selection of The Rosen Law Firm, P.A. as his Counsel.  An Order appointing Francis Howard and the Rosen Law Firm as lead Plaintiff and lead Plaintiff’s Counsel was entered on January 4, 2013. Therein, Judge Cohn also reset Calendar Call for October 10, 2013; trial was reset for the two-week period commencing October 15, 2013. On February 19, 2013, Plaintiff filed an Amended Complaint. On April 5, 2013, the Company, Individual Defendants, and the Auditor Defendant (separately) filed a Motion to Dismiss the action. Plaintiff filed an opposition to Chanticleer Defendants’ (and Auditor Defendants’) Motion to Dismiss on April 22, 2013. On May 9, 2013, the Company and Individual Defendants filed a Reply Memorandum of Defendants Chanticleer Holding, Inc., Michael D. Pruitt, Erics S. Lederer, Michael Carroll, Paul I. Moskowitz, and Keith Johnson in support of their Motion to Dismiss the Amended Class Action Complaint. Judge Cohn has yet to make a ruling on the Motions. On May 20, 2013, the Plaintiff filed a Notice of Voluntary Dismissal of Defendants Dawson James Securities, Inc. and Merrimal Capital, Inc. Pursuant to the Federal Rules of Civil Procedure 41(a)(1)(A).

Given that the outcome of litigation is inherently uncertain, and the early stage of this class action, the Company can neither comment on the probability of potential liabilities, nor provide an estimate of such. This lawsuit is subject to inherit uncertainties and the actual costs to be incurred with the lawsuit depend upon many factors.  We cannot be certain how long it will take to resolve this matter or be reasonably certain of its potential outcome.  While the Company maintains insurance that may apply to this claim, we are uncertain as to whether proceeds of such insurance will be available to satisfy some or all of this claim.  We have not established any reserves for any potential liability related to this lawsuit at this time.

On March 26, 2013, our South African operations received Notice of Motion filed in the Kwazulu-Natal High Court, Durban, Republic of South Africa, filed against Rolalor (PTY) LTD (“Rolalor”) and Labyrinth Trading 18 (PTY) LTD (“Labyrinth”) by Jennifer Catherine Mary Shaw (“Shaw”). Rolalor and Labyrinth were the original entities formed to operate the Johannesburg and Durban locations, respectively. On September 9, 2011, the assets and the then-disclosed liabilities of these entities were transferred to Tundraspex (PTY) LTD (“Tundraspex”) and Dimaflo (PTY) LTD (“Dimaflo”), respectively. The current entities, Tundraspex and Dimaflo are not parties in the lawsuit. Shaw is requesting that the Respondents, Rolalor and Labyrinth, be wound up in satisfaction of an alleged debt owed in the total amount of R4,082,636.13 (approximately $442,189). The Company intends to vigorously defend itself in this matter.

Given that the outcome of litigation is inherently uncertain and the early stage of this action, the Company can neither comment on the probability of potential liabilities, nor provide an estimate of such.

On April 1, 2013, the Company received a subpoena from the Securities and Exchange Commission seeking information regarding our South African entities’ previous accounting issues. The Company submitted its response on its due date, April 30, 2013. The Company intends to comply as required.

GOVERNMENT REGULATION

The restaurant industry is subject to numerous federal, state and local governmental regulations, including those relating to the preparation and sale of food and alcoholic beverages, sanitation, public health, fire codes, zoning, and building requirements. Each restaurant requires appropriate licenses from regulatory authorities allowing it to sell liquor, beer and wine, and each restaurant requires food service licenses from local health authorities. Our licenses to sell alcoholic beverages must be renewed annually and may be suspended or revoked at any time for cause, including violation by us or our employees of any law or regulation pertaining to alcoholic beverage control, such as those regulating the minimum age of employees or patrons who may serve or be served alcoholic beverages, the serving of alcoholic beverages to visibly intoxicated patrons, advertising, wholesale purchasing and inventory control. In order to reduce this risk, restaurant employees are trained in standardized operating procedures designed to assure compliance with all applicable codes and regulations. In connection with our expansion into international markets, we are taking on additional responsibilities under the Foreign Corrupt Practices Act and similar local regulations. We will implement policies, procedures and training to ensure compliance with these regulations.

30

We and our partners are also subject to laws governing our relationship with employees. Our failure or the failure of our partners to comply with international, federal, state and local employment laws and regulations may subject us to losses and harm our brands. The laws and regulations govern such matters as wage and hour requirements; workers’ compensation insurance; unemployment and other taxes; working and safety conditions, and citizenship and immigration status. Significant additional government-imposed regulations and similar laws related to minimum wages, overtime, rest breaks, paid leaves of absence, mandated health benefits, may also impact the performance of company and franchised operations.  In addition, employee claims based on, among other things, discrimination, harassment, wrongful termination, wage and hour requirements, and payments to employees who receive gratuities may divert financial and management resources and adversely affect operations. The losses that may be incurred as a result of any violation of such governmental regulations by the us or our partners are difficult to quantify.

We are also subject to licensing and regulation by international, state and local departments relating to the service of alcoholic beverages, health, sanitation, and fire and safety standards. Compliance with these laws and regulations may lead to increased costs and operational complexity and may increase our exposure to governmental investigations or litigation.

COMPETITION

The restaurant industry is intensely competitive. We compete on the basis of the taste, quality and price of food offered, guest service, ambience, location, and overall dining experience. We believe that our attractive price-value relationship, the atmosphere of our restaurant, our focus on our guest and the quality and distinctive flavor of our food enable us to differentiate ourselves from our competitors. We believe we compete primarily with local and regional sports bars and national casual dining and quick casual establishments, and to a lesser extent with quick service restaurants such as wing-based take-out concepts. Many of our direct and indirect competitors are well-established national, regional or local chains and some have substantially greater financial and marketing resources than we do. We also compete with other restaurant and retail establishments for site locations and restaurant team members.

In our other business segments, we compete for clients with many other financial service and business advisory companies. The Companies we compete against may have widespread brand recognition and substantially greater resources and marketing capabilities than we have.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICER

The following section sets forth the names, ages and current positions with the Company held by the Directors, Executive Officers and Significant Employees as of December 31, 2012; together with the year such positions were assumed. There is no immediate family relationship between or among any of the Directors, Executive Officers or Significant Employees, and the Company is not aware of any arrangement or understanding between any Director or Executive Officer and any other person pursuant to which he was elected to his current position.

31

Each Director and Executive Officer will serve until he or she resigns or is removed or otherwise disqualified to serve or until his or her successor is elected. The Company currently has five Directors.

NAME	AGE	POSITION

Michael D. Pruitt	51	President, CEO and Director since June 2005

Eric S. Lederer	46	CFO since June 2012

Alex Hemingway	36	President of CRK since 2011

Gordon Jestin	45	COO of KPL since 2011

Darren Smith	31	CFO of KPL since 2012

Michael Carroll	63	Independent Director since June 2005

Rusty Page	70	Non-Independent Director since January 2013

Paul I. Moskowitz	55	Independent Director since April 2007

Keith Johnson	54	Independent Director since November 2009

Michael D. Pruitt

Michael Pruitt founded Avenel Financial Group, a boutique financial services firm concentrating on emerging technology company investments, in 1999.  In 2001, he formed Avenel Ventures, a technology investment and private venture capital firm.  In the late 1980s, Mr. Pruitt owned Southern Cartridge, Inc., which he eventually sold to MicroMagnetic, Inc., where he continued working as Executive Vice President and a Board member until Southern Cartridge was sold to Carolina Ribbon in 1992.  From 1992 to 1996, Mr. Pruitt worked at Ty Pruitt Trucking, which was sold in 1996 to Priority Freight Systems.  Between 1997 and 2000, Mr. Pruitt assisted several public and private companies in raising capital, recruiting management and preparing companies to go public or be sold, as a consultant.  He was the CEO from 2002-2005, President and Chairman of the Board of Onetravel Holdings, Inc. (formerly RCG Companies), a publicly traded holding company formerly listed on the AMEX.  Mr. Pruitt received a Bachelor of Arts degree from Coastal Carolina University in Conway, South Carolina, where he sits on the Board of Visitors of the Wall School of Business.   Mr. Pruitt is currently a director of North American Energy Resources, Inc. and CEO and director of Efftec International, Inc.

Eric S. Lederer

Eric Lederer joined Chanticleer Holdings in February 2011 and was appointed CFO in June 2012. Prior to joining us, he served as Controller of PokerTek, Inc. (NASDAQ, PTEK), a licensed gaming company that develops and distributes electronic table games, since December 2005. Prior to PokerTek, Mr. Lederer was the Controller of OneTravel Holdings, Inc. (AMEX, OTV), a holding company primarily involved in the travel industry. Prior to OneTravel, Mr. Lederer worked as the Controller in privately-held companies in the entertainment industry and at a New York City CPA firm. Mr. Lederer received his B.S. in Accounting from Lehigh University. Mr. Lederer is a member of our Disclosure Committee

Alex Hemingway

Alex Hemingway brings domestic and international executive management experience to the team and a proven track record of success in the Central European QSR industry. Between 1999–2005, Alex was President and Chief Executive of Central European Franchise Group (“CEFG”), the owner and operator of the Pizza Hut and Kentucky Fried Chicken brands in Hungary as well as three local national brands. Both brands boasted the highest customer feedback scores in the region for YUM! Restaurants International. While managing CEFG, Mr. Hemingway was approached by Orient Rt., Central Europe’s largest restaurant company with 130+ operating units based in Budapest, to be its Chief Executive Officer. Between the two companies Alex has had over 180 units and 5000 people under his employ. Alex founded and served as the Director of the Fast Food Association of Hungary. He currently serves on the Board of Supervisors of the Budapest Honved Football Club and local charitable foundations.

32

Gordon Jestin

Gordon (“Gordie”) Jestin trained in the restaurant industry as far back as 1993, completing openings, front-of-house trainings, and overall business practices. Mr. Jestin acquired a share in his first restaurant in 1995, having completed two years of work experience and management promotion. He then went on to own one of South Africa’s most popular sports bars / restaurants, Cottonfields Umhlanga, and was the operating partner there until 2009 when the restaurant was transformed into the first Hooters restaurant in South Africa. Over the years, Mr. Jestin has acquired three other restaurants, one of which he still has a share in today as a silent partner. In 2009, Mr. Jestin joined the Hooters SA management company and was promoted to COO in October, 2011.

Darren Smith

Darren Smith has more than 7 years of financial accounting experience. He has worked for UBAC Management & Business Advisory from February until October 2012 as a Senior Associate; VEXX Media as their Financial Director for 3 years prior; and Grant Thornton Durban from March 2005 until February 2009 as a Senior Auditor and Audit Supervisor. Mr. Smith has expertise in leading the preparation of audited financial statements, drafting financial statements, designing systems of internal controls, and driving efficiency and productivity through supervision and monitoring of the financial team.

Michael Carroll

Michael Carroll currently owns and operates a sales and training consulting firm based in Richmond, Virginia.  Mr. Carroll has also served as a director for OneTravel Holdings, Inc., formerly RCG Companies Incorporated, from January of 2004 until February 2005.  He previously spent 22 years in the distribution business, 19 of which were in computer products distribution.  In 1978, Mr. Carroll founded MicroMagnetic, Inc., a computer supply distribution company that he sold to Corporate Express in 1997.  From 1997 to 1999, he was a division president at Corporate Express, a publicly traded business-to-business office products and service provider.  He holds a Bachelor’s Degree in Business Management from The College of William & Mary in Williamsburg, Virginia, and a Master’s Degree in Business Administration from Virginia Commonwealth University. Mr. Carroll is a member of our Audit, Nominating and Compensation committees. Mr. Carroll was asked to serve as a Director based in part on his significant experience in the distribution business, as well as his general proven success in business.

Russell (“Rusty”) Page

Rusty Page is a thirty-five year investor relations executive and is currently the founder and principal of Rusty Page & Company, a unique equity marketing and investor relations consulting firm.  He also currently sits on the Board of Directors of The Diamond Hill Financial Trends Fund. Mr. Page previously served as Senior Managing Director of The NASDAQ Stock Market, as well as Senior Vice President and Equity Marketing Executive for NationsBank Corporation, the predecessor of Bank of America. Mr. Page has not yet been appointed to any Board Committee. Mr. Page was asked to serve as a Director based in part on his significant investor relations knowledge, Board membership experience, and familiarity with The NASDAQ Stock Market.

Paul I. Moskowitz

Paul Moskowitz is a Phi Beta Kappa of Vassar College and Cardozo Law School.  Mr. Moskowitz was a co-founder and partner of a Jacobs and Moskowitz, a New York law firm specializing in corporate and real estate law.  He became affiliated with The World Travel Specialist Group/The Lawyers’ Travel Service (“WTSG/LTS”) in 1988 and served as corporate counsel, representing the travel agency network in legal, real estate, and other business activities.  In 1989, he joined WTSG full time as President and Chief Operating Officer until March 2003, with his primary responsibilities including day-to-day operations which encompassed WTSG’s airline relationships and sales and marketing.  Mr. Moskowitz led the growth of WTSG to one of the top 20 U.S. travel management firms with more than 90 offices throughout the U.S.  Mr. Moskowitz is currently engaged as a consultant for another travel organization. Mr. Moskowitz is a member of our Audit, Compensation, and Nominating Committees. Mr. Moskowitz was asked to serve as a Director based in part on his significant legal experience and general proven success in business.

33

Keith Johnson

Keith Johnson currently serves as President of Efficiency Technologies, Inc., the wholly owned operating subsidiary of Efftec International, Inc.  Prior to that he has been the President and Chief Executive Officer of YRT² (Your Residential Technology Team) in Charlotte, North Carolina, since 2004.  Mr. Johnson served as Executive Vice President and Chief Financial Officer of The Telemetry Company in Dallas, Texas (1997-2004), Senior Vice President - Finance and Administration of Brinks Home Security in Dallas, Texas (1995-1997), and Chief Financial Officer of BAX Global in London, England (1992-1995).  Mr. Johnson has a BS in accounting from Fairfield University in Fairfield, Connecticut. Mr. Johnson is the head of our Audit Committee, and a member of our Compensation and Nominating Committees. Mr. Johnson was asked to serve as Director based in part on his financial expertise and general proven success in business.

We believe that each of our directors’ experience in business and financial matters qualifies them to serve as one of our directors.

Code of Ethics

The board of directors has adopted a code of ethics applicable to all directors, officers and employees, including our principal executive officer. A copy of the code of ethics is available at our website at www.chanticleerholdings.com.

EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors deliberates executive compensation matters to the extent they are not delegated to the Chief Executive Officer.

Summary Compensation Table

The following table shows the compensation of the Company’s Chief Executive Officer, Chief Financial Officer, and each executive officer whose total cash compensation exceeded $100,000 for the year ended December 31, 2012.

Annual Compensation

Name and Principal Position	Year	Salary	Bonus	Total

Michael D. Pruitt (CEO since	2012	$204,000	$10,000	$214,000
June 2005)	2011	$168,000	$-	$168,000

Eric S. Lederer (CFO since June 2012)	2012	$74,000	$6,000	$80,000
Alex Hemingway	2012	$200,004	$-	$200,004

Required columns for stock awards, option awards, non-entity incentive plan compensation, change in pension value and nonqualified deferred compensation earnings and all other compensation are omitted from the table above as the amounts are all zero.

34

Options/SAR Grants Table

There were no grants of options or SARs during the year for the named individual.

Aggregated option/SAR exercises and fiscal year-end option/SAR value table.

There were no option/SAR exercises or any options/SARs outstanding at fiscal year-end for the named individual.

Long-term incentive plan ("LTIP") awards table

There were no LTIP awards during the year for the named individual.

Compensation of directors

Our directors each earned $4,250 for 2010 and none was earned or accrued in 2011 or 2012. The fees were approved by the Board and the 2010 fees were paid in 2011.

The Company intends to pay its Executives and Directors salaries, wages or fees commensurate with experience and industry standards in relationship to the success of the Company.

Employment contracts and termination of employment and changes in control arrangements

The Company does not have any current employment agreements with its officer or directors. The Company intends to pay its executives and directors salaries, wages, or fees commensurate with experience and industry standards in relationship to the success of the company.

The Company does not have any change in control arrangements.

Report on repricing of options/SARs

The Company has no options or SARs outstanding during 2012 or 2011, accordingly, none were repriced.

Director Independence

We undertook a review of the independence of our directors and, using the definitions and independence standards for directors provided in the rules of NASDAQ Capital Market, we determined that Michael Carroll, Paul Moskowitz and Keith Johnson are "independent directors" as defined under the rules of NASDAQ Capital Market.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To the Company's knowledge, the following table sets forth information with respect to beneficial ownership of outstanding common stock as of May 9, 2013 by:

☐	each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock;

☐	the Company's chief executive officer and chief financial officer;

☐	each of the Company's directors; and

☐	all of the Company's directors and its executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission (the "SEC") and includes voting or investment power with respect to the securities as well as securities which the individual or group has the right to acquire within 60 days of the determination date. Unless otherwise indicated, the address for those listed below is c/o Chanticleer Holdings, Inc., 11220 Elm Lane, Suite 203, Charlotte, NC  28277. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of the Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options or other convertible securities held by such persons that are exercisable within 60 days of April 17, 2013, but excludes shares of Common Stock underlying options or other convertible securities held by any other person. The number of shares of Common Stock issued as of May 9, 2013, was 3,702,896. Except as noted otherwise, the amounts reflected below are based upon information provided to the Company and filings with the SEC.

35

Name	Number of Shares of Common Stock Owned	Post-offering

ICS Opportunities, Ltd. (1)	444,444	11.3%

Michael D. Pruitt (2)	383,041	9.9%

Robert B. Prag (3)	393,117	9.9%

John Lemak/Sandor Capital/Sandor Advisors (4)	381,111	9.9%

Eric S. Lederer	375	*

Michael Carroll(5)	16,500	*

Russell (“Rusty”) Page (5)	3,000	*

Paul I. Moskowitz (5)	9,300	*

Keith Johnson (5)	3,000	*

Officers and Directors As a Group (6 Persons)	415,216	10.7%

* less than 1%

(1)	ICS Opportunities, Ltd. maintains principal offices at 666 Fifth Avenue, New York, NY 10103. The amounts set forth in the table exclude additional shares underlying warrants issued in the Company’s June 2012 offering. This information is based solely on information in Schedule 13G.

(2)	Includes 35,410 shares of common stock held by Avenel Financial Group, Inc., a corporation controlled by Michael D. Pruitt. The amounts set forth in the table excludes 207,000 additional shares underlying Class A Warrants and Class B Warrants owned by Mr. Pruitt, which warrants limit exercise to that number of shares that, when aggregated with the holder’s existing ownership of the Company’s common stock, would result in such holder, together with related persons or entities, owning more than 9.9% of the Company’s issued and outstanding common stock.

(3)	Mr. Prag's address is 2455 El Amigo Road, Del Mar, CA 92014. The amounts set forth in the table include 115,550 shares of common stock owned by Mr. Prag, 16,158 shares of common stock owned by Del Mar Consulting Group, Inc. Retirement Plan Trust 9with respect to which Mr. Prag serves as Trustee), 91,985 Warrants (HOTRW) owned by Mr. Prag to acquire shares of HOTR Common Stock and 180,000 shares of common stock underlying Class A Warrants and Class B Warrants owned by Mr. Prag and Del Mar Consulting Group, Inc. Retirement Plan Trust, which warrants limit exercise to that number of shares that, when aggregated with the holder’s existing ownership of the Company’s common stock, would result in such holder, together with related persons or entities, owning more than 9.9% of the Company’s issued and outstanding common stock. This information is based solely on information in Schedule 13G.

36

(4)	John S. Lemak has investment and voting control over the securities held by Sandor Capital Master Fund LP. Sandor maintains principal offices at 2828 Routh Street, Suite 500, Dallas, TX 75201. The amounts set forth in the table include 174,772 shares of common stock owned by Sandor, 24,700 shares of common stock owned by John S. Lemak and 98,728 shares of common stock underlying Class A Warrants owned by Sandor. The amounts set forth in the table exclude additional shares underlying Class A Warrants and Class B Warrants owned by Sandor and John S. Lemak, which warrants limit exercise to that number of shares that, when aggregated with the holder’s existing ownership of the Company’s common stock, would result in such holder, together with related persons or entities, owning more than 9.9% of the Company’s issued and outstanding common stock. This information is based solely on information in Schedule 13G.

(5)	Includes Class A and Class B warrants as follows:

	Shares Owned	Class A Warrants	Class B Warrants	Total

Michael Carroll	5,500	5,500	5,500	16,500
Rusty Page	1,000	1,000	1,000	3,000
Paul I. Moskowitz	3,100	3,100	3,100	9,300
Keith Johnson	1,000	1,000	1,000	3,000

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 20,000,000 shares of common stock, holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of our outstanding shares of common stock can elect all directors.

Holders of common stock are entitled to receive such dividends as may be declared by our Board out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our directors are not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

Holders of common stock do not have preemptive rights to subscribe to any additional shares we may issue in the future. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Warrants

The warrants are exercisable at any time after they become quoted separately until June 21, 2017. The exercise price of a warrant is $5.00. The warrants are redeemable at our option for $.01 per warrant upon 30 days' prior written notice, at any time after the VWAP of our common stock is equal to or greater than $7.75 per share for at least twenty (20) consecutive trading days. The warrants may only be redeemed if we have a current and effective registration statement available covering the exercise of the warrants.

37

We will send a written notice of redemption to holders of the warrants at their last known address appearing on the registration records maintained by the warrant agent.  No other form of notice or publication is required.  If we call the warrants for redemption, the holders of the warrants will then have to decide whether to sell the warrants, exercise them before the close of business on the business day preceding the specified redemption date or hold them for redemption.

We will make adjustment to the exercise price and the number of shares of common stock purchasable upon exercise of the warrants if certain events occur including stock dividends, stock splits, combinations, and reclassifications of our common stock.

If we merge or consolidate with another corporation, or if we sell our assets as an entirety or substantially as an entirety to another corporation, we will make provisions so that the warrant holders will be entitled to receive upon exercise of the warrant the kind and number of securities, cash or other property that would have been received as a result of the transaction by a person who was a stockholder immediately before the transaction and who owned the same number of shares of common stock for which the warrant was exercisable immediately before the transaction.  No adjustment to the warrants will be made, however, if a merger or consolidation does not result in a reclassification or change in our outstanding stock.

Other Warrants

During the third quarter of 2011, we issued warrants having a subscription price of $0.08 which entitled our shareholders to acquire one Class A Warrant which would entitle the holder to acquire one share of our common stock for $5.50 and one Class B Warrant which would entitle the holder to acquire one share of our common stock for $7.00.  The warrants have a five year life.  At December 31, 2012, the Company had issued 1,097,254 Class A and Class B warrants.

On August 10, 2011, we issued two warrants to the shareholder who collateralized the Company's $2,000,000 line of credit.  The Class A Warrant is for 100,000 shares exercisable at $5.50 per share for 10 years and the Class B Warrant is for 112,500 shares exercisable at $7.00 per share for 10 years.

On March 29, 2012, the Company issued 125,000 and 25,000 five year warrants at $6.50 and $8.00, respectively, for consulting services related to the Company’s expansion in Europe.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. Subject to certain exceptions, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after 'the date of the transaction in which the person became an interested stockholder unless:

•	prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (1) by persons who are directors and also officers and (2) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

For purposes of Section 203, a "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior to the date of determination whether the person is an "Interested Stockholder" did own, 15% or more of the corporation's voting stock.

38

In addition, our authorized but unissued shares of common stock and preferred stock are available for our board to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans The existence of our authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction. Our authorized but unissued shares may be used to delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. The board of directors is also authorized to adopt, amend or repeal our bylaws which could delay, defer or prevent a change in control.

TRANSFER AGENT AND REGISTRAR

The Transfer Agent and Registrar for our common stock and warrant agent is Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034, phone (469) 633-0101.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Roetzel & Andress LPA, Fort Lauderdale, Florida.

EXPERTS

The financial statements of Chanticleer Holdings, Inc. as of December 31, 2012 and for the year ended December 31, 2012, have been included herein and in the registration statement in reliance upon the report of Marcum LLP, independent registered public accounting firm, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing.

The financial statements of Chanticleer Holdings, Inc. as of December 31, 2011 and for the year ended December 31, 2011, have been included herein and in the registration statement in reliance upon the report of Creason Associates, P.L.L.C., independent registered public accounting firm, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing.

The financial statements of the South African Subsidiaries of Chanticleer Holdings, Inc. as of December 31, 2011 and for the period from October 1, 2011 through December 31, 2011 have not been included separately herein but included as part of the consolidated financial statements of Chanticleer Holdings, Inc., in reliance upon the report of Marcum LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC.  Anyone may inspect a copy of the registration statement or any other reports we file, without charge at the public reference facility maintained by the Securities and Exchange Commission at 100 F Street, N.E., Room 1580, Washington, DC 20549.  Copies of all or any part of the registration statement may be obtained from that facility upon payment of the prescribed fees.  The public may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  The Securities and Exchange Commission maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Securities and Exchange Commission.

You can find additional information concerning us on our website http://www.chanticleerholdings.com.  Information contained on, or linked from, our website is not and should not be considered a part of this prospectus.

39

CHANTICLEER HOLDINGS, INC. AND SUBSIDIARIES

40

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the

Board of Directors and Shareholders

of Chanticleer Holdings, Inc.

We have audited the accompanying consolidated balance sheet of Chanticleer Holdings, Inc. and Subsidiaries (the “Company”) as of December 31, 2012, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chanticleer Holdings, Inc. and Subsidiaries, as of December 31, 2012, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum llp

New York, NY

April 3, 2013

41

CREASON & ASSOCIATES, P.L.L.C.

7170 S. Braden Ave., Suite 100

Tulsa, Oklahoma 74136

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of

The Board of Directors and Stockholders of

Chanticleer Holdings, Inc.:

We have audited the accompanying consolidated balance sheet of Chanticleer Holdings, Inc. and Subsidiaries (the "Company") as of December 31, 2011, and the related consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows for the year ended December 31, 2011. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We did not audit the financial statements of Kiarabrite (Pty) Ltd, Dimaflo (Pty) Ltd, Tundraspex (Pty) Ltd, Civisign (Pty) Ltd, Dimalogix (Pty) Ltd, and Chanticleer & Shaw Foods (Pty) Ltd. (collectively referred to as the South Africa Operations), wholly-owned and majority-owned subsidiaries, which statements reflect total assets and revenues constituting 45 percent and 66 percent, respectively, of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for the South Africa Operations, is based solely on the report of the other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit and the audit report of the other auditors provide a reasonable basis for our opinion.

As discussed in Note 17 to the consolidated financial statements, the Company has restated its consolidated financial statements as of December 31, 2011, and for the year then ended.

In our opinion, based on our audit and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Chanticleer Holdings, Inc. and Subsidiaries as of December 31, 2011, and the consolidated results of their operations and their cash flows for the year ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Chanticleer Holdings, Inc. and Subsidiaries will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, Chanticleer Holdings, Inc. has incurred substantial net losses and negative cash flows from operations for the past several years, along with negative working capital. In addition, the Company has future plans that may require substantial financial obligations. There can be no assurance that the Company will be able to generate sufficient cash revenues to fund its current operations and fulfill its future commitments. These conditions raise substantial doubt about Chanticleer Holdings, Inc. and Subsidiaries’ ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that may result from the outcome of these uncertainties.

/s/ Creason & Associates, P.L.L.C.

Tulsa, Oklahoma

April 3. 2012 (Except for the effects of the restatement as discussed in Note 17 to the 2011 consolidated financial statements, which are dated December 4, 2012)

42

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the

Board of Directors and Shareholders

Chanticleer Holdings, Inc.

We have audited the accompanying combined balance sheet of South African Subsidiaries of Chanticleer Holdings, Inc. (the “Company”) as of December 31, 2011, and the related combined statements of operations, changes in equity and cash flows for the period from October 1, 2011 through December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of South African Subsidiaries of Chanticleer Holdings, Inc., as of December 31, 2011, and the results of its operations and its cash flows for the period from October 1, 2011 through December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum llp

New York, NY

December 4, 2012

43

Chanticleer Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31, 2012 and 2011

	2012	2011
ASSETS
Current assets:
Cash	$1,248,274	$165,129
Accounts receivable	161,073	108,714
Other receivable	85,473	42,109
Inventory	227,023	105,073
Due from related parties	137,763	76,591
Prepaid expenses	170,769	144,347
TOTAL CURRENT ASSETS	2,030,375	641,963
Property and equipment, net	2,316,146	1,505,059
Goodwill	396,487	396,487
Intangible assets, net	559,832	325,084
Investments at fair value	56,949	318,353
Other investments	2,116,915	1,582,148
Deposits and other assets	169,727	29,605
TOTAL ASSETS	$7,646,431	$4,798,699

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt and notes payable	$236,110	$1,171,855
Convertible notes payable	-	1,625,000
Accounts payable and accrued expenses	1,122,633	478,005
Other current liabilities	361,586	330,607
Current maturities of capital leases payable	27,965	41,590
Deferred rent	10,825	43,225
Due to related parties	13,733	30,204
TOTAL CURRENT LIABILITIES	1,772,852	3,720,486
Capital leases payable, less current maturities	60,518	85,853
Deferred rent	98,448	7,162
Other liabilities	186,060	263,321
Long-term debt, less current maturities	-	236,109
TOTAL LIABILITIES	2,117,878	4,312,931
Commitments and contingencies (Note 14)

Stockholders' equity:
Common stock: $0.0001 par value; authorized 20,000,000 and 200,000,000 shares; issued 3,698,896 shares and 1,506,061 shares; and outstanding 3,698,896 and 1,249,446 shares at December 31, 2012 and 2011, respectively	370	151
Additional paid in capital	14,898,423	6,459,656
Other comprehensive (loss) income	(181,741)	50,650
Non-controlling interest	70,198	593,863
Accumulated deficit	(9,258,697)	(6,092,132)
Less treasury stock, 256,615 shares at December 31, 2011	-	(526,420)
	5,528,553	485,768
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,646,431	$4,798,699

See accompanying notes to consolidated financial statements.

44

Chanticleer Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

For the Years Ended December 31, 2012 and 2011

	2012	2011
Revenue:
Restaurant sales, net	$6,752,323	$980,247
Management fee income - non-affiliates	100,000	493,167
Management fee income - affiliates	30,743	3,235
Total revenue	6,883,066	1,476,649
Expenses:
Restaurant cost of sales	2,761,949	504,971
Restaurant operating expenses	3,785,034	598,225
Restaurant pre-opening expenses	204,126	-
General and administrative expense	2,618,368	1,249,749
Depreciation and amortization	383,454	79,542
Total expenses	9,752,931	2,432,487
Loss from operations	(2,869,865)	(955,838)
Other income (expense)
Equity in earnings (losses) of investments	(14,803)	(76,113)
Realized (losses) gains from sales of investments	(16,598)	94,353
Interest and other income	864	5,017
Interest expense	(474,926)	(183,467)
Other than temporary decline in available-for-sale securities	-	(147,973)
Total other expense	(505,463)	(308,183)
Net loss before income taxes	(3,375,328)	(1,264,021)
Provision for income taxes	19,205	-
Net loss before non-controlling interest	(3,394,533)	(1,264,021)
Non-controlling interest	227,968	101,307
Net loss	(3,166,565)	(1,162,714)
Other comprehensive loss:
Unrealized loss on available-for-sale securities (none applies to non-controlling interest)	(261,404)	(13,005)
Foreign translation gains (losses)	29,013	(4,372)
Other comprehensive loss	$(3,398,956)	$(1,180,091)

Net loss per share, basic and diluted	$(1.25)	$(0.98)
Weighted average shares outstanding	2,541,696	1,185,018

See accompanying notes to consolidated financial statements.

45

Chanticleer Holdings, Inc. and Subsidiaries

Consolidated Statements of Stockholders' Equity

Years ended December 31, 2012 and 2011

	Common Stock
	Shares	Par	Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Non- Controlling Interest	Accumulated Deficit	Treasury Stock	Total

Balance, January 1, 2011	1,285,959	$129	$5,456,195	$68,027	$24,175	$(4,929,418)	$(536,683)	$82,425
Common stock issued for:

Convertible notes payable and accrued interest	206,143	21	731,066	-	-	-	-	731,087
Services	13,875	1	74,572	-	-	-	-	74,573
Cash	84	-	500	-	-	-	-	500
Available-for-sale securities contributed by CEO	-	-	125,331	-	-	-	-	125,331
Warrants sold, net	-	-	20,608	-	-	-	-	20,608
Amortize warrants	-	-	35,247	-	-	-	-	35,247
Sell treasury stock	-	-	16,137	-	-	-	10,263	26,400
Available-for-sale securities	-	-	-	(13,005)	-	-	-	(13,005)
Non-controlling interest	-	-	-	-	670,995	-	-	670,995
Foreign translation loss	-	-	-	(4,372)	-	-	-	(4,372)
Net loss	-	-	-	-	(101,307)	(1,162,714)	-	(1,264,021)
Balance, December 31, 2011	1,506,061	$151	$6,459,656	$50,650	$593,863	$(6,092,132)	$(526,420)	$485,768
Common stock issued for:
Services	5,000	1	32,399	-	-	-	-	32,400
Conversion of notes payable and accrued interest	423,828	42	1,907,196	-	-	-	-	1,907,238
Purchase of non-controlling interest	219,248	22	986,651	-	(986,651)	-	-	22
Acquisition of non-controlling interest for cash	-	-	-	-	(490,615)	-	-	(490,615)
Reclassification of non-controlling interest	-	-	(1,181,569)	-	1,181,569	-	-	-
Cash, net of expenses	1,801,374	180	7,051,284	-	-	-	-	7,051,464
Available-for-sale securities	-	-	-	(261,404)	-	-	-	(261,404)
Amortize warrants	-	-	169,200	-	-	-	-	169,200
Foreign translation gain	-	-	-	29,013	-	-	-	29,013
Treasury stock cancelled	(256,615)	(26)	(526,394)	-	-	-	526,420	-
Net loss	-	-	-	-	(227,968)	(3,166,565)	-	(3,394,533)
Balance, December 31, 2012	3,698,896	$370	$14,898,423	$(181,741)	$70,198	$(9,258,697)	$-	$5,528,553

See accompanying notes to consolidated financial statements.

46

Chanticleer Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2012 and 2011

	2012	2011
Cash flows from operating activities:
Net loss	$(3,394,533)	$(1,264,021)
Adjustments to reconcile net loss to net cash used in operating activities:
Other than temporary decline in value of available-for-sale securities	-	147,973
Bad debt expense - related party	-	750
Consulting and other services rendered in exchange for investment securities	-	(1,500)
Depreciation and amortization	383,454	79,542
Equity in (earnings) loss of investments	14,803	76,113
Common stock issued for services	32,400	74,573
Loss (gain) on sale of investments	16,598	(94,353)
Revaluation of equity investment prior to acquisitions	-	74,362
Amortization of warrants	169,201	35,247
Increase in amounts due from affiliate	(77,643)	(54,217)
Increase in accounts receivable	(52,359)	(81,528)
Increase in other receivable	(43,364)	(42,109)
Increase in prepaid expenses and other assets	(125,368)	(58,690)
Increase in inventory	(121,950)	(36,676)
Increase (decrease) in accounts payable and accrued expenses	785,965	(30,701)
Increase in deferred rent	58,886	20,308
Decrease in deferred revenue	-	(1,750)
Net cash used by operating activities	(2,353,910)	(1,156,677)

Cash flows from investing activities:
Proceeds from sale of investments	-	190,325
Investment distribution	-	8,140
Purchase of investments	(1,202,936)	(1,502,247)
Franchise costs	(239,684)	(75,000)
Purchase of property and equipment	(1,173,801)	(219,811)
Treasury stock proceeds	-	26,400
Net cash used by investing activities	(2,616,421)	(1,572,193)

Cash flows from financing activities:
Proceeds from sale of common stock	7,051,464	500
Proceeds from sale of common stock warrants, net	-	20,608
Loan proceeds	2,915,000	2,790,000
Loan repayment	(3,939,098)	(7,036)
Capital lease payments	(45,814)	(13,970)
Non-controlling interest investment	90,000	-
Other liabilities	(46,282)	62,262
Net cash provided by financing activities	6,025,270	2,852,364
Effect of exchange rate changes on cash	28,206	(4,372)
Net increase in cash and cash equivalents	1,083,145	119,122
Cash, beginning of year	165,129	46,007
Cash, end of year	$1,248,274	$165,129

See accompanying notes to consolidated financial statements.

47

Chanticleer Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows, continued

For the Years Ended December 31, 2012 and 2011

	2012	2011
Supplemental cash flow information:
Cash paid for interest and income taxes:
Interest	$273,468	$101,479
Income taxes	-	-

Non-cash investing and financing activities:
Due to related party exchanged for convertible note payable	$-	$25,000
Convertible notes payable exchanged for common stock	1,907,238	711,500
Common stock issued for Hoot limited partner units	986,651	-
Accrued interest exchanged for common stock	-	10,000
Investment contributed by the Company's CEO	-	125,331
Common stock issued for prepaid consulting contract	-	44,850
Acquisition of subsidiaries:
Current assets, excluding cash and cash equivalents	$-	$138,801
Property and equipment and intangible assets	-	1,985,799
Total assets excluding cash and cash equivalents	-	2,124,600
Liabilities assumed	-	953,917
Non-controlling interest	-	645,436
Prior investment of the Company	-	320,247
	-	1,919,600
Purchase price, net assets acquired - cash paid	$-	$205,000

See accompanying notes to consolidated financial statements.

48

Chanticleer Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

1.	Nature of Business

Organization

Chanticleer Holdings, Inc. (the “Company”) was organized October 21, 1999, under its original name, Tulvine Systems, Inc., under the laws of the State of Delaware. The Company previously had limited operations and was considered a development stage company until July 2005. On April 25, 2005, the Company formed a wholly owned subsidiary, Chanticleer Holdings, Inc. On May 2, 2005, Tulvine Systems, Inc. merged with and changed its name to Chanticleer Holdings, Inc.

The consolidated financial statements include the accounts of Chanticleer Holdings, Inc. and its subsidiaries, Chanticleer Advisors, LLC, (“Advisors”), Avenel Ventures, LLC ("Ventures"), Avenel Financial Services, LLC ("AFS"), Chanticleer Holdings Limited ("CHL"), Chanticleer Holdings Australia Pty, Ltd. (“CHA”), Chanticleer Investment Partners, LLC (“CIP”), DineOut SA Ltd. ("DineOut”), Chanticleer and Shaw Foods (Pty) Ltd. (“C&S”), Kiarabrite (Pty) Ltd (“KPL”), Dimaflo (Pty) Ltd (“DFLO”), Tundraspex (Pty) Ltd (“TPL”), Civisign (Pty) Ltd (“CPL”) and Dimalogix (Pty) Ltd (“DLOG”) (collectively referred to as “the Company,” “we,” “us,” or “the Companies”). All significant inter-company balances and transactions have been eliminated in consolidation.

Effective May 11, 2012, the Company's common stock was reverse split, 1 share for each 2 shares issued, pursuant to a majority vote of the Company's shareholders. All share references have been adjusted as if the split occurred in to all periods presented.

Information regarding the Company's subsidiaries is as follows:

•	Advisors was formed as a wholly owned Nevada Limited Liability Company on January 18, 2007 to manage related companies, Chanticleer Investors, LLC ("Investors LLC"), Chanticleer Investors II, LLC ("Investors II") and other investments owned by the Company (the Company announced its intention to exit this business on March 22, 2013, see Note 16, Subsequent Events for further details);

•	Ventures was formed as a wholly owned Nevada Limited Liability Company on December 24, 2008 to provide business management and consulting services to its clients;

•	CHL was formed as a wholly owned Limited Liability Company in Jersey on March 24, 2009 to own the Company's initial 50% interest in Hooters SA, GP, the general partner of the Hooters restaurant franchises in South Africa;

•	CHA was formed on September 30, 2011 in Australia as a wholly owned subsidiary to invest in Hooters restaurants in Australia;

•	CIP was formed as a wholly owned North Carolina limited liability company on September 20, 2011. CIP was formed to manage separate and customized investment accounts for investors. The Company has registered CIP as a registered investment advisor so that it can market openly to the public (the Company plans to exit this business during the first quarter of 2013);

•	DineOut was formed as a Private Limited Liability Company in England and Wales on October 29, 2009 to raise capital in Europe (the Company owns approximately 89% of DineOut at December 31, 2012);

•	KPL was formed on August 30, 2011 in South Africa to manage the Hooters restaurants in South Africa. The Company owns 90% and local management owns 10% at December 31, 2012;

49

•	C&S was formed in 2009 in South Africa, effective October 1, 2011 is owned 100% by the Company, and holds the Hooters of America (“HOA”) franchise rights in South Africa;

•	DFLO was formed on August 16, 2011 in South Africa, is owned 82% by the Company and 18% by outside investors at December 31, 2012, and owns the Hooters restaurant in Durban, South Africa;

•	TPL was formed on August 18, 2011in South Africa, is owned 88% by the Company and 12% by outside investors at December 31, 2012, and owns the Hooters restaurant in Johannesburg, South Africa;

•	CPL was formed on August 29, 2011 in South Africa, is owned 90% by the Company and 10% by outside investors at December 31, 2012 and owns the Hooters restaurant in Cape town, South Africa;

•	DLOG was formed on August 27, 2011 in South Africa, is owned 88% by the Company and 12% by outside investors at December 31, 2012 and owns the Hooters restaurant in the Emperor’s Palace in Johannesburg, South Africa;

•	CRK was formed on October 12, 2011 in Hungary, is owned 80% by the Company and 20% by a local investor at December 31, 2012 and is intended to own restaurants in Hungary and Poland; and

•	AFS was formed on February 19, 2009 as a Nevada Limited Liability Company to provide unique financial services to the restaurant, real estate development, investment advisor/asset management and philanthropic organizations. AFS's business operation was not activated and was discontinued in September 2011.

GOING CONCERN

At December 31, 2012 and 2011, the Company had current assets of $2,030,375 and $641,963; current liabilities of $1,772,852 and $3,720,486; and a working capital balance (deficit) of $257,523 and $(3,078,523), respectively. The Company incurred a loss of $3,166,565 during the year ended December 31, 2012 and had an unrealized loss from available-for-sale securities of $261,404 and foreign currency translation gains of $29,013, resulting in a comprehensive loss of $3,398,956.

The Company's corporate general and administrative expenses averaged approximately $650,000 per quarter during 2012. The Company expects costs to increase as we expand our footprint internationally in 2013, offset by one-time costs incurred in the fourth quarter of 2012 of approximately $150,000 for professional fees related to our South African subsidiaries. In addition, as announced in March 2013, we will be exiting operating our investment management subsidiary which we believe will save us approximately $50,000 per quarter starting with the second quarter of 2013. Effective October 1, 2011, the Company acquired majority control of the restaurants in South Africa and began consolidating these operations. In August 2012, the Company opened a restaurant in Budapest, Hungary, and shares 80% of the profits. The Company also shares 49% of the profits in our Hooters location opened in January 2012 in Campbelltown, Australia, a suburb of Sydney.

In addition, the Company has a note with a balance at December 31, 2012 of $236,110 owed to its bank which is due in August 2013 The Company’s South African subsidiaries have bank overdraft and term facilities of $361,586. The Company plans to continue to use limited partnerships, if the Company’s contemplated raise is not completed or not fully subscribed, to fund its share of costs for additional Hooters restaurants.

On January 31, 2013, the Company settled outstanding liabilities of $170,686 from a South African bank, previously presented in our consolidated balance sheets in “other liabilities”. Upon making a payment of $98,578, the Company received a release from all other bank liabilities, resulting in a total gain on extinguishment of debt of $72,108, which will be presented in our March 31, 2013 10-Q filing as other income.

50

The Company expects to meet its obligations in 2013 with some or all of the following:

•	The Company received $100,000 in January 2013 as a fee for its CEO to be a board member of Hooters of America and expects to continue to receive this fee for the next three years based on the current agreement;
•	Borrow, if and to the extent available, additional funds;
•	Form joint ventures or other financing vehicles.

If the above events do not occur or if the Company does not raise sufficient capital, substantial doubt about the Company’s ability to continue as a going concern exists. These consolidated financial statements do not reflect any adjustments that might result from the outcome of these uncertainties.

2.	SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Significant estimates include the valuation of the investments in portfolio companies and deferred tax asset valuation allowances. Actual results could differ from those estimates.

revenue recognition

Restaurant Net Sales

We record revenue from restaurant sales at the time of sale, net of discounts. Sales revenues are presented net of sales and value added (VAT) taxes. Cost of sales primarily includes the cost of food, beverages, and merchandise and disposable paper and plastic goods used in preparing and selling our menu items, and excludes depreciation and amortization.

Management Fee Income

The Company receives revenue from management fees from both affiliated companies and non-affiliated companies. Our revenue recognition policy provides that revenue is generally realized or realizable and earned when all of the following criteria have been met:

•	Persuasive evidence of an arrangement exists;
•	Delivery has occurred or services have been rendered;
•	The seller's price to the buyer is fixed or determinable; and
•	Collectability is reasonably assured.

We may collect revenue in both cash and in the equity securities of the company to whom we are providing services. Typically when we are paid cash for services, it is based on a monthly fee and is recorded when earned. When we receive equity securities for our management services, we generally receive the securities in advance for our services to be earned over the life of the contract, generally one year. We value these securities and defer recognition of the revenue over the life of the management contract.

The fair value of the equity instruments received was determined based upon the stock prices as of the date we reached an agreement with the third party and is not subject to adjustment after the measurement date.

RESTAURANT PRE-OPENING EXPENSES

Restaurant pre-opening expenses, which are expensed as incurred, consist of the costs of hiring and training the initial hourly work force for each new restaurant, travel, the cost of food and supplies used in training, grand opening promotional costs, the cost of the initial stocking of operating supplies and other direct costs related to the opening of a restaurant, including rent during the construction and in-restaurant training period.

51

ACCOUNTS RECEIVABLE

The Company monitors its exposure for credit losses on its receivable balances and the credit worthiness of its receivables on an ongoing basis and records related allowances for doubtful accounts. Allowances are estimated based upon specific customer and other balances, where a risk of default has been identified, and also include a provision for non-customer specific defaults based upon historical experience. As of December 31, 2012 and December 31, 2011, the Company has not recorded an allowance for doubtful accounts. If circumstances related to specific customers change, estimates of the recoverability of receivables could also change.

INVENTORIES

Inventories are valued at the lower of cost (first-in, first-out method) or market, and consist primarily of restaurant food items and supply inventory.

OPERATING LEASES

The Company leases certain property under operating leases. Many of these lease agreements contain rent holidays, rent escalation clauses and/or contingent rent provisions. Rent expense is recognized on a straight-line basis over the expected lease term, including cancelable option periods when failure to exercise such options would result in an economic penalty. In addition, the rent commencement date of the lease term is the earlier of the date when we become legally obligated for the rent payments or the date when we take access to the property or the grounds for build out.

MARKETABLE EQUITY SECURITIES

Available-for-sale securities

The Company’s investments in marketable equity securities which are classified as available-for-sale are carried at fair value. Investments available for current operations are classified in the consolidated balance sheets as current assets; investments held for long-term purposes are classified as non-current assets. Unrealized gains and losses, net of tax, are reported in other comprehensive income as a separate component of stockholders’ equity. Gains and losses are reported in the consolidated statements of operations when realized, determined based on the disposition of specifically identified investments, using a first-in, first-out method.

Investments identified by the Company as being potentially impaired are subject to further analysis to determine if the impairment is other than temporary. Other than temporary declines in market value from original costs are charged to investment and other income, net, in the period in which the loss occurs. In determining whether investment holdings are other than temporarily impaired, the Company considers the nature, cause, severity and duration of the impairment.

OTHER INVESTMENTS

Investments in which the Company has the ability to exercise significant influence and that, in general, are at least 20 percent owned are stated at cost plus equity in undistributed net earnings (loss), less distributions received. The Company also has equity investments in which it owns less than 20% which are stated at cost. An impairment loss would be recorded whenever a decline in the value of an equity investment or cost investment is below its carrying amount and is determined to be other than temporary. In judging “other than temporary,” the Company considers the length of time and extent to which the fair value of the investment has been less than the carrying amount of the investment, the near-term and long-term operating and financial prospects of the investee, and the Company’s long-term intent of retaining the investment in the investee.

52

FAIR VALUE MEASUREMENTS

For financial assets and liabilities measured at fair value on a recurring basis, fair value is the price we would receive to sell an asset or pay to transfer a liability in an orderly transaction with a market participant at the measurement date. In the absence of active markets for the identical assets or liabilities, such measurements involve developing assumptions based on market observable data and, in the absence of such data, internal information that is consistent with what market participants would use in a hypothetical transaction that occurs at the measurement date.

Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect our market assumptions. Preference is given to observable inputs. These two types of inputs create the following fair value hierarchy:

Level 1	Quoted prices for identical instruments in active markets.
Level 2	Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.
Level 3	Significant inputs to the valuation model are unobservable.

We maintain policies and procedures to value instruments using the best and most relevant data available. Our investment committee reviews and approves all investment valuations.

Our available-for-sale equity securities are all valued using Level 1 inputs or Level 2 inputs.

fair value of financial instruments

The Company is required to disclose fair value information about financial instruments when it is practicable to estimate that value. The carrying amounts of the Company’s cash, accounts receivable, inventory, accounts payable, accrued expenses, other current liabilities, convertible notes payable and notes payable approximate their estimated fair value due to the short-term maturities of these financial instruments and because related interest rates offered to the Company approximate current rates.

fixed assets

Fixed assets are stated at cost, less accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful lives of the respective assets (generally five and seven years). The carrying amount of all long-lived assets is evaluated periodically to determine if adjustment to the depreciation and amortization period or the unamortized balance is warranted. Based upon its most recent analysis, the Company believes that no impairment of property and equipment exists at December 31, 2012 and 2011. Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

InTANGIBLE ASSETS

Goodwill

Generally accepted accounting principles in the United States require the Company to perform a goodwill impairment test annually and more frequently when negative conditions or a triggering event arise. In September 2011, the FASB issued amended guidance that simplified how entities test goodwill for impairment. After an assessment of certain qualitative factors, if it is determined to be more likely than not that the fair value of a reporting unit is less than its carrying amount, entities must perform the quantitative analysis of the goodwill impairment test. Otherwise, the quantitative test(s) become optional. As provided for under the amended guidance, the Company chose not to assess the qualitative factors of its reporting units and, instead, performed the quantitative tests.

53

Franchise Cost

Intangible assets are recorded for the initial franchise fees for our restaurants. The Company amortizes these amounts over a 20 year periods, which is the life of the franchise agreement.

Income Taxes

Deferred income taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Company has provided a valuation allowance for the full amount of the deferred tax assets.

As of December 31, 2012 and 2011 the Company had no accrued interest or penalties relating to any tax obligations. The Company currently has no federal or state examinations in progress, nor has it had any federal or state tax examinations since its inception. The last three years of the Company's tax years are subject to federal and state tax examination.

Stock-based Compensation

The compensation cost relating to share-based payment transactions (including the cost of all employee stock options) is required to be recognized in the financial statements. That cost is measured based on the estimated fair value of the equity or liability instruments issued. A wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans are included. The Company’s financial statements would include an expense for all share-based compensation arrangements granted on or after January 1, 2006 and for any such arrangements that are modified, cancelled or repurchased after that date based on the grant-date estimated fair value.

As of December 31, 2012 and 2011, there were no options outstanding. See Note 11 regarding outstanding warrants.

LOSS PER COMMON SHARE

The Company is required to report both basic earnings per share, which is based on the weighted-average number of common shares outstanding, and diluted earnings per share, which is based on the weighted-average number of common shares outstanding plus all potentially dilutive shares outstanding. At December 31, 2012 and 2011, there are no potentially dilutive shares outstanding. Accordingly, no common stock equivalents are included in the loss per share calculations and basic and diluted earnings per share are the same for all periods presented.

FOREIGN CURRENCY TRANSLATION

Adjustments resulting from the process of translating foreign functional currency financial statements into U.S. dollars are included in accumulated other comprehensive income in common stockholders’ equity. Foreign currency transaction gains and losses are included in current earnings. Most of our foreign operations use their local currency as the functional currency.

54

Comprehensive Income

Standards for reporting and displaying comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. We are required to (a) classify items of other comprehensive income by their nature in financial statements, and (b) display the accumulated balance of other comprehensive income separately in the equity section of the balance sheet for all periods presented.

concentration of credit risk

Cash is maintained at financial institutions, which at times, may exceed the FDIC insurance limit.

RECLASSIFICATIONS

Certain reclassifications have been made in the financial statements at December 31, 2011 and for the periods then ended to conform to the December 31, 2012 presentation. The reclassifications had no effect on net loss.

Recent Accounting Pronouncements

There are several new accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”) which are not yet effective. Each of these pronouncements, as applicable, has been or will be adopted by the Company. At March 28, 2013, none of these pronouncements are expected to have a material effect on the financial position, results of operations or cash flows of the Company.

On July 27, 2012, the FASB issued Accounting Standards Update No. 2012-02, Intangibles—Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment. The Update simplifies the guidance for testing the decline in the realizable value (impairment) of indefinite-lived intangible assets other than goodwill. Examples of intangible assets subject to the guidance include indefinite-lived trademarks, licenses, and distribution rights. The amendment allows an organization the option to first assess qualitative factors to determine whether it is necessary to perform the quantitative impairment test. An organization electing to perform a qualitative assessment is no longer required to calculate the fair value of an indefinite-lived intangible asset unless the organization determines, based on a qualitative assessment, that it is “more likely than not” that the asset is impaired. Under former guidance, an organization was required to test an indefinite-lived intangible asset for impairment on at least an annual basis by comparing the fair value of the asset with its carrying amount. If the carrying amount of an indefinite-lived intangible asset exceeded its fair value, an impairment loss was recognized in an amount equal to the difference. The amendments in this Update are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. The Company is currently evaluating the impact of this Update, but does not expect the Update to have a material impact on the consolidated financial statements.

On February 5, 2013, the FASB issued Accounting Standards Update No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. The standard is intended to improve the reporting of reclassifications out of accumulated other comprehensive income of various components. The Update requires an entity to present, either parenthetically on the face of the financial statements or in the notes, significant amounts reclassified, from each component of accumulated other comprehensive income and the income statement line items affected by the reclassification. The amendments in this Update are effective for annual and interim periods beginning after December 15, 2012. The Company will adopt this amendment for the March 31, 2013 interim period financial statements.

55

3.	ACQUISITION OF MAJORITY OWNED HOOTERS RESTAURANTS

Effective October 1, 2011, the Company acquired majority ownership of a management company, a company that owns the HOA franchise rights for the territory of South Africa, and four Hooters restaurants in South Africa. Previously, the Company owned a minority interest in the restaurants and was not in control and these operations were accounted for using the equity method of accounting. New entities were formed for the operations and the Company’s ownership at December 31, 2012 is as follows: KPL 90%, DFLO 82%, TPL 88%, CPL 90%, C&S 100% and DLOG 88%. The restaurant owned by DFLO in Durban opened in January 2010, the restaurant owned by TPL in Johannesburg opened in June 2010, the restaurant owned by CPL in Cape Town opened in June 2011 and the restaurant owned by DLOG opened in February 2012.

The acquisition was accounted for using the purchase method of accounting and, accordingly, the consolidated statements of operations include the results of the South African operations beginning October 1, 2011. The assets acquired and the liabilities assumed were recorded at estimated fair values as determined by the Company’s management based on information currently available and on current assumptions as to future operations. A summary of the estimated fair value of assets acquired and liabilities assumed in the acquisition follows:

Current assets, excluding cash and cash equivalents	$138,801
Property and equipment and intangible assets	1,985,799
Total assets excluding cash and cash equivalents	$2,124,600
Liabilities assumed	953,917
Non-controlling interest	645,436
Prior investment of the Company	320,247
Purchase price (net assets acquired)	$205,000
Cash paid	$205,000

Liabilities assumed includes $547,646 and $593,928 at December 31, 2012 and 2011, respectively in bank debt of the prior entities which the Company has agreed to repay without interest upon completion of its new financing. These amounts are included in other liabilities.

Unaudited pro forma results of operations for the year ended December 31, 2011, as if the Company had acquired majority ownership of the South African Hooters restaurants on January 1, 2011 is as follows. The pro forma results include estimates and assumptions which management believes are reasonable. However, pro forma results are not necessarily indicative of the results that would have occurred if the business combination had been in effect on the dates indicated, or which may result in the future.

2011

Net revenues	$4,840,914
Net earnings (loss)	$(1,031,135)
Net earnings (loss) per share, basic and diluted	$(0.44)

56

4.	INVESTMENTS

INVESTMENTS AT FAIR VALUE CONSIST OF THE FOLLOWING AT DECEMBER 31, 2012 AND 2011.

	2012	2011

Available-for-sale investments at fair value	$56,949	$318,353
Total	$56,949	$318,353

AVAILABLE-FOR-SALE SECURITIES

Activity in our available-for-sale securities may be summarized as follows:

	2012	2011

Cost at beginning of year	$263,331	$284,473
Contributed to the Company by it's CEO	-	125,331
Received as management fees	-	1,500
Other than temporary loss in available-for-sale securities	-	(147,973)
Cost at end of year	263,331	263,331
Unrealized gain (loss)	(206,382)	55,022
Total	$56,949	$318,353

Our available-for-sale securities consist of the following:

	Cost	Unrecognized Holding Gains (Losses)	Fair Value	Realized Holding Loss	Loss on Sale
December 31, 2012
North Carolina Natural Energy	1,500	-	1,500	-	-
North American Energy	126,000	(111,300)	14,700	-	-
North American Energy	10,500	(7,350)	3,150	-	-
North American Energy	125,331	(87,732)	37,599	-	-
	$263,331	$(206,382)	$56,949	$-	$-

December 31, 2011
Remodel Auction	$-	$-	$-	$(900)	$-
North Carolina Natural Energy	1,500	-	1,500	-	-
North American Energy	126,000	(42,000)	84,000	-	-
North American Energy	10,500	7,500	18,000	-	-
North American Energy	125,331	89,522	214,853	-	-
Efftec International, Inc.	-	-	-	(22,500)	-
HiTech Stages	-	-	-	(124,573)	-
	$263,331	$55,022	$318,353	$(147,973)	$-

North Carolina Natural Energy, Inc. (“NCNE”) – NCNE is a successor to REMC whose business was discontinued. NCNE has plans to become involved in some form of natural energy. The Company received 100,000,000 shares of NCNE (less than 1% on a fully diluted basis) for management services during 2011. The shares were valued at $1,500 based on NCNE’s valuation as a shell.

57

North American Energy Resources, Inc. - During the quarter ended June 30, 2009, the Company exchanged its oil & gas property investments for 700,000 shares of North American Energy Resources, Inc. ("NAEY") which were valued at $126,000 based on the closing price of NAEY on the date of the trade. At December 31, 2012 and 2011, the stock was $0.02 and $0.12 per share and the Company recorded an unrealized loss of $111,300 and $42,000, respectively, based on the Company's determination that the price decline was temporary.

During the first quarter of 2010, the Company received an additional 150,000 shares of NAEY in exchange for management services. The shares were initially valued at $10,500, based on the trading price at the time. At December 31, 2012, the Company recorded an unrealized loss of $7,350 based on the market value. At December 31, 2011, the shares were valued at $18,000 and the Company recorded unrealized appreciation of $7,500.

During June 2011, the Company’s CEO contributed 1,790,440 shares of NAEY to the Company which was valued at $125,331 based on the trading price at the time. Mr. Pruitt did not receive additional compensation as a result of the transfer. At December 31, 2012, the Company recorded an unrealized loss of $87,732 based on a market value of $37,599. At December 31, 2011, the Company recorded unrealized appreciation of $89,522 based on a market value of $214,853.

NAEY appointed a new management team in December 2010 and they are seeking acquisition opportunities for onshore and offshore oil and gas properties. Accordingly, the Company determined that any decline was temporary.

Remodel Auction Incorporated (“REMC”) – During 2009, the Company acquired 334 shares of REMC for management services with an initial cost of $275,000 which has now been fully impaired.

EffTec International, Inc. - Effective April 1, 2010, the Company's CEO became a director and the CEO of EffTec International, Inc. The Company received 150,000 shares of EffTec and an option to acquire an additional 150,000 shares at $0.15 per share in exchange for the management services to be provided. The shares were valued at $22,500 based on the trading price of EffTec at the date of the transaction. At September 30, 2011, the market value of the Efftec stock dropped to less than $0.01 per share and the Company determined the reduction was other than temporary and impaired its investment to zero.

HiTech Stages, Ltd. (“HiTech”) – The Company originally acquired 275,000 shares of HiTech in exchange for 150,450 shares of DineOut during the June 2010 quarter. HiTech was unable to raise sufficient capital to fund its business plan and the stock price dropped to near zero at September 30, 2011. The Company determined the decline was other than temporary and fully impaired its investment on September 30, 2011.

OTHER INVESTMENTS ARE SUMMARIZED AS FOLLOWS AT DECEMBER 31, 2012 AND 2011.

	2012	2011

Investments accounted for under the equity method	$1,066,915	$815,550
Investments accounted for under the cost method	1,050,000	766,598
Total	$2,116,915	$1,582,148

58

INVESTMENTS ACCOUNTED FOR USING THE EQUITY METHOD

Activity in investments accounted for using the equity method is summarized as follows.

	2012	2011

Balance, beginning of year	$815,550	$87,200
Equity in earnings (loss)	(14,803)	(76,113)
New investments	409,543	812,604
Reclassification of investments	(143,375)	-
Distributions received	-	(8,141)
Balance, end of year	$1,066,915	$815,550

Equity investments consist of the following at December 31, 2012 and December 31, 2011:

	2012	2011
Carrying value:
Hoot SA I, II, III - South Africa	$-	$143,274
Hoot Campbelltown Pty. Ltd. (49%) - Australia	555,331	570,134
Second Hooters location (49%) - Australia	511,584	102,041
Brazil	-	101
	$1,066,915	$815,550

Equity in earnings (loss) and distributions from equity investments during the years ended December 31, 2012 and 2011 follows. The activity from the South African restaurants is through September 30, 2011 at which time the Company acquired majority ownership and began consolidating these operations.

	2012	2011
Equity in earnings (loss):
Hoot S.A. I, II, III	-	(9,256)
Hoot Campbelltown (49%)	(14,803)	(66,857)
	$(14,803)	$(76,113)
Distributions:
Hoot S.A. I, LLC (20%)	-	6,248
Hoot S.A. II, LLC (20%)	-	1,893
	$-	$8,141

The Company acquired majority ownership of the South African restaurants effective September 30, 2011, accordingly, the amounts in 2011 are for only nine months. In addition, the restaurant at the Hoot Campbelltown location incurred a loss for certain pre-opening expenses before it opened in January 2012, our share of which is included above.

	2012	2011

Revenue	$3,348,928	$3,364,265
Gross profit	2,381,245	2,122,073
Income (loss) from continuing operations	(30,208)	131,949
Net income (loss)	(30,208)	131,949

59

The summarized balance sheets for the two locations in Australia of which we owned 49% at December 31, 2012 and December 31, 2011 follows:

	2012	2011
ASSETS
Current assets	$604,147	$58,975
Non-current assets	2,909,276	1,646,508
TOTAL ASSETS	$3,513,423	$1,705,483
LIABILITIES
Current liabilities	$1,057,911	$76,035
PARTNER'S EQUITY	2,455,512	1,629,448
TOTAL LIABILITIES AND PARTNERS' EQUITY	$3,513,423	$1,705,483

Hooters S.A., GP - The Company formed CHL to own the Company's 50% general partner interest in Hooters S.A., GP, the general partner of the Hooters' restaurant franchises in South Africa. The initial restaurant opened in December 2009 in Durban, South Africa and operations commenced in January 2010. In the initial restaurant CHL had a 10% interest in restaurant cash flows until the limited partners receive payout and a 40% interest in restaurant cash flows after limited partner payout. The second location opened in Johannesburg in June 2010 and a third location opened in Cape Town in June of 2011 with similar structures. Effective September 30, 2011, the Company acquired majority control of the South African operations and began consolidating its operations on October 1, 2011. The fourth location opened in February 2012 in Emperor’s Palace Casino in Johannesburg with a similar structure.

CHA (Hoot Campbelltown Pty. Ltd and Hoot Surfers Paradise Pty. Ltd.) – CHA entered into a partnership with the current local Hooters franchisee in Australia in which CHA will own 49% and its partner own 51%. The local partner will also manage the restaurants. The first location, Hoot Campbelltown Pty. Ltd. opened in Campbelltown, a suburb of Sydney, in January 2012. A second location is in the planning stages and we expect it to open in the second quarter of 2013.

INVESTMENTS ACCOUNTED FOR USING THE COST METHOD

A summary of the activity in investments accounted for using the cost method follows.

	2012	2011
Investments at cost:
Balance, beginning of year	$766,598	$766,598
Impairment	(16,598)	-
New investments	300,000	-
Total	$1,050,000	$766,598

60

Investments at cost consist of the following at December 31, 2012 and 2011:

	2012	2011

Chanticleer Investors, LLC	$800,000	$500,000
Edison Nation LLC (FKA Bouncing Brain Productions)	250,000	250,000
Chanticleer Investors II	-	16,598
	$1,050,000	$766,598

Chanticleer Investors LLC - The Company sold 1/2 of its investment in Investors LLC in May 2009, which reduced its ownership from 23% to 11.5%. Accordingly, in May 2009, the Company discontinued accounting for this investment using the equity method and began to account for the investment using the cost method. In December 2010, the Company sold an additional $75,000 of its investment at cost.

On April 18, 2006, the Company formed Investors LLC and sold units for $5,000,000. Investors LLC’s principal asset was a convertible note in the amount of $5,000,000 with Hooters of America, Inc. (“HOA”), collateralized by and convertible into 2% of Hooters common stock. The original note included interest at 6% and was due May 24, 2009. The note was extended until November 24, 2010 and included an increase in the interest rate to 8%.

The Company owned $1,150,000 (23%) of Investors LLC until May 29, 2009 when it sold 1/2 of its share for $575,000. Under the original arrangement, the Company received 2% of the 6% interest as a management fee ($25,000 quarterly) and 4% interest on its investment ($11,500 quarterly). Under the extended note and revised operating agreement, the Company received a management fee of $6,625 quarterly and interest income of $11,500 quarterly until it was repaid in January 2011

On January 24, 2011, Investors LLC and its three partners combined to form HOA Holdings, LLC ("HOA LLC") and completed the acquisition of HOA and Texas Wings, Inc. ("TW"). Together HOA LLC has created an operating company with 161 company-owned locations across sixteen states, or nearly half of all domestic Hooters restaurants and over one-third of the locations worldwide.

Investors, LLC had a note receivable in the amount of $5,000,000 from HOA that was repaid at closing. Investors LLC then invested $3,550,000 in HOA LLC (approximately 3.1%) ($500,000 of which was the Company's share). One of the investors in Investors LLC that owned a $1,750,000 share is a direct investor in HOA LLC and will now carry its ownership in HOA LLC directly. In July 2012, the Company acquired an additional interest of $300,000, at cost, from one of the partners for cash, which increased our ownership to approximately 22% of Investors LLC as of December 31, 2012.

Based on the current status of this investment, the Company does not consider the investment to be impaired.

EE Investors, LLC - On January 26, 2006, we acquired an investment in EE Investors, LLC with cash in the amount of $250,000. We acquired 1,205 units (3.378%) in EE Investors, LLC, whose sole asset is 40% of Edison Nation, LLC (formerly Bouncing Brain Productions, LLC). Edison Nation was formed to provide equity capital for new inventions and help bring them to market. The initial business plan included developing the products and working with manufacturers and marketing organizations to sell the products. This has evolved into a less hands-on program which involves selling products with patents to other larger companies and retaining royalties. Edison Nation has now reached cash flow break-even, and in addition has been retained by a number of companies for which they do product searches to supplement its business. Edison Nation plans to repay the majority of its debt in 2013 and expects to subsequently begin making distributions to its owners. Based on the current status of this investment, the Company does not consider the investment to be impaired.

Chanticleer Investors II - The Company paid $16,598 in professional services to form this partnership. Chanticleer Advisors, LLC acts as the managing general partner and receives a management fee based on a percentage of profits. In 2012 the Company wrote off the $16,598 of expenses (the Company announced its intention to exit this business on March 22, 2013, see Note 16, Subsequent Events for further details).

61

5.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2012 and 2011:

	2012	2011

Office and computer equipment	$35,076	$32,179
Furniture and fixtures	47,686	67,794
Construction in progress	-	217,001
Restaurant furnishings and equipment	2,826,760	1,437,729
	2,909,522	1,754,703
Accumulated depreciation	(593,376)	(249,644)
	$2,316,146	$1,505,059

Construction in progress consists of costs incurred as of December 31, 2011 for our Emperor’s Palace location in Johannesburg, South Africa, which opened in February 2012. Restaurant furnishings and equipment consists of leasehold improvements, and bar, kitchen and restaurant equipment used in our five locations opened as of December 31, 2012. Depreciation expense was $364,645 and $74,238 for the years ended December 31, 2012, and December 31, 2011, respectively, including $35,314 and $9,869 for capital lease assets. Restaurant furnishings and equipment includes capital lease assets from three of our South African restaurants of $141,413 with a net book value of $96,230 and $131,544 at December 31, 2012 and December 31, 2011, respectively.

6.	INTANGIBLE ASSET, NET

GOODWILL

Goodwill arose from the excess paid over the fair value of the net assets acquired for the three operating restaurants effective October 1, 2011 and amounts to $396,487. An evaluation was completed effective December 31, 2012 at which time the Company determined that no impairment was necessary.

62

FRANCHISE COST

Franchise cost for the Company’s Hooters restaurants consists of the following at December 31, 2012 and December 31, 2011. The Company is amortizing these costs from the opening of each restaurant for the 20 year term of the franchise agreement with HOA.

	2012	2011

Franchise cost:
South Africa	$358,888	$346,140
Brazil *	135,000	-
Hungary	104,684	-
	598,572	346,140
Accumulated amortization	(38,740)	(21,056)
Intangible assets, net	$559,832	$325,084

Years ended December 31, 2012 and 2011:

Amortization expense	$18,809	$5,304

Amortization for franchise costs are as follows:

December 31,	Amount
2013	$23,179
2014	23,179
2015	23,179
2016	23,179
2017	23,179
Thereafter	308,937
Totals	$424,832

* The Brazil franchise cost is not being amortized until we open a restaurant.

63

7.	LONG-TERM DEBT AND NOTES PAYABLE

Long-term debt and notes payable are summarized as follows.

	December 31, 2012	December 31, 2011

$2,000,000 line of credit with a bank, interest at Wall Street Journal Prime +0.5% (minimum of 4.5%) payable monthly; due August 20, 2012; collateralized by a certificate of deposit owned by a shareholder; collateralized by substantially all of the Company's assets and guaranteed by Mr. Pruitt. Line was paid off after the June 2012 offering.	$-	$1,165,000

Note payable to a bank due in monthly installments of $1,739 including interest at Wall Street Journal Prime + 1% (minimum of 5.5%); remaining balance due August 10, 2013; collateralized by substantially all of the Company's assets and guaranteed by Mr. Pruitt	236,110	242,964

18% convertible notes payable; interest payable quarterly; due on the six-month anniversary of the date issued; convertible under the same terms as the subsequent capital raised in connection with a public offering of the Company's securities	-	1,625,000

	236,110	3,032,964
Notes payable and current portion of long-term debt	236,110	2,796,855
Long-term debt, less current portion	$-	$236,109

The Company pays the shareholder whose certificate of deposit is used as collateral on the $2,000,000 line of credit 1% of the outstanding balance on the line of credit monthly. In addition, the Company issued warrants to the shareholder, as described in Note 11.

During the three months ended March 31, 2011, the Company issued convertible notes payable with a total principal balance of $25,000 in exchange for an amount due a related party of $25,000. The convertible notes included interest at 10% per annum, which was payable quarterly beginning on April 1, 2010 until maturity on January 4, 2012. The convertible notes were convertible into our common stock at the rate of $3.50 per share. Convertible notes with a face value of $711,500 and accrued interest of $19,588 were converted into 206,143 shares of our common stock on March 30, 2011.

64

8.	Bank Overdraft and Term Facilities

Bank overdraft and term facilities at December 31, 2012 and December 31, 2011 are associated with the South African Operations and consist of the following:

	December 31, 2012	December 31, 2011

Bank overdraft facilities (1)	$254,251	$255,607

Term facility (2)	112,950	112,950

Term facility (3)	180,445	225,371
	547,646	593,928
Other current liabilities	361,586	330,607
Other liabilities	$186,060	$263,321

(1)	Bank overdraft facilities are unsecured and have a total maximum facility of approximately $260,000. The interest rate as of December 31, 2012 is 11%. The facilities are reviewed annually and are payable on demand. Concurrently with the January 31, 2013 mentioned in (2) below, the Company was released from a facility totaling $56,528, and a $56,528 gain on settlement of debt will be recognized in the first quarter of 2013.
(2)	Term facility is payable on demand and the facility is secured by certain assets of one of the Company’s shareholders. After ongoing negotiations between the bank and the Company, on January 31, 2013, $98,579 was paid in full satisfaction of the facility, resulting in a gain on settlement of debt of $14,371 which will be recognized in the first quarter of 2013.
(3)	The monthly payments of principal and interests of the term facility total approximately $5,000 and have been made for the period from October 1, 2011 through December 2012. The interest rate at December 31, 2012 is 10.3%.

9.	Capital Leases Payable

Capital leases payable at December 31, 2012 and 2011 is associated with the South African operations and consists of the following:

	December 31, 2012	December 31, 2011

Capital lease payable, due in 49 monthly installments of $1,081, including interest at 10%, through April 2016	$38,548	$46,149

Capital lease payable, due in 32 monthly insallments of $800 including interest at 10%, through November 2014	17,183	24,186

Capital lease payable, due in 14 monthly installments of $1,470, including interest at 10%, through May 2013	7,389	23,211

Capital lease payable, due in 36 monthly installments of $1,022, including interest at 10%, through February 2015	25,363	33,897
Total capital leases payable	88,483	127,443
Current maturities	27,965	41,590
Capital leases payable, less current maturities	$60,518	$85,853

65

The capital leases cover point of sale and other equipment for three of the South African restaurants. Annual requirements for capital lease obligations are as follows:

December 31,	Amount
2013	$43,502
2014	35,063
2015	16,526
2016	5,569
Total minimum lease payments	100,660
Less: amount representing interest	(12,140)
Present Value of Net Minimum Lease Payments	$88,520

10.	INCOME TAXES

The income tax provision (benefit) consists of the following:

	2012	2011

Foreign
Current	$19,205	$-
Deferred	(170,962)	(103,300)
U.S. Federal
Current	-	-
Deferred	(791,395)	(299,558)
State and local
Current	-	-
Deferred	(93,105)	(35,242)
Change in valuation allowance	1,055,462	438,100
Income tax provision (benefit)	$19,205	$-

The provision (benefit) for income tax using the statutory U.S. federal tax rate is reconciled to the Company’s effective tax rate as follows:

	2012	2011

Loss before income taxes:
United States	$2,346,516	$890,941
Foreign	800,844	271,773
	$3,147,360	$1,162,714
Computed "expected" income tax expense (benefit)	$(1,070,100)	$(395,300)
State income taxes, net of federal benefit	(93,861)	(46,500)
Foreign rate differential	74,106	-
Travel, entertainment and other	53,660	3,700
Change in valuation allowance	1,055,400	438,100
Income tax expense (benefit)	$19,205	$-

66

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. Major components of deferred tax assets and liabilities at December 31, 2012 and 2011 were:

	2012	2011

Net operating loss carryforwards	$2,538,400	$1,660,200
Capital loss carryforwards	630,100	630,100
Investments	(80,400)	(86,700)
Foreign operations	274,236	103,300
Total deferred tax assets	3,362,336	2,306,900
Valuation allowance	(3,362,336)	(2,306,900)
Net deferred tax assets	$-	$-

As of December 31, 2012 and 2011, the Company has U.S. federal and state net operating loss carryovers of approximately $6,680,000 and $4,369,000, respectively, which will expire at various dates beginning in 2024 through 2031, if not utilized. As of December 31, 2012 and 2011, the Company has foreign net operating loss carryovers of $1,073,000 and $272,000, respectively. These net operating loss carryovers can be carried indefinitely as long as the Company is trading. The Company has a capital loss carryforward of $1,658,000 which expires between 2015 and 2016 if not utilized. In accordance with Section 382 of the Internal Revenue code, deductibility of the Company’s U.S. net operating loss carryovers may be subject to an annual limitation in the event of a change of control as defined under the Section 382 regulations.

In assessing the realization of deferred tax assets, Management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, Management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2012 and December 31, 2011, the change in valuation allowance was approximately $1,055,462 and $438,100.

The Company evaluated the provisions of ASC 740 related to the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. ASC 740 prescribes a comprehensive model for how a company should recognize, present, and disclose uncertain positions that the Company has taken or expects to take in its return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. Differences between two positions taken or expected to be taken in a tax return and the benefit recognized and measured pursuant to the interpretation are referred to as “unrecognized benefits”. A liability is recognized for an unrecognized tax benefit because it represents an enterprise’s potential future obligation to the taxing-authority for a tax position that was not recognized as a result of applying the provisions of ASC 740.

As of December 31, 2012 and December 31, 2011, no liability for unrecognized tax benefits was required to be reported.

Interest costs related to unrecognized tax benefits are required to be calculated, if applicable, and would be classified as “interest expense, net” in the two statement of operations. Penalties would be recognized as a component of “general and administrative expenses”. As of December 31, 2012 and December 31, 2011, no interest or penalties were required to be reported. The Company does not expect any significant changes in its unrecognized tax benefits in the next year.

67

11.	Stockholders’ Equity

The Company has 20,000,000 and 200,000,000 shares of its $0.0001 par value common stock authorized at December 31, 2012 and 2011, respectively and 3,698,896 and 1,506,061 shares issued and 3,698,896 and 1,249,446 shares outstanding at December 31, 2012 and 2011, respectively. There are no options outstanding.

Effective May 11, 2012, the Company's common stock was reverse split, 1 share for each 2 shares issued, pursuant to a majority vote of the Company's shareholders. All share references have been adjusted as if the split occurred in to all periods presented.

2012 Transactions

On May 8, 2012, the Company issued 5,000 shares of its common stock in exchange for services to be performed over a six month period and valued at $32,400.

EQUITY RAISE

The Company filed a Form S-1 Registration Statement under the Securities Act of 1933 which was declared effective on June 21, 2012. The Company issued 2,444,450 units at $4.50 per unit, consisting of one share of Common Stock and one five year redeemable warrant (redeemable at the Company’s option) exercisable at $5.00 per share for an issuance value of $11 million (net $7.2 million). The issuance of shares included shares issued upon the conversion of notes payable and accrued interest of approximately $1.9 million and shares issued for the purchase of a percentage of the Hoot SA non-controlling interest of approximately $1.0 million.

During August 2012, treasury stock shares of 256,615 were cancelled and returned to the Company.

2011 Transactions

On March 30, 2011, the Company issued 206,143 shares of its common stock in exchange for convertible notes payable with a balance of $711,500 and accrued interest of $19,588.

On July 28, 2011, the Company issued 5,000 shares of its common stock in exchange for consulting services valued at $21,500.

On September 23, 2011, the Company issued 7,500 shares of its common stock in exchange for consulting services to be performed valued at $44,850.

On September 23, 2011, the Company issued 1,375 shares of its common stock in exchange for services performed and valued at $8,223.

On October 19, 2011, the Company issued 84 shares of its common stock in exchange for cash in the amount of $500.

Warrants

On January 6, 2011, the Company filed a Form S-1 Registration Statement under the Securities Act of 1933. The Registration Statement was declared effective on July 14, 2011 and registers one Class A Warrant and one Class B Warrant for each common share of the Company issued and outstanding. The warrants have a subscription price of $0.04 which entitles our shareholders to acquire one Class A Warrant which would entitle the holder to acquire one share of our common stock for $5.50 and one Class B Warrant which would entitle the holder to acquire one share of our common stock for $7.00. The warrants have a five year life. At December 31, 2011, the Company had issued 1,097,254 Class A and Class B warrants. Proceeds from the offering are summarized as follows.

68

Proceeds from sales of Class A and Class B warrants	$87,780
Legal and professional fees incurred for offering	(67,172)
$20,608

On August 10, 2011, the Company issued two warrants to the shareholder who collateralized the Company's $2,000,000 line of credit discussed in Note 7. The Class A Warrant is for 100,000 shares exercisable at $5.50 per share for 10 years and the Class B Warrant is for 112,500 shares exercisable at $7.00 per share for 10 years. The warrants were valued using Black-Scholes. This amount will be amortized to interest expense over the guarantee period.

On March 28, 2012, the Company issued 125,000 and 25,000 five year warrants at $6.50 and $8.00, respectively for consulting services related to the Company’s expansion into Europe. The warrants were valued using Black-Scholes. This amount will be amortized to consulting fees (in G&A on consolidated statements of operations) over the service period.

On June 21, 2012, the Company issued 2,444,450 five-year redeemable warrants as noted above in the “Equity Raise” section.

Warrant amortization is summarized as follows at December 31, 2012 and 2011 and for the years then ended:

	2012	2011

Added to additional paid-in capital	$169,200	$35,247
	$169,200	$35,247

Interest expense	90,636	35,247
Consulting expense	78,564	-
	$169,200	$35,247

12.	RELATED PARTY TRANSACTIONS

Due to related parties

The Company has received non-interest bearing loans and advances from related parties. The amounts owed by the Company as of December 31, 2012 and 2011 are as follows:

	2012	2011

Hoot SA I, LLC	$12,191	$15,409
Chanticleer Foundation, Inc.	-	10,750
Chanticleer Investors, LLC	1,542	4,045
	$13,733	$30,204

69

Due from related parties

The Company has earned income from and made advances to related parties. The amounts owed to the Company at December 31, 2012 and 2011 is as follows:

	2012	2011

Chanticleer Investors II, LLC	$19,864	$1,485
Chanticleer Dividend Fund, Inc.	74,281	74,281
Hoot SA II, III, IV LLC	43,618	825
	$137,763	$76,591

Management income from affiliates

The Company had management income from its affiliates in 2012 and 2011, as follows:

	2012	2011

Chanticleer Investors II, LLC	$30,743	$1,485
North American Energy Resources, Inc.	-	1,750
	$30,743	$3,235

Chanticleer Investors LLC

Investors LLC collected its note receivable and reinvested $3,550,000 in HOA LLC (See Note 4). There was no management income from Investors LLC in 2011 or 2012.

Chanticleer Investors II LLC

The Company manages Investors II and earned management income of $30,743 and $1,485 in 2012 and 2011, respectively.

Chanticleer Dividend Fund, Inc. ("CDF")

On November 10, 2010 the Company formed CDF under the general corporation laws of the State of Maryland. CDF filed a registration statement under Form N-2 to register as a non-diversified, closed-end investment company in January 2011. The Company, through Advisors, will have a role in management of CDF when its registration statement becomes effective. CDF continues to look for opportunities to use the entity, including for growth capital in the restaurant industry.

Hoot SA, LLC; Hoot SA II, LLC; Hoot SA III, LLC and Hoot SA IV, LLC

The Hoot partnerships were formed to help finance the first four Hooters restaurants in South Africa.

Efftec International, Inc. ("Efftec")

The Company's CEO became CEO and the sole director of Efftec during 2010 and the Company received 150,000 common shares and an option to acquire 150,000 shares for management services. The shares and option were initially valued at $22,500, based on the trading price of Efftec at the time.

70

North American Energy Resources, Inc. ("NAEY")

The Company's CEO became CEO and a director of NAEY during 2010 and the Company received 150,000 common shares for management services. The shares were valued at $10,500, based on the trading price of NAEY at the time. The Company's CEO resigned as CEO of NAEY in December 2010 and remains a director. During June 2011, the Company’s CEO contributed 1,790,440 shares of NAEY to the Company which was valued at $125,331 based on the trading price at the time. Mr. Pruitt did not receive additional compensation as a result of the transfer.

Chanticleer Foundation, Inc.

Chanticleer Foundation, Inc. is a Donor-Advised Fund whose governing body consists of Mr. Pruitt, a director of the Company and an employee of the Company. The Foundation loaned the Company $10,750 during 2011.

Avenel Financial Group, Inc.

Avenel Financial Group, Inc. is a company owned by Mr. Pruitt. Advances previously made to the Company were repaid during 2011. Avenel Financial Group, Inc. invested as a limited partner in the South African Hooters locations. Avenel Financial Group, Inc. invested $14,000, $12,500, and $25,000 in the Durban, Johannesburg, and Cape Town locations, respectively, and is entitled to receive approximately 2.0%, 1.5%, and 2.9%, respectively, of the net profits after taxation (“SA Profits”) of each of the locations until payout. As of December 31, 2012, Avenel Financial Group, Inc. has received an aggregate of $6,441 in SA Profits and $49,816 in return of investment under the same terms as the other limited partners.

13.	SEGMENTS OF BUSINESS

The Company is organized into two segments as of the end of 2012 and 2011.

Management and consulting services ("Management")

The Company provides management and consulting services for small companies which are generally seeking to become publicly traded. The Company also provides management and investment services for Investors LLC, Investors II and other unaffiliated companies.

Operation of restaurants ("Restaurants")

At December 31, 2012, the Company has majority ownership of four restaurants and a management company in South Africa and one restaurant in Hungary which opened in August 2012. In South Africa, three of the restaurants and the management company were operating at December 31, 2011 and the fourth restaurant opened in February 2012. Majority ownership was acquired effective September 30, 2011 and these operations are consolidated with the Company’s other operations since that date. At December 31, 2012, the Company has 49% ownership of two restaurants in Australia, one of which opened in January 2012 and the second is under construction and expected to open in the second quarter of 2013. The operations in Australia will be accounted for using the equity method. The Company has also begun activity in Brazil and Europe, but has not finalized any arrangement.

71

Financial information regarding the Company's segments is as follows for 2012 and 2011.

Year ended December 31, 2012

	Management	Restaurants	Total

Revenues	$130,743	$6,752,323	$6,883,066

Interest expense	$421,587	$53,339	$474,926

Depreciation and amortization	$8,768	$374,686	$383,454

Net loss before non-controlling interest	$(2,403,901)	$(990,632)	$(3,394,533)
Non-controlling interest			227,968
Net loss			$(3,166,565)

Assets	$1,606,059	$4,990,372	$6,596,431
Non-restaurant investments			1,050,000
Total Assets			$7,646,431

Total Liabilities	$338,537	$1,779,341	$2,117,878

Expenditures for non-current assets	$2,898	$1,170,903	$1,173,801

Year ended December 31, 2011

	Management	Restaurants	Total

Revenues	$496,402	$980,247	$1,476,649

Interest expense	$118,995	$64,472	$183,467

Depreciation and amortization	$8,013	$71,529	$79,542

Net loss before non-controlling interest	$(1,035,763)	$(228,258)	$(1,264,021)
Non-controlling interest			101,307
Net loss			$(1,162,714)

Assets	$950,966	$2,762,782	$3,713,748
Non-restaurant investments			1,084,951
			$4,798,699

Total Liabilities	$3,327,318	$985,613	$4,312,931

Expenditures for non-current assets	$2,808	$217,003	$219,811

72

The following are revenues, operating loss, and long-lived assets by geographic area as of and for the years ended December 31:

Revenue:	2012	2011
United States	$130,743	$496,402
South Africa	6,284,186	980,247
Hungary	468,137	-
	$6,883,066	$1,476,649

Operating loss:	2012	2011
United States	$(1,968,352)	$(693,552)
South Africa	(539,178)	(262,286)
Hungary	(378,933)	-
	$(2,886,463)	$(955,838)

Long-lived assets, end of year:	2012	2011
United States	$1,626,903	$1,649,049
South Africa	1,866,855	1,835,411
Hungary	909,828	-
Australia	1,066,915	672,175
Brazil	145,555	101
	$5,616,056	$4,156,736

The Company used multiple foreign currency exchange rates during the periods presented. For South Africa, for the Statements of Operations we used average rates for the period of 8.22 Rands per USD, and for the Balance Sheet current assets and liabilities were at 8.49 and non-current assets and liabilities ranging from 6.93-8.51. For Australia, for the Statement of Operations we used an average rate ranging from 1.00-1.07 USD per AUD and for the balance sheet we used 1.04 for current assets and liabilities, and 1.02-1.04 for non-current assets and liabilities.

14.	COMMITMENTS AND CONTINGENCIES

Effective August 1, 2010, the Company extended its office lease agreement for its office for a term of one year with monthly lease payments of $2,100. Since August 1, 2011, the office lease continues at the same rate on a month-to-month basis. On July 1, 2012, the Company signed a one year office lease agreement for a satellite office in Florida for one year at a monthly rate of $800; the lease is not being renewed upon its expiration in June, 2013.

The Company leases the land and buildings for its four restaurants in South Africa and one restaurant in Hungary through its subsidiaries. The South Africa leases are for five year terms and the Hungary lease is for a 10 year term and include options to extend the terms. We lease some of our restaurant facilities under “triple net” leases that require us to pay minimum rent, real estate taxes, maintenance costs and insurance premiums and, in some instances, percentage rent based on sales in excess of specified amounts.

73

Rent obligations for our five restaurants are presented below:

2013	$556,752
2014	588,855
2015	532,098
2016	401,658
thereafter	615,198
Totals	$2,694,561

Rent expense for the years ended December 31, 2012 and December 31, 2011 was $792,420 and $112,334, respectively. Rent expense for the years ended December 31, 2012 and 2011 for the Company’s restaurants was $757,766 and $83,116, respectively, and is included in the “Restaurant operating expenses” of the Consolidated Statement of Operations. Rent expense for the years ended December 31, 2012 and 2011 for the management segment was $34,654 and $29,218, and is included in the “General and administrative expense” of the Consolidated Statement of Operations.

On October 12, 2012, Francis Howard (“Howard”), individually and on behalf of all other similarly situated, filed a lawsuit against Chanticleer Holdings, Inc. (The “Company”), Michael D. Pruitt, Eric S. Lederer, Michael Carroll, Paul I. Moskowitz, Keith Johnson (The “Individual Defendants”), Merriman Capital, Inc., Dawson James Securities, Inc. (The “Underwriter Defendants”), and Creason & Associates P.L.L.C. (The “Auditor Defendant”), in the U.S. District Court for the Southern District of Florida.  The class action lawsuit alleges violations of Section 11 of the Securities Act against all Defendants, violations of Section 12(a)(2) of the Securities Act against only the Underwriter Defendants, and violations of Section 15 against the Individual Defendants.  Howard seeks unspecified damages, reasonable costs and expenses incurred in this action, and such other and further relief as the Court deems just and proper. On October 15th, 2012, the Honorable Judge James I. Cohn filed an Order setting the Calendar Call for the case for June 13th, 2013, and the Trial Date for the trial period commencing on June 17th, 2013.  On October 31st, 2012, the Company and the Individual Defendants retained Stanley Wakshlag at Kenny Nachwalter, P.A. to represent them in this litigation. Requests by the Underwriting Defendants for indemnification were denied.  On November 2nd, 2012, we filed a Joint Motion to Extend Deadline to Respond to Class Action Complaint, requesting that our responsive pleading deadline be delayed until after a lead Plaintiff is named.  That Motion was approved, and on December 12th, 2012, Howard filed a Motion to Appoint himself Lead Plaintiff and to Approve his Selection of The Rosen Law Firm, P.A. as his Counsel.  An Order appointing Francis Howard and the Rosen Law Firm as lead Plaintiff and lead Plaintiff’s Counsel was entered on January 4, 2013. Therein, Judge Cohn also reset Calendar Call for October 10, 2013; trial was reset for the two-week period commencing October 15, 2013. On February 19, 2013, Plaintiff filed an Amended Complaint. On April 5, 2013, the Company, Individual Defendants, and the Auditor Defendant (separately) filed a Motion to Dismiss the action. Plaintiff filed an opposition to Chanticleer Defendants’ (and Auditor Defendants’) Motion to Dismiss on April 22, 2013. On May 9, 2013, the Company and Individual Defendants filed a Reply Memorandum of Defendants Chanticleer Holding, Inc., Michael D. Pruitt, Erics S. Lederer, Michael Carroll, Paul I. Moskowitz, and Keith Johnson in support of their Motion to Dismiss the Amended Class Action Complaint. Judge Cohn has yet to make a ruling on the Motions.

Given that the outcome of litigation is inherently uncertain, and the early stage of this class action, the Company can neither comment on the probability of potential liabilities, nor provide an estimate of such. As of December 31, 2012, no amounts have been accrued for related to this matter.

On March 26, 2013, our South African operations received Notice of Motion filed in the Kwazulu-Natal High Court, Durban, Republic of South Africa, filed against Rolalor (PTY) LTD (“Rolalor”) and Labyrinth Trading 18 (PTY) LTD (“Labyrinth”) by Jennifer Catherine Mary Shaw (“Shaw”). Rolalor and Labyrinth were the original entities formed to operate the Johannesburg and Durban locations, respectively. On September 9, 2011, the assets and the then-disclosed liabilities of these entities were transferred to Tundraspex (PTY) LTD (“Tundraspex”) and Dimaflo (PTY) LTD (“Dimaflo”), respectively. The current entities, Tundraspex and Dimaflo are not parties in the lawsuit. Shaw is requesting that the Respondents, Rolalor and Labyrinth, be wound up in satisfaction of an alleged debt owed in the total amount of R4,082,636 (approximately $480,000). The Company intends to vigorously defend itself in this matter.

74

Given that the outcome of litigation is inherently uncertain and the early stage of this action, the Company can neither comment on the probability of potential liabilities, nor provide an estimate of such. As of December 31, 2012, no amounts have been accrued for related to this matter.

On April 1, 2013, the Company received a subpoena from the Securities and Exchange Commission, requesting various corporate documents relating to operations. The Company submitted its response on its due date, April 30, 2013. The Company intends to fully cooperate with the subpoena.

The Company has engaged outside South African tax experts in September 2012 to assist with compliance with Value Added Tax (VAT), payroll taxes, and income taxes in South Africa. A voluntary disclosure agreement has been submitted and the Company is awaiting contact from the South African governmental agency. As of December 31, 2012, $385,621 has been accrued and is included in accounts payable and accrued expenses in our consolidated balance sheet.

In connection  with  the acquisition  of the  business  as described  in Note  3 (whereby,  on October 1, 2011, Rolalor (Pty.) Ltd., Alimenta 177 (Pty.) Ltd. and Labyrinth Trading (Pty.) Ltd. transferred their respective net assets to the newly formed entities controlled by the Company), the Company believes the purchase and sale with the seller was accomplished in accordance   with  the  laws  and  regulations   of  the  taxing  authorities   in  South  Africa. However, there can be no absolute assurance as to whether the business acquired continues to have any outstanding tax and regulatory filing requirements, as well as whether the local authorities could seek to recover any unpaid taxes or other amounts due from the Company, its shareholders or others.  The Company is not aware of any existing obligations that remain outstanding for which the Company may be required to settle. In connection with acquiring the net assets of the business, the Company may be entitled to be reimbursed by the seller for any pre-acquisition obligations of the business that may arise, post-acquisition.

In addition, the Company has not filed certain corporate income tax returns for previous years, which could potentially result in penalties upon filing these returns.

15.	DISCLOSURES ABOUT FAIR VALUE

Assets and liabilities measured at fair value on a recurring basis are summarized in the following tables according to FASB ASC 820 pricing levels.

	Fair Value Measurement Using
	Recorded value	Quoted prices in active markets of identical Assets (Level 1)	Significant other observable inputs (Level 2)	Significant Unobservable Inputs (Level 3)

December 31, 2012
Assets:
Available-for-sale securities	$56,949	$55,449	$1,500	$-

December 31, 2011
Assets:
Available-for-sale securities	$318,353	$316,853	$1,500	$-

At December 31, 2012 and 2011, the Company's available-for-sale equity securities were valued using Level 1 and Level 2 inputs as summarized above. Level 1 inputs are based on unadjusted prices for identical assets in active markets that the Company can access. Level 2 inputs are based on quoted prices for similar assets other than quoted prices in Level 1, quoted prices in markets that are not yet active, or other inputs that are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets.

75

The Company does not have any investments that are measured on a recurring basis using Level 3 inputs.

Certain assets are not carried at fair value on a recurring basis, including investments accounted for under the equity and cost methods. Accordingly, such investments are only included in the fair value hierarchy disclosure when the investment is subject to re-measurement at fair value after initial recognition and the resulting re-measurement is reflected in the consolidated financial statements.

See Note 4 for further details of the Company's investments.

16.	SUBSEQUENT EVENTS

On January 31, 2013, the Company settled outstanding liabilities of $170,686 from a South African bank, previously presented in our consolidated balance sheets in “other liabilities”. Upon making a payment of $98,578, the Company received a release from all other bank liabilities, resulting in a total gain on extinguishment of debt of $72,108, which will be presented in our March 31, 2013 10-Q filing as other income.

On March 22, 2013, Chanticleer Holdings, Inc. announced its intention to exit the fund management business. The desired result of current negotiations would be for Chanticleer Advisors, LLC (“Advisors”) to resign as manager of Chanticleer Investors II (“Investors”). Matthew Miller and Joe Koster, two of the current fund managers, will cease to be employed by Advisors and will control the new entity (“NEWCO”) which will continue management of Investors, subject to limited partner approval. Mr. Michael Pruitt will resign as one of the portfolio managers. From this arrangement, the Company will have an ongoing economic benefit from this aspect of the business, while eliminating the losses associated with the fund management business. Chanticleer Advisors has failed to produce profits and has resulted in operating losses since inception. The transition is expected to be effectuated on May 1, 2013.

17.	RESIGNATION OF SOUTH AFRICAN CHIEF FINANCIAL OFFICER

On September 7, 2012, the audit committee of Chanticleer Holdings, Inc. (the “Company”), upon recommendation of the Company’s management determined that the Company’s Consolidated Financial Statements for its fiscal year ended December 31, 2011 as originally filed in the Form 10-K could no longer be relied on. The Company determined that the Financial Statements of Kiarabrite (Pty) Ltd., Dimaflo (Pty) Ltd., Tundraspex (Pty) Ltd., Civisign (Pty) Ltd., Dimalogix (Pty) Ltd., and Chanticleer & Shaw Foods (Pty.) Ltd. (collectively referred to as the “South Africa Operations”) which are the South African management company and the four entities organized for the stores we operate in South Africa and the company that owns the HOA franchise rights for the territory of South Africa, were not audited as the Company was led to believe. Accordingly, this Amendment is being filed to include the report of the independent registered public accounting firm responsible for performing the audit of our South Africa Operations. The following tables reflect the items which changed as a result of the restatement and includes the balances as previously reported, the adjustments and the restated balance.

On September 7, 2012, the Company’s South African Chief Financial Officer (“SA CFO”) resigned. It was determined that the SA CFO had committed certain illegal acts, fraud and certain misrepresentations of facts. Due to the SA CFO’s actions, certain taxes were not paid. In addition, the applicable tax forms were not filed during the proper periods. The Company has engaged tax experts to assist in the tax process. The Company also discovered approximately $85,473 (net of repayments of approximately $42,000) and $42,109 of cash that was misappropriated by the SA CFO during the periods ended December 31, 2012 and 2011, respectively (presented as “other receivable” on the Company’s combined balance sheet as of December 31, 2011), and approximately $128,000 in total for the period October 2011 through September 2012. As of March 28, 2013, approximately $43,000 has been recovered by the Company and payment plans are in place for the remainder.

76

Part I: FINANCIAL INFORMATION

Item 1: FINANCIAL StatemenTS

Chanticleer Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
	2013	2012
ASSETS
Current assets:
Cash	$389,348	$1,223,803
Accounts receivable	72,128	161,073
Other receivable	78,469	85,473
Inventory	178,886	227,023
Due from related parties	113,748	117,899
Prepaid expenses	216,884	170,769
Assets of discontinued operations	89,758	44,335
TOTAL CURRENT ASSETS	1,139,221	2,030,375
Property and equipment, net	2,226,937	2,316,146
Goodwill	396,487	396,487
Intangible assets, net	629,699	559,832
Investments at fair value	33,185	56,949
Other investments	2,102,668	2,116,915
Deposits and other assets	165,613	169,727
TOTAL ASSETS	$6,693,810	$7,646,431

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt and notes payable	$234,121	$236,110
Accounts payable and accrued expenses	1,069,821	1,108,305
Other current liabilities	235,902	361,586
Current maturities of capital leases payable	32,815	27,965
Deferred rent	15,437	10,825
Due to related parties	13,733	13,733
Liabilities of discontinued operations	21,234	14,328
TOTAL CURRENT LIABILITIES	1,623,063	1,772,852
Capital leases payable, less current maturities	44,268	60,518
Deferred rent	99,275	98,448
Other liabilities	121,857	186,060
TOTAL LIABILITIES	1,888,463	2,117,878
Commitments and contingencies (Note 13)

Stockholders' equity:
Common stock: $0.0001 par value; authorized 20,000,000
shares; issued and outstanding 3,698,896 shares at
March 31, 2013 and December 31, 2012	370	370
Additional paid in capital	14,947,639	14,898,423
Other comprehensive loss	(191,989)	(181,741)
Accumulated deficit	(9,996,540)	(9,258,697)
Non-controlling interest	45,867	70,198
TOTAL STOCKHOLDERS' EQUITY	4,805,347	5,528,553
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,693,810	$7,646,431

See accompanying notes to condensed consolidated financial statements.

77

Chanticleer Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended
	March 31,
	2013	2012
Revenue:
Restaurant sales, net	$1,642,122	$1,387,495
Management fee income - non-affiliates	25,000	25,000

Total revenue	1,667,122	1,412,495
Expenses:
Restaurant cost of sales	627,888	581,551
Restaurant operating expenses	980,155	769,332
Restaurant pre-opening expenses	-	40,721
General and administrative expenses	729,678	449,659
Depreciation and amortization	114,224	80,024
Total expenses	2,451,945	1,921,287
Loss from operations	(784,823)	(508,792)
Other income (expense)
Equity in earnings (losses) of investments	(14,247)	(10,538)
Gain on extinguishment of debt	70,900	-
Miscellaneous income	2,562	-
Interest expense	(36,943)	(185,110)
Total other income (expense)	22,272	(195,648)
Loss from continuing operations before income taxes	(762,551)	(704,440)
Provision for income taxes	9,091	-
Loss from continuing operations	(771,642)	(704,440)
Income (loss) from discontinued operations, net of taxes	9,468	(61,863)
Consolidated net loss	(762,174)	(766,303)
Less: Net loss attributable to non-controlling interest	24,331	62,518
Net loss attributable to Chanticleer Holdings, Inc.	$(737,843)	$(703,785)

Net loss attributable to Chanticleer Holdings, Inc.:
Loss from continuing operations	$(747,311)	$(641,922)
Income (loss) from discontinued operations	9,468	(61,863)
	$(737,843)	$(703,785)
Other comprehensive income (loss):
Unrealized loss on available-for-sale securities (none applies to
non-controlling interest)	$(23,764)	$(105,618)
Foreign translation income (loss)	13,516	(8,714)
Other comprehensive loss	$(748,091)	$(818,117)
Net loss per attributable to Chanticleer Holdings, Inc. per common share, basic and diluted:
Continuing operations attributable to common shareholders, basic and diluted	$(0.20)	$(0.26)
Discontinued operations attributable to common shareholders, basic and diluted	0.00	(0.02)
	$(0.20)	$(0.28)
Weighted average shares outstanding, basic and diluted	3,698,896	2,498,891

See accompanying notes to condensed consolidated financial statements.

78

Chanticleer Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(771,642)	$(704,440)
Less: net income (loss) from discontinued operations	9,468	(61,863)
Net loss from continuing operations	(762,174)	(766,303)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	114,224	80,024
Equity in losses of investments	14,247	10,538
Amortization of warrants	48,569	23,495
Gain on debt extinguishment	(70,900)	-
(Increase) decrease in accounts and other receivables	95,949	37,556
(Increase) decrease in prepaid expenses and other assets	(42,002)	(63,314)
(Increase) decrease inventory	48,137	(40,302)
Increase (decrease) in accounts payable and accrued expenses	(30,933)	257,143
Increase (decrease) in deferred rent	5,439	14,966
Advance from related parties for working capital	(37,804)	(1,179)
Net cash used in operating activities from continuing operations	(617,248)	(447,376)
Net cash (used in) provided by operating activities from
discontinued operations	(3,467)	8,162
Net cash used in operating activities	(620,715)	(439,214)

Cash flows from investing activities:
Proceeds from non-controlling interests	-	90,000
Purchase of investments	-	(129,796)
Franchise costs	(75,000)	(240,000)
Purchase of property and equipment	(23,839)	(316,683)
Net cash used in investing activities from continuing operations	(98,839)	(596,479)
Net cash used in investing activities from discontinued operations	-	-
Net cash used in investing activities	(98,839)	(596,479)

Cash flows from financing activities:
Loan proceeds, net	-	1,113,000
(Decrease) increase in other liabilities	(118,987)	10,519
Loan and capital lease repayments	(13,388)	(6,633)
Net cash (used in) provided by financing activities from continuing operations	(132,375)	1,116,886
Net cash (used in) provided by financing activities from discontinued operations	-	-
Net cash (used in) provided by financing activities	(132,375)	1,116,886
Effect of exchange rate changes on cash	17,474	(8,714)
Net change in cash	(834,455)	72,479
Cash, beginning of period	1,223,803	144,189
Cash, end of period	$389,348	$216,668

See accompanying notes to condensed consolidated financial statements.

79

Chanticleer Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows, continued

(Unaudited)

	Three Months Ended
	March 31,
	2013	2012

Supplemental cash flow information:
Cash paid for interest and income taxes:
Interest	$14,294	$75,146
Income taxes	-	-

See accompanying notes to condensed consolidated financial statements.

80

Chanticleer Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

1.	Nature of Business

Organization

Chanticleer Holdings, Inc. (the “Company”) was organized October 21, 1999, under its original name, Tulvine Systems, Inc., under the laws of the State of Delaware. The Company previously had limited operations and was considered a development stage company until July 2005. On April 25, 2005, the Company formed a wholly owned subsidiary, Chanticleer Holdings, Inc. On May 2, 2005, Tulvine Systems, Inc. merged with and changed its name to Chanticleer Holdings, Inc.

The consolidated financial statements include the accounts of Chanticleer Holdings, Inc. and its subsidiaries, Chanticleer Advisors, LLC, (“Advisors”), Avenel Ventures, LLC ("Ventures"), Avenel Financial Services, LLC ("AFS"), Chanticleer Holdings Limited ("CHL"), Chanticleer Holdings Australia Pty, Ltd. (“CHA”), Chanticleer Investment Partners, LLC (“CIP”), DineOut SA Ltd. ("DineOut”), Chanticleer and Shaw Foods (Pty) Ltd. (“C&S”), Kiarabrite (Pty) Ltd (“KPL”), Dimaflo (Pty) Ltd (“DFLO”), Tundraspex (Pty) Ltd (“TPL”), Civisign (Pty) Ltd (“CPL”) and Dimalogix (Pty) Ltd (“DLOG”) (collectively referred to as “the Company,” “we,” “us,” or “the Companies”). All significant inter-company balances and transactions have been eliminated in consolidation.

Effective May 11, 2012, the Company's common stock was reverse split, 1 share for each 2 shares issued, pursuant to a majority vote of the Company's shareholders. All share references have been adjusted as if the split occurred in all periods presented.

Further detailed information regarding the Company's subsidiaries can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

GENERAL

The accompanying condensed consolidated financial statements included in this report have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim reporting and include all adjustments (consisting only of normal recurring adjustments) that are, in the opinion of management, necessary for a fair presentation. These condensed consolidated financial statements have not been audited. The results of operations for the three months ended March 31, 2013 are not necessarily indicative of the operating results for the full year.

Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) have been condensed or omitted pursuant to such rules and regulations for interim reporting. The Company believes that the disclosures contained herein are adequate to make the information presented not misleading. However, these financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report for the year ended December 31, 2012, which is included in the Company’s Form 10-K. Certain amounts for the prior year have been reclassified to conform to the current year presentation.

GOING CONCERN

The accompanying unaudited condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At March 31, 2013, the Company had current assets of $1,139,221, current liabilities of $1,623,063, and a working capital deficit of $483,842. The Company incurred a loss of $737,843 during the three months ended March 31, 2013 and had an unrealized loss from available-for-sale securities of $23,764 and foreign currency translation gains of $13,516, resulting in a comprehensive loss of $748,091.

81

The Company's corporate general and administrative expenses was approximately $730,000 in the first quarter of 2013 and averaged approximately $650,000 per quarter during 2012. In March 2013, the Company closed its investment management business. Effective October 1, 2011, the Company acquired majority control of the restaurants in South Africa and began consolidating these operations. In August 2012, the Company opened a restaurant in Budapest, Hungary, and shares 80% of the profits. The Company also shares 49% of the profits in its Hooters restaurant which was opened in January 2012 in Campbelltown, Australia, a suburb of Sydney.

In addition, the Company has a note with a balance at March 31, 2013 of $234,121 owed to its bank which is due in August 2013. In April 2013, the Company secured a $500,000 line of credit. The Company’s South African subsidiaries have bank overdraft and term facilities of $235,902. The Company plans to continue to use limited partnerships, if necessary, to fund its share of costs for additional Hooters restaurants.

On January 31, 2013, the Company settled outstanding liabilities of approximately $170,000 from a South African bank, previously presented in our consolidated balance sheets in “other liabilities”. Upon making a payment of approximately $99,000, the Company received a release from all other bank liabilities, resulting in a total gain on extinguishment of debt of approximately $71,000, which is presented in our financials as other income.

The Company expects to meet its obligations in 2013 with some or all of the following:

•	The Company received $100,000 in January 2013 as a fee for its CEO to be a board member of Hooters of America and expects to continue to receive this fee for the next three years based on the current agreement;
•	Borrow, if and to the extent available, additional funds;
•	Form joint ventures or other financing vehicles.

There is no assurance that these events will occur or the company will be able to raise sufficient capital. Therefore, substantial doubt about the Company’s ability to continue as a going concern exists. These consolidated financial statements do not reflect any adjustments that might result from the outcome of these uncertainties.

2. SIGNIFICANT ACCOUNTING POLICIES

There have been no material changes to our significant accounting policies previously disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

LOSS PER COMMON SHARE

The Company is required to report both basic earnings per share, which is based on the weighted-average number of common shares outstanding, and diluted earnings per share, which is based on the weighted-average number of common shares outstanding plus all potentially dilutive shares outstanding. For the three months March 31, 2013 and March 31, 2012, the number of common shares potentially issuable upon the exercise of certain warrants of 5,001,458 and 2,557,008, respectively, have not been included in the computation of diluted EPS since the effect would be antidilutive. Accordingly, no common stock equivalents are included in the loss per share calculations and basic and diluted earnings per share are the same for all periods presented.

Recent Accounting Pronouncements

On February 5, 2013, the FASB issued Accounting Standard Update No. 2013-02, Comprehensive Income (Topic 220): Reporting of amounts reclassified out of Accumulated Other Comprehensive Income. The standard was intended to improve the reporting of reclassifications out of accumulated other comprehensive income of various components. The amendments in this update were effective for annual and interim periods beginning after December 15, 2012. The adoption of ASC No. 2013-12 did not have a material impact on the Company’s Consolidated Financial Statements.

There are several new accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”) which are not yet effective. Each of these pronouncements, as applicable, has been or will be adopted by the Company. At April 30, 2013, none of these pronouncements are expected to have a material effect on the financial position, results of operations or cash flows of the Company.

82

3. DISCONTINUED OPERATIONS

The Company announced in March 2013 they will close their investment management business. A summary of the activity is presented below.

Assets and liabilities from discontinued operations

The Company had assets and liabilities for the periods ended March 31, 2013 and December 31, 2012, which is presented in our balance sheet, as follows:

	March 31,	December 31,
	2013	2012

Cash	$27,938	$24,471
Due from related parties	61,820	19,864
Assets from discontinued operations	$89,758	$44,335

Accounts payable	$21,234	$14,328
Liabilities from discontinued operations	$21,234	$14,328

Net income (loss) from discontinued operations

The Company had net income (loss) from discontinued operations for the three months ended March 31, 2013 and 2012, which is presented in our statements of operations, as follows:

	2013	2012

Revenues from Chanticleer Investors II, LLC	$61,793	$-
Expenses	52,325	61,863
Net income (loss) from discontinued operations	$9,468	$(61,863)

Chanticleer Investors II - Chanticleer Advisors, LLC (“Advisors”) acts as the managing general partner and receives a management fee based on a percentage of profits. On March 22, 2013, Chanticleer Holdings, Inc. announced its intention to exit the fund management business, which was effectuated May 1, 2013. Advisors resigned as manager of Chanticleer Investors II (“Investors”). Matthew Miller and Joe Koster, two of the current fund managers, ceased to be employed by Advisors and will control a new entity, Boyles Asset Management, LLC (“Boyles”), which will continue management of Investors. Mr. Michael Pruitt resigned as one of the portfolio managers. From this arrangement, the Company will have an ongoing economic benefit from this aspect of the business, while eliminating the losses associated with the fund management business. Chanticleer Advisors has failed to produce profits and has resulted in operating losses since inception.

Chanticleer Investment Partners, LLC - Chanticleer Investment Partners, LLC (“CIPs”) was formed as a wholly owned North Carolina limited liability company on September 20, 2011. CIP was formed to manage separate and customized investment accounts for investors. The Company has registered CIP as a registered investment advisor so that it can market openly to the public. In March 2013 the Company decided to exit this business and on April 26, 2013 CIP’s status as a registered investment advisor was terminated.

83

4. INVESTMENTS

INVESTMENTS AT FAIR VALUE CONSIST OF THE FOLLOWING AT MARCH 31, 2013 AND DECEMBER 31, 2012.

	2013	2012

Available-for-sale investments at fair value	$33,185	$56,949
Total	$33,185	$56,949

AVAILABLE-FOR-SALE SECURITIES

Activity in our available-for-sale securities may be summarized as follows:

	2013	2012

Cost at beginning and end of periods	$263,331	$263,331
Unrealized loss	(230,146)	(206,382)
Total	$33,185	$56,949

Our available-for-sale securities consist of the following:

		Unrecognized		Realized	Loss
		Holding	Fair	Holding	on
	Cost	Losses	Value	Loss	Sale
March 31, 2013
North Carolina Natural Energy	1,500	-	1,500	-	-
North American Energy	126,000	(117,600)	8,400	-	-
North American Energy	10,500	(8,700)	1,800	-	-
North American Energy	125,331	(103,846)	21,485	-	-
	$263,331	$(230,146)	$33,185	$-	$-

December 31, 2012
North Carolina Natural Energy	1,500	-	1,500	-	-
North American Energy	126,000	(111,300)	14,700	-	-
North American Energy	10,500	(7,350)	3,150	-	-
North American Energy	125,331	(87,732)	37,599	-	-
	$263,331	$(206,382)	$56,949	$-	$-

North Carolina Natural Energy, Inc. (“NCNE”) – NCNE is a successor to Remodel Auction Incorporated whose business was discontinued. NCNE has plans to become involved in some form of natural energy. The Company received 100,000,000 shares of NCNE (less than 1% on a fully diluted basis) for management services during 2011. The shares were valued at $1,500 based on NCNE’s valuation as a shell.

North American Energy Resources, Inc. - During the quarter ended June 30, 2009, the Company exchanged its oil & gas property investments for 700,000 shares of North American Energy Resources, Inc. ("NAEY") which were valued at $126,000 based on the closing price of NAEY on the date of the trade. At March 31, 2013 and December 31, 2012, the stock was $0.012 and $0.02 per share, respectively, and the Company recorded an unrealized loss of $117,600 and $111,300, respectively, based on the Company's determination that the price decline was temporary.

84

During the first quarter of 2010, the Company received an additional 150,000 shares of NAEY in exchange for management services. The shares were initially valued at $10,500, based on the trading price at the time. At March 31, 2013 and December 31, 2012, the Company recorded an unrealized loss of $8,700 and $7,350, respectively, based on the market value at the time. At December 31, 2011, the shares were valued at $18,000 and the Company recorded unrealized appreciation of $7,500.

During June 2011, the Company’s CEO contributed 1,790,440 shares of NAEY to the Company which was valued at $125,331 based on the trading price at the time. Mr. Pruitt did not receive additional compensation as a result of the transfer. At March 31, 2013 and December 31, 2012, the Company recorded an unrealized loss of $103,846 and $87,732, respectively, based on the market value of the securities.

NAEY appointed a new management team in December 2010 and they are seeking acquisition opportunities for onshore and offshore oil and gas properties. Accordingly, the Company determined that any decline was temporary.

OTHER INVESTMENTS ARE SUMMARIZED AS FOLLOWS AT MARCH 31, 2013 AND DECEMBER 31, 2012.

	2013	2012

Investments accounted for under the equity method	$1,052,668	$1,066,915
Investments accounted for under the cost method	1,050,000	1,050,000
Total	$2,102,668	$2,116,915

INVESTMENTS ACCOUNTED FOR USING THE EQUITY METHOD

Activity in investments accounted for using the equity method is summarized as follows:

	Three Months	Year Ended
	Ended March, 31	December 31,
	2013	2012

Balance, beginning of year	$1,066,915	$815,550
Equity in earnings (loss)	(14,247)	(14,803)
New investments	-	409,543
Reclassification of investments	-	(143,375)
Balance, end of period	$1,052,668	$1,066,915

Equity investments consist of the following at March 31, 2013 and December 31, 2012:

2013
Carrying value:
Hoot Campbelltown Pty. Ltd. (49%) - Australia	$541,084
Second Hooters location (49%) - Australia	511,584
$1,052,668

Equity in losses from equity investments during the three months ended March 31, 2013 and 2012 follows:

	2013	2012
Equity in losses:
Hoot Campbelltown (49%)	(14,247)	(10,538)
	$(14,247)	$(10,538)

85

The summarized financial data below includes the Hoot Campbelltown location in Australia, which we owned 49% of at March 31, 2013:

	Three months ended March 31,
	2013	2012
Revenue	$634,574	$1,108,063
Gross profit	444,896	781,253
Recurring expenses	473,972	706,147
Pre-opening costs	-	96,613
Loss from continuing operations	(29,076)	(21,507)
Net loss	(29,076)	(21,507)

The summarized balance sheets for the two locations in Australia of which we owned 49% at March 31, 2013 and December 31, 2012 follows:

	March 31,	December 31,
	2013	2012
ASSETS
Current assets	$549,967	$604,147
Non-current assets	2,887,581	2,909,276
TOTAL ASSETS	$3,437,548	$3,513,423
LIABILITIES
Current liabilities	$1,013,253	$1,057,911
PARTNER'S EQUITY	2,424,295	2,455,512
TOTAL LIABILITIES AND PARTNERS' EQUITY	$3,437,548	$3,513,423

CHA (Hoot Campbelltown Pty. Ltd and Hoot Surfers Paradise Pty. Ltd.) – CHA entered into a partnership with the current local Hooters franchisee in Australia in which CHA will own 49% and its partner own 51%. The local partner will also manage the restaurants. The first location, Hoot Campbelltown Pty. Ltd. opened in Campbelltown, a suburb of Sydney, in January 2012. A second location in Townsville, is underway with plans to open in the second quarter of 2013.

INVESTMENTS ACCOUNTED FOR USING THE COST METHOD

A summary of the activity in investments accounted for using the cost method follows.

	March 31,	December 31,
	2013	2012
Investments at cost:
Balance, beginning of year	$1,050,000	$766,598
Impairment	-	(16,598)
New investments	-	300,000
Total	$1,050,000	$1,050,000

86

Investments at cost consist of the following at March 31, 2013 and December 31, 2012:

	2013	2012

Chanticleer Investors, LLC	$800,000	$800,000
Edison Nation LLC (FKA Bouncing Brain
Productions)	250,000	250,000
	$1,050,000	$1,050,000

Chanticleer Investors LLC - The Company sold 1/2 of its investment in Investors LLC in May 2009, which reduced its ownership from 23% to 11.5%. Accordingly, in May 2009, the Company discontinued accounting for this investment using the equity method and began to account for the investment using the cost method. In December 2010, the Company sold an additional $75,000 of its investment at cost.

On April 18, 2006, the Company formed Investors LLC and sold units for $5,000,000. Investors LLC’s principal asset was a convertible note in the amount of $5,000,000 with Hooters of America, Inc. (“HOA”), collateralized by and convertible into 2% of Hooters common stock. The original note included interest at 6% and was due May 24, 2009. The note was extended until November 24, 2010 and included an increase in the interest rate to 8%.

The Company owned $1,150,000 (23%) of Investors LLC until May 29, 2009 when it sold 1/2 of its share for $575,000. Under the original arrangement, the Company received 2% of the 6% interest as a management fee ($25,000 quarterly) and 4% interest on its investment ($11,500 quarterly). Under the extended note and revised operating agreement, the Company received a management fee of $6,625 quarterly and interest income of $11,500 quarterly until it was repaid in January 2011.

On January 24, 2011, Investors LLC and its three partners combined to form HOA Holdings, LLC ("HOA LLC") and completed the acquisition of HOA and Texas Wings, Inc. ("TW"). Together HOA LLC has created an operating company with 161 company-owned locations across sixteen states, or nearly half of all domestic Hooters restaurants and over one-third of the locations worldwide.

Investors, LLC had a note receivable in the amount of $5,000,000 from HOA that was repaid at closing. Investors LLC then invested $3,550,000 in HOA LLC (approximately 3.1%) ($500,000 of which was the Company's share). One of the investors in Investors LLC that owned a $1,750,000 share is a direct investor in HOA LLC and will now carry its ownership in HOA LLC directly. In July 2012, the Company acquired an additional interest of $300,000, at cost, from one of the partners for cash, which increased our ownership to approximately 22% of Investors LLC as of December 31, 2012.

Based on the current status of this investment, the Company does not consider the investment to be impaired.

EE Investors, LLC - On January 26, 2006, we acquired an investment in EE Investors, LLC with cash in the amount of $250,000. We acquired 1,205 units (3.378%) in EE Investors, LLC, whose sole asset is 40% of Edison Nation, LLC (formerly Bouncing Brain Productions, LLC). Edison Nation was formed to provide equity capital for new inventions and help bring them to market. The initial business plan included developing the products and working with manufacturers and marketing organizations to sell the products. This has evolved into a less hands-on program which involves selling products with patents to other larger companies and retaining royalties. Edison Nation has now reached cash flow break-even, and in addition has been retained by a number of companies for which they do product searches to supplement its business. Edison Nation plans to repay the majority of its debt in 2013 and expects to subsequently begin making distributions to its owners. Based on the current status of this investment, the Company does not consider the investment to be impaired.

87

5. PROPERTY AND EQUIPMENT

Property and equipment consists of the following at March 31, 2013 and December 31, 2012:

	2013	2012

Office and computer equipment	$35,076	$35,076
Furniture and fixtures	47,686	47,686
Restaurant furnishings and equipment	2,850,599	2,826,760
	2,933,361	2,909,522
Accumulated depreciation	(706,424)	(593,376)
	$2,226,937	$2,316,146

Restaurant furnishings and equipment consists of leasehold improvements, and bar, kitchen and restaurant equipment used in our five locations opened as of March 31, 2013. Depreciation expense was $109,091 and $76,265 for the three months ended March 31, 2013 and 2012, respectively, including $13,289 and $8,243 for capital lease assets. Restaurant furnishings and equipment includes capital lease assets from three of our South African restaurants of $141,413 with a net book value of $82,941 and $96,230 at March 31, 2013 and December 31, 2012, respectively.

6. INTANGIBLE ASSETS, NET

GOODWILL

Goodwill arose from the excess paid over the fair value of the net assets acquired for the three operating restaurants effective October 1, 2011 and amounts to $396,487. An evaluation was completed effective December 31, 2012 at which time the Company determined that no impairment was necessary.

FRANCHISE COST

Franchise cost for the Company’s Hooters restaurants consists of the following at March 31, 2013 and December 31, 2012. The Company is amortizing these costs from the opening of each restaurant for the 20 year term of the franchise agreement with HOA.

	2013	2012

Franchise cost:
South Africa	$433,888	$358,888
Brazil *	135,000	135,000
Hungary	104,684	104,684
	673,572	598,572
Accumulated amortization	(43,873)	(38,740)
Intangible assets, net	$629,699	$559,832

Three months ended March 31, 2013 and March 31, 2012:

Amortization expense	$5,133	$3,759

88

Amortization for franchise costs are as follows:

March 31,	Amount
2013	$23,179
2014	23,179
2015	23,179
2016	23,179
2017	23,179
Thereafter	303,804
Totals	$419,699

* The Brazil franchise cost and $75,000 of the South Africa franchise cost are not being amortized until we open the restaurants.

7. LONG-TERM DEBT AND NOTES PAYABLE

Long-term debt and notes payable are summarized as follows.

	March 31,	December 31,
	2013	2012

Note payable to a bank due in monthly installments of $1,739 including interest at Wall Street Journal Prime + 1% (minimum of 5.5%); remaining balance due August 10, 2013; collateralized by substantially all of the Company's assets and guaranteed by Mr. Pruitt	234,121	236,110

Notes payable and current portion of long-term debt	$234,121	$236,110

On April 11, 2013, the Company and Paragon Commercial Bank (“Paragon”) entered into a credit agreement (the “Credit Agreement”). The Credit Agreement provides for an additional $500,000 revolving credit facility with a one (1) year term from the Closing Date. This increases the Company’s obligation to Paragon to a total of approximately $734,000, which includes a prior note payable’s current outstanding balance of approximately $234,000. The Credit Agreement is available to be drawn at the Company’s discretion to finance investments in new business ventures and for the Company’s general corporate working capital requirements in the ordinary course of business. The note payable matures on August 10, 2013, whereas the new credit facility expires on April 10, 2014.

Borrowings under the Credit Agreement bear monthly interest at the greater of: (i) floor rate of 5.00% or (ii) the Wall Street Journal’s prime plus rate (currently 3.25%) plus 1.00%. All unpaid principal and interest are due one (1) year after the Closing Date. Any borrowings are secured by a lien on all of the Company’s assets. The obligations under the Credit Agreement are guaranteed by Mike Pruitt, the Company’s Chief Executive Officer.

89

8. OTHER LIABILITIES

Other liabilities, which consist of bank overdraft and term facilities at March 31, 2013 and December 31, 2012 are associated with the South African Operations and consist of the following:

	March 31,	December 31,
	2013	2012

Bank overdraft facilities (1)	$188,442	$254,251

Term facility (2)	-	112,950

Term facility (3)	169,317	180,445
	357,759	547,646
Other current liabilities	235,902	361,586
Other liabilities	$121,857	$186,060

(1)	Bank overdraft facilities are unsecured and have a total maximum facility of approximately $260,000. The interest rate as of March 31, 2013 is 11%. The facilities are reviewed annually and are payable on demand. Concurrently with the January 31, 2013 mentioned in (2) below, the Company was released from a facility totaling $56,529, and a $56,529 gain on settlement of debt was recognized in the first quarter of 2013.
(2)	Term facility is payable on demand and the facility is secured by certain assets of one of the Company’s shareholders. After ongoing negotiations between the bank and the Company, on January 31, 2013, $98,579 was paid in full satisfaction of the facility, resulting in a gain on settlement of debt of $14,371 which was recognized in the first quarter of 2013.
(3)	The monthly payments of principal and interests of the term facility total approximately $5,000 and have been made for the period from October 1, 2011 through March 2013. The interest rate at March 31, 2013 is 10.3%.

9. capital lease payable

Capital leases payable at March 31, 2013 and December 31, 2012 is associated with the South African Operations and consists of the following.

	March 31,	December 31,
	2013	2012

Capital lease payable, due in 49 monthly installments of $1,081, including interest at 10%, through April 2016	$36,150	$38,548

Capital lease payable, due in 32 monthly insallments of $800 including interest at 10%, through November 2014	15,123	17,183

Capital lease payable, due in 14 monthly installments of $1,470, including interest at 10%, through May 2013	2,993	7,389

Capital lease payable, due in 36 monthly installments of $1,022, including interest at 10%, through February 2015	22,817	25,363
Total capital leases payable	77,083	88,483
Current maturities	32,815	27,965
Capital leases payable, less current maturities	$44,268	$60,518

90

The capital leases cover point of sale and other equipment for three of the South African restaurants. Annual requirements for capital lease obligations are as follows:

March 31,	Amount
2013	$38,918
2014	32,592
2015	13,366
2016	2,228
Total minimum lease payments	87,104
Less: amount representing interest	(10,021)
Present Value of Net Minimum Lease Payments	$77,083

10. Stockholders’ Equity

The Company has 20,000,000 shares of its $0.0001 par value common stock authorized at both March 31, 2013 and December 31, 2012, and 3,698,896 shares issued and 3,698,896 shares outstanding at both March 31, 2013 and December 31, 2012. There are no options outstanding.

Effective May 11, 2012, the Company's common stock was reverse split, 1 share for each 2 shares issued, pursuant to a majority vote of the Company's shareholders. All share references have been adjusted as if the split occurred in to all periods presented.

2012 Transactions

On May 8, 2012, the Company issued 5,000 shares of its common stock in exchange for services to be performed over a six month period and valued at $32,400.

EQUITY RAISE

The Company filed a Form S-1 Registration Statement under the Securities Act of 1933 which was declared effective on June 21, 2012. The Company issued 2,444,450 units at $4.50 per unit, consisting of one share of Common Stock and one five year redeemable warrant (redeemable at the Company’s option) exercisable at $5.00 per share for an issuance value of $11 million (net $7.2 million). The issuance of shares included shares issued upon the conversion of notes payable and accrued interest of approximately $1.9 million and shares issued for the purchase of a percentage of the Hoot SA non-controlling interest of approximately $1.0 million.

During August 2012, treasury stock shares of 256,615 were cancelled and returned to the Company.

91

11. RELATED PARTY TRANSACTIONS

Due to related parties

The Company has received non-interest bearing loans and advances from related parties. The amounts owed by the Company as of March 31, 2013 and December 31, 2012 are as follows:

	2013	2012

Hoot SA I, LLC	$12,191	$12,191
Chanticleer Investors, LLC	1,542	1,542
	$13,733	$13,733

Due from related parties

The Company has earned income from and made advances to related parties. The amounts owed to the Company at March 31, 2013 and December 31, 2012 is as follows:

	2013	2012

Chanticleer Dividend Fund, Inc.	$69,281	$74,281
Hoot SA II, III, IV LLC	44,467	43,618
	$113,748	$117,899

Chanticleer Investors LLC

Investors LLC collected its note receivable and reinvested $3,550,000 in HOA LLC (See Note 4). There was no management income from Investors LLC in the three months ended March 31, 2013 or 2012.

Chanticleer Investors II LLC

The Company manages Investors II and earned management income of $61,743 and $0 in the three months ended March 31, 2013 and 2012, respectively.

Chanticleer Dividend Fund, Inc. ("CDF")

On November 10, 2010 the Company formed CDF under the general corporation laws of the State of Maryland. CDF filed a registration statement under Form N-2 to register as a non-diversified, closed-end investment company in January 2011. The Company, through Advisors, will have a role in management of CDF when its registration statement becomes effective. CDF continues to look for opportunities to use the entity, including for growth capital in the restaurant industry.

Hoot SA, LLC; Hoot SA II, LLC; Hoot SA III, LLC and Hoot SA IV, LLC

The Hoot partnerships were formed to help finance the first four Hooters restaurants in South Africa.

North American Energy Resources, Inc. ("NAEY")

The Company's CEO became CEO and a director of NAEY during 2010 and the Company received 150,000 common shares for management services. The shares were valued at $10,500, based on the trading price of NAEY at the time. The Company's CEO resigned as CEO of NAEY in December 2010 and remains a director. During June 2011, the Company’s CEO contributed 1,790,440 shares of NAEY to the Company which was valued at $125,331 based on the trading price at the time. Mr. Pruitt did not receive additional compensation as a result of the transfer.

92

Avenel Financial Group, Inc.

Avenel Financial Group, Inc. is a company owned by Mr. Pruitt. Advances previously made to the Company were repaid during 2011. Avenel Financial Group, Inc. invested as a limited partner in the South African Hooters locations. Avenel Financial Group, Inc. invested $14,000, $12,500, and $25,000 in the Durban, Johannesburg, and Cape Town locations, respectively, and is entitled to receive approximately 2.0%, 1.5%, and 2.9%, respectively, of the net profits after taxation (“SA Profits”) of each of the locations until payout. As of March 31, 2013, Avenel Financial Group, Inc. has received an aggregate of $6,441 in SA Profits and $49,816 in return of investment under the same terms as the other limited partners.

12. SEGMENTS OF BUSINESS

The Company is organized into two segments.

Management and consulting services ("Management")

The Company provides management and consulting services for small companies which are generally seeking to become publicly traded. The Company also provides management and investment services for Investors LLC, Investors II and other unaffiliated companies. On March 22, 2013, Chanticleer Holdings, Inc. announced its intention to exit the fund management business. Chanticleer Advisors, LLC (“Advisors”) resigned as manager of Chanticleer Investors II (“Investors”), effective May 1, 2013. Matthew Miller and Joe Koster, two of the current fund managers, ceased to be employed by Advisors and will control a new entity, Boyles Asset Management, LLC (“Boyles”), which will continue management of Investors,. Mr. Michael Pruitt resigned as one of the portfolio managers. From this arrangement, the Company will have an ongoing economic benefit from this aspect of the business, while eliminating the losses associated with the fund management business. Chanticleer Advisors has failed to produce profits and has produced operating losses since inception. Also based on the exit from the fund management business, on April 26, 2013 the Company’s subsidiary Chanticleer Investment Partners’ status as an investment advisor was terminated.

Operation of restaurants ("Restaurants")

At March 31, 2013, the Company has majority ownership of four restaurants and a management company in South Africa and one restaurant in Hungary which opened in August 2012. In South Africa, the fourth restaurant opened in February 2012. At March 31, 2013, the Company has 49% ownership of two restaurants in Australia, one of which opened in January 2012 and the second is under construction and expected to open in the second quarter of 2013. The operations in Australia will be accounted for using the equity method. The Company has also begun activity in Brazil and Europe, but has not finalized any arrangement.

93

Financial information regarding the Company's segments is as follows for the three months ended March 31, 2013 and 2012.

Three months ended March 31, 2013

	Management	Restaurants	Total

Revenues	$25,000	$1,642,122	$1,667,122

Interest expense	$26,222	$10,721	$36,943

Depreciation and amortization	$2,190	$112,034	$114,224

Loss from continuing operations	$(621,849)	$(149,793)	$(771,642)
Income from discontinued operations			9,468
Non-controlling interest			24,331
Net loss			$(737,843)

Assets	$1,143,885	$4,466,740	$5,610,625
Non-restaurant investments			1,083,185
			$6,693,810

Liabilities	$457,231	$1,431,232	$1,888,463

Expenditures for non-current assets	$-	$23,839	$23,839

Three months ended March 31, 2012

	Management	Restaurants	Total

Revenues	$25,000	$1,387,495	$1,412,495

Interest expense	$171,352	$13,758	$185,110

Depreciation and amortization	$2,190	$77,834	$80,024

Loss from continuing operations	$(494,774)	$(209,666)	$(704,440)
Loss from discontinued operations			(61,863)
Non-controlling interest			62,518
Net loss			$(703,785)

Assets	$1,887,587	$2,580,139	$4,467,726
Non-restaurant investments			962,735
			$5,430,461

Liabilities	$4,581,483	$1,120,350	$5,701,833

Expenditures for non-current assets	$-	$316,683	$316,683

13. COMMITMENTS AND CONTINGENCIES

Effective August 1, 2010, the Company extended its office lease agreement for its office for a term of one year with monthly lease payments of $2,100. Since August 1, 2011, the office lease continues at the same rate on a month-to-month basis. On July 1, 2012, the Company signed a one year office lease agreement for a satellite office in Florida for one year at a monthly rate of $800; the lease is not being renewed upon its expiration in June, 2013.

94

The Company leases the land and buildings for its four restaurants in South Africa and one restaurant in Hungary through its subsidiaries. The South Africa leases are for five year terms and the Hungary lease is for a 10 year term and include options to extend the terms. We lease some of our restaurant facilities under “triple net” leases that require us to pay minimum rent, real estate taxes, maintenance costs and insurance premiums and, in some instances, percentage rent based on sales in excess of specified amounts.

Rent obligations for our five restaurants are presented below:

2013	$525,938
2014	531,307
2015	482,003
2016	321,050
thereafter	584,723
Totals	$2,445,021

Rent expense for the three months ended March 31, 2013 and March 31, 2012 was $193,585 and $137,791, respectively. Rent expense for the three months ended March 31, 2013 and March 31, 2012 for the South African restaurants was $183,978 and $131,266, respectively, and is included in the “Restaurant operating expenses” of the Consolidated Statement of Operations. Rent expense for the three months ended March 31, 2013 and March 31, 2012 for the management segment was $9,607 and $6,525, respectively, and is included in the “General and administrative expense” of the Consolidated Statement of Operations.

On October 12, 2012, Francis Howard (“Howard”), individually and on behalf of all other similarly situated, filed a lawsuit against Chanticleer Holdings, Inc. (The “Company”), Michael D. Pruitt, Eric S. Lederer, Michael Carroll, Paul I. Moskowitz, Keith Johnson (The “Individual Defendants”), Merriman Capital, Inc., Dawson James Securities, Inc. (The “Underwriter Defendants”), and Creason & Associates P.L.L.C. (The “Auditor Defendant”), in the U.S. District Court for the Southern District of Florida.  The class action lawsuit alleges violations of Section 11 of the Securities Act against all Defendants, violations of Section 12(a)(2) of the Securities Act against only the Underwriter Defendants, and violations of Section 15 against the Individual Defendants.  Howard seeks unspecified damages, reasonable costs and expenses incurred in this action, and such other and further relief as the Court deems just and proper. On October 15th, 2012, the Honorable Judge James I. Cohn filed an Order setting the Calendar Call for the case for June 13th, 2013, and the Trial Date for the trial period commencing on June 17th, 2013.  On October 31st, 2012, the Company and the Individual Defendants retained Stanley Wakshlag at Kenny Nachwalter, P.A. to represent them in this litigation. Requests by the Underwriting Defendants for indemnification were denied.  On November 2nd, 2012, we filed a Joint Motion to Extend Deadline to Respond to Class Action Complaint, requesting that our responsive pleading deadline be delayed until after a lead Plaintiff is named.  That Motion was approved, and on December 12th, 2012, Howard filed a Motion to Appoint himself Lead Plaintiff and to Approve his Selection of The Rosen Law Firm, P.A. as his Counsel.  An Order appointing Francis Howard and the Rosen Law Firm as lead Plaintiff and lead Plaintiff’s Counsel was entered on January 4, 2013. Therein, Judge Cohn also reset Calendar Call for October 10, 2013; trial was reset for the two-week period commencing October 15, 2013. On February 19, 2013, Plaintiff filed an Amended Complaint. On April 5, 2013, the Company, Individual Defendants, and the Auditor Defendant (separately) filed a Motion to Dismiss the Action; Plaintiff filed an Opposition to Chanticleer Defendant’s (and Auditor Defendant’s) Motions to Dismiss on April 22, 2013. On May 9, 2013, the Company and Individual Defendants filed a Reply Memorandum of Defendants Chanticleer Holdings, Inc., Michael D. Pruitt, Eric S. Lederer, Michael Carroll, Paul I. Moskowitz, and Keith Johnson in Support of Their Motion to Dismiss the Amended Class Action Complaint. Judge Cohn has yet to make a ruling on the Motions. On May 20, 2013, the Plaintiff filed a Notice of Voluntary Dismissal of Defendants Dawson James Securities, Inc. and Merrimal Capital, Inc. Pursuant to the Federal Rules of Civil Procedure 41(a)(1)(A).

Given that the outcome of litigation is inherently uncertain, and the early stage of this class action, the Company can neither comment on the probability of potential liabilities, nor provide an estimate of such. As of March 31, 2013, no amounts have been accrued for related to this matter.

95

On March 26, 2013, our South African operations received Notice of Motion filed in the Kwazulu-Natal High Court, Durban, Republic of South Africa, filed against Rolalor (PTY) LTD (“Rolalor”) and Labyrinth Trading 18 (PTY) LTD (“Labyrinth”) by Jennifer Catherine Mary Shaw (“Shaw”). Rolalor and Labyrinth were the original entities formed to operate the Johannesburg and Durban locations, respectively. On September 9, 2011, the assets and the then-disclosed liabilities of these entities were transferred to Tundraspex (PTY) LTD (“Tundraspex”) and Dimaflo (PTY) LTD (“Dimaflo”), respectively. The current entities, Tundraspex and Dimaflo are not parties in the lawsuit. Shaw is requesting that the Respondents, Rolalor and Labyrinth, be wound up in satisfaction of an alleged debt owed in the total amount of R4,082,636 (approximately $480,000). The Company intends to vigorously defend itself in this matter.

Given that the outcome of litigation is inherently uncertain and the early stage of this action, the Company can neither comment on the probability of potential liabilities, nor provide an estimate of such. As of March 31, 2013, no amounts have been accrued for related to this matter.

On April 1, 2013, the Company received a subpoena from the Securities and Exchange Commission, requesting various corporate documents relating to operations.  The Company submitted its response on its due date, April 30, 2013. The Company intends to fully cooperate with the subpoena and any subsequent requests.

The Company has engaged outside South African tax experts in September 2012 to assist with compliance with Value Added Tax (VAT), payroll taxes, and income taxes in South Africa. A voluntary disclosure agreement has been submitted and the Company is awaiting contact from the South African governmental agency. As of March 31, 2013, $363,228 has been accrued and is included in accounts payable and accrued expenses in our condensed consolidated balance sheet.

In connection with the acquisition of the business as described in Note 3 (whereby,  on October 1, 2011, Rolalor (Pty.) Ltd., Alimenta 177 (Pty.) Ltd. and Labyrinth Trading (Pty.) Ltd. transferred their respective net assets to the newly formed entities controlled by the Company), the Company believes the purchase and sale with the seller was accomplished in accordance with the laws and regulations of the taxing authorities in South Africa. However, there can be no absolute assurance as to whether the business acquired continues to have any outstanding tax and regulatory filing requirements, as well as whether the local authorities could seek to recover any unpaid taxes or other amounts due from the Company, its shareholders or others. The Company is not aware of any existing obligations that remain outstanding for which the Company may be required to settle. In connection with acquiring the net assets of the business, the Company may be entitled to be reimbursed by the seller for any pre-acquisition obligations of the business that may arise, post-acquisition.

In addition, the Company has not filed certain corporate income tax returns for previous years, which could potentially result in penalties upon filing these returns.

96

14. DISCLOSURES ABOUT FAIR VALUE

Assets and liabilities measured at fair value on a recurring basis are summarized in the following tables according to FASB ASC 820 pricing levels.

Fair Value Measurement Using
Quoted prices
		in active	Significant
		markets of	other	Significant
		identical	observable	Unobservable
	Recorded	assets	inputs	Inputs
	value	(Level 1)	(Level 2)	(Level 3)

March 31, 2013
Assets:
Available-for-sale securities	$33,185	$31,685	$1,500	$-

December 31, 2012
Assets:
Available-for-sale securities	$56,949	$55,449	$1,500	$-

At March 31, 2013 and December 31, 2012, the Company's available-for-sale equity securities were valued using Level 1 and Level 2 inputs as summarized above. Level 1 inputs are based on unadjusted prices for identical assets in active markets that the Company can access. Level 2 inputs are based on quoted prices for similar assets other than quoted prices in Level 1, quoted prices in markets that are not yet active, or other inputs that are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets.

The Company does not have any investments that are measured on a recurring basis using Level 3 inputs.

Certain assets are not carried at fair value on a recurring basis, including investments accounted for under the equity and cost methods. Accordingly, such investments are only included in the fair value hierarchy disclosure when the investment is subject to re-measurement at fair value after initial recognition and the resulting re-measurement is reflected in the consolidated financial statements.

See Note 4 for further details of the Company's investments.

15. SUBSEQUENT EVENTS

On April 11, 2013 (the “Closing Date’), Chanticleer Holdings, Inc. and Paragon Commercial Bank (“Paragon”) entered into a credit agreement (the “Credit Agreement”). The Credit Agreement provides for an additional $500,000 revolving credit facility with a one (1) year term from the Closing Date. This increases the Company’s obligation to Paragon to a total of approximately $734,000, including a prior note payable’s current outstanding balance of approximately $234,000. The Credit Agreement is available to be drawn at the Company’s discretion to finance investments in new business ventures and for the Company’s general corporate working capital requirements in the ordinary course of business. As of May 9, 2013, the Company has drawn $130,000 on the revolving credit facility. The note payable expires on August 10, 2013, whereas the new credit facility expires on April 10, 2014.

Borrowings under the Credit Agreement bear monthly interest at the greater of: (i) floor rate of 5.00% or (ii) the Wall Street Journal’s prime plus rate (currently 3.25%) plus 1.00%. All unpaid principal and interest are due one (1) year after the Closing Date. Any borrowings are secured by a lien on all of the Company’s assets. The obligations under the Credit Agreement are guaranteed by Mike Pruitt, the Company’s Chief Executive Officer.

On April 22, 2013, the Company issued 4,000 shares of the Company’s common stock in exchange for investor relations services to be performed over a 12 month period, valued at $7,720.

97

16. RESIGNATION OF SOUTH AFRICAN CHIEF FINANCIAL OFFICER

On September 7, 2012, the audit committee of Chanticleer Holdings, Inc. (the “Company”), upon recommendation of the Company’s management determined that the Company’s Consolidated Financial Statements for its fiscal year ended December 31, 2011 as originally filed in the Form 10-K could no longer be relied on. The Company determined that the Financial Statements of Kiarabrite (Pty) Ltd., Dimaflo (Pty) Ltd., Tundraspex (Pty) Ltd., Civisign (Pty) Ltd., Dimalogix (Pty) Ltd., and Chanticleer & Shaw Foods (Pty.) Ltd. (collectively referred to as the “South Africa Operations”) which are the South African management company and the four entities organized for the stores we operate in South Africa and the company that owns the HOA franchise rights for the territory of South Africa, were not audited as the Company was led to believe. Accordingly, this Amendment is being filed to include the report of the independent registered public accounting firm responsible for performing the audit of our South Africa Operations. The following tables reflect the items which changed as a result of the restatement and includes the balances as previously reported, the adjustments and the restated balance.

On September 7, 2012, the Company’s South African Chief Financial Officer (“SA CFO”) resigned. It was determined that the SA CFO had committed certain illegal acts, fraud and certain misrepresentations of facts. Due to the SA CFO’s actions, certain taxes were not paid. In addition, the applicable tax forms were not filed during the proper periods. The Company has engaged tax experts to assist in the tax process. The Company also discovered approximately $128,000 (net of repayments of approximately $50,000) and approximately $85,000 (net of repayments of approximately $43,000) of cash that was misappropriated by the SA CFO during the periods ended March 31, 2013 and December 31, 2012, respectively (presented as “other receivable” on the Company’s combined balance sheets). As of March 31, 2013, approximately $50,000 has been recovered by the Company and payment plans are in place for the remainder.

98